Exhibit 10.12

Securities Purchase Agreement

among

Gloo Holdings, LLC

Flourish Holdings, Inc.

Midwestern Interactive, LLC

and

Matthew S. Johnson

Dated as of January 3, 2025

TABLE OF CONTENTS

Page

Article I Definitions; Interpretation		1
1.1	Definitions	1
1.2	Interpretation	1
Article II Purchase and Sale of Acquired Securities		2
2.1	Purchase and Sale of Acquired Securities	2
2.2	Purchase Price	2
2.3	Purchase Price Adjustment	3
2.4	Tax Treatment	5
2.5	Withholding Tax	5
Article III Closing		6
3.1	Closing	6
3.2	Delivery of Acquired Securities	6
3.3	Delivery of Purchaser Securities	6
3.4	Delivery by Purchaser of Closing Payments	6
Article IV Representations and Warranties Relating to Sellers		6
4.1	Standing	6
4.2	Title to Acquired Securities	7
4.3	Authority; Execution and Delivery; Enforceability	7
4.4	No Conflicts; Consents	8
4.5	Brokers	8
4.6	Solvency	8
4.7	Investment Representations	8
Article V Representations and Warranties Relating to the Company		10
5.1	Organization; and Good Standing	10
5.2	Equity Securities; Capitalization	10
5.3	Authority; Execution and Delivery; Enforceability	11
5.4	No Conflicts; Consents	11
5.5	Financial Matters	12
5.6	No Undisclosed Liabilities	13
5.7	Absence of Changes	13
5.8	Indebtedness	16
5.9	Tangible Property; Real Property	16
5.10	Intellectual Property	16
5.11	Data Protection	19
5.12	Material Contracts	21
5.13	Insurance	23
5.14	Legal Proceedings; Orders	23
5.15	Compliance with Laws; Permits	24
5.16	Taxes	24
5.17	Employee Benefit Matters	26
5.18	Employment Matters	28
5.19	Environmental Matters	29
5.20	Client Relations	29
5.21	Vendors and Suppliers	29
5.22	Brokers	30
5.23	Affiliate Transactions	30
5.24	PPP Loans and COVID-19	30
5.25	Warranties	30
5.26	No Other Representations and Warranties	31

i

5.27	Independent Investigation	31
Article VI Representations and Warranties of Purchaser		32
6.1	Organization; Authority; Execution	32
6.2	No Conflicts; Consents	32
6.3	Investment Purpose	32
6.4	Brokers	34
6.5	Legal Proceedings	34
6.6	Solvency	34
6.7	Independent Investigation	34
6.8	No Other Representation or Warranties	35
Article VII Covenants		35
7.1	Tax Matters	35
7.2	Transfer Taxes	37
7.3	Further Assurances; No Avoidance	37
7.4	Publicity	37
7.5	Seller Release	37
7.6	Certain Restrictions	38
7.7	Certain Post-Closing Rights and Obligations	40
Article VIII Closing Deliverables		41
8.1	Sellers’ Closing Deliveries	41
8.2	Purchaser Closing Deliveries	42
Article IX Survival; Indemnification		43
9.1	Survival	43
9.2	Indemnification by the Sellers	43
9.3	Indemnification by Purchaser	45
9.4	Claim Notice	45
9.5	Exclusive Remedy; No Double Recovery	49
9.6	Remedies Cumulative; Specific Performance	50
9.7	Determination of Losses	50
9.8	Tax Treatment	50
9.9	Payment or Reimbursement of Losses	50
9.10	Right to Setoff	50
Article X General Provisions		51
10.1	The Seller Disclosure Schedule	51
10.2	Assignment	51
10.3	No Third-Party Beneficiaries	51
10.4	Notices	51
10.5	Counterparts	52
10.6	Entire Agreement	52
10.7	Amendments	52
10.8	Severability	52
10.9	Governing Law; Venue; Waiver of Jury Trial	53
10.10	Waiver	53
10.11	Construction	54
10.12	Legal Representation	54
10.13	Expenses	54

APPENDICES, EXHIBITS, AND SCHEDULES

Appendices

Appendix A F-Reorganization

Appendix B Definitions

ii

Appendix C Notice Addresses

Exhibits

Exhibit A Securities Assignment

Exhibit B Lease Agreement

Exhibit C Call Option Agreement

Exhibit D Company LLC Agreement

Exhibit E Installment Payment Promissory Note

Exhibit F Permitted Indebtedness Promissory Note No. 1

Exhibit G Permitted Indebtedness Promissory Note No. 2

Schedules

Schedule 7.1(d) Allocation Principles

Schedule 8.1(g) Government Approvals and Third-Party Consents

Schedule 8.1(h) Terminated Affiliate Contracts

iii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of January 3, 2025 (the “Effective Date”), is among Gloo Holdings, LLC, a Delaware limited liability Company (“Purchaser”), Midwestern Interactive, LLC, a Missouri limited liability company (the “Company”), Flourish Holdings, Inc., a Missouri corporation (“NewCo”) and sole equity owner of the Company, and Matthew S. Johnson, an individual residing in the State of Missouri (“Johnson” and together with NewCo, the “Sellers” and each individually, a “Seller”). Purchaser, the Sellers, and the Company are referred to in this Agreement collectively as the “Parties” and each individually as a “Party.”

Preliminary Statements

A. Prior to the date of this Agreement, the Sellers and the Company consummated the Restructuring (as set forth on Appendix A).

B. As of the date of this Agreement, (i) Johnson owns one hundred percent (100%) of the issued and outstanding Equity Securities of NewCo (the “NewCo Common Stock”), and (ii) NewCo owns one hundred percent (100%) of the issued and outstanding Equity Securities of the Company (the “Company Common Stock”).

C. The Sellers desire to cause NewCo to sell to Purchaser, and Purchaser desires to purchase from NewCo, eighty percent (80%) of the issued and outstanding Company Common Stock (the “Acquired Securities”) in exchange for the Purchase Price.

D. For U.S. federal Income Tax purposes, the transactions contemplated by this Agreement are intended to be treated as (i) the sale by NewCo of a pro rata portion of the assets and liabilities of the Company to Purchaser in exchange for the Closing Cash Consideration, which sale will be governed by Section 1001 of the Code, and (ii) a contribution by NewCo of a pro rata portion of the assets and liabilities of the Company to Purchaser in exchange for the Purchaser Securities, which contribution will be governed by Section 721 of the Code (the “Agreed Tax Treatment”).

Agreement

In consideration of the representations, warranties, covenants, and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

Article I
Definitions; Interpretation

1.1 Definitions. Capitalized terms and other terms used in this Agreement have the respective meanings set forth in Appendix B.

1.2 Interpretation. As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require: (a) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are, in fact, followed by such words or words of similar import; (b) the word “or” is not exclusive; (c)

references to an “Article,” “Section,” “preamble,” “Recital,” or any other subdivision, or to an “Appendix,” “Exhibit,” “Schedule,” or “Disclosure Schedule” are to an article, section, preamble, recital, or subdivision of this Agreement, or to an appendix, exhibit, schedule, or disclosure schedule to this Agreement; (d) any word in the singular form includes the plural and vice versa; (e) references to this Agreement or any other Transaction Document include all appendices, exhibits, schedules, disclosure schedules, and other attachments related thereto; (f) references to any Law are to it as amended, modified, supplemented, and restated as of the date of this Agreement, and references to any statute will be deemed also to refer to all rules and regulations promulgated thereunder; (g) except for references in the Seller Disclosure Schedule, references to any Person include such Person’s respective predecessors, successors, and permitted assigns (and in the case of a natural person, such Person’s heirs, estate, and personal representatives); (h) references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

Article II
Purchase and Sale of Acquired Securities

2.1 Purchase and Sale of Acquired Securities. On the terms and subject to the conditions of this Agreement, at the Closing, NewCo shall transfer, sell, assign, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from NewCo, all of NewCo’s right, title, and interest in and to the Acquired Securities, free and clear of all Encumbrances other than Permitted Equity Encumbrances, in exchange for the Purchase Price.

2.2 Purchase Price.

(a) Calculation. The aggregate consideration to be paid by or on behalf Purchaser to the Sellers for the purchase of the Acquired Securities and the other Contemplated Transactions (the “Purchase Price”) will be:

(i) an amount equal to Two Million One Hundred Twenty Thousand Dollars ($2,120,000.00) (the “Closing Cash Consideration”), which amount will be paid by Purchaser to NewCo at Closing by wire transfer of immediately available funds; plus

(ii) a promissory note in the principal amount equal to Three Million One Hundred Eighty Thousand Dollars ($3,180,000.00) in substantially the form of Exhibit E (the “Installment Payment Promissory Note”), which amount will be paid by Purchaser to NewCo in twenty-four (24) substantially equal monthly installments; plus

(iii) a promissory note in the principal amount equal to Six Million Four Hundred Ninety Two Thousand Four Hundred Forty Five and 05/100 Dollars ($6,492,445.05) in substantially the form of Exhibit F (the “Permitted Indebtedness Promissory Note No. 1”); plus

(iv) a promissory note in the principal amount equal to Two Million Three Hundred Seventy-Four Thousand Twenty-Five and 35/100 Dollars ($2,374,025.35) in substantially the form of Exhibit G (the “Permitted Indebtedness Promissory Note No. 2” and, collectively with the Installment Promissory Note and the Permitted Indebtedness Promissory Note No. 1, the “Promissory Notes”); plus

(v) 2,083,333 Gloo $6.00 Units, which the Parties agree shall have an aggregate value as of the Closing Date of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) (the “Purchaser Securities”); plus or minus

(vi) the Adjustment Amount, if any.

(b) Preliminary Estimates. At least three (3) days before the Closing Date, the Sellers shall prepare and deliver to Purchaser for Purchaser’s review and good faith approval a written notice (the “Sellers’ Statement”) containing (i) a balance sheet of the Company as of the Effective Time, prepared in accordance with the Accounting Principles (the “Initial Balance Sheet”); and (ii) the Sellers’ good faith estimated calculation of each of the following as of the Effective Time: (A) the Working Capital of the Company (“Estimated Working Capital”); (B) the aggregate Indebtedness of the Company other than the Permitted Indebtedness (“Estimated Indebtedness”); (C) Closing Cash Consideration; and (D) unpaid Seller Transaction Expenses (“Estimated Seller Transaction Expenses”).

2.3 Purchase Price Adjustment.

(a) Purchaser Statement. No later than ninety (90) days after the Closing Date, the Company shall prepare and deliver to NewCo a written notice (the “Purchaser Statement”) containing (i) a balance sheet of the Company as of the Effective Time, prepared in accordance with the Accounting Principles (the “Closing Balance Sheet”); and (ii) Purchaser’s good faith calculation of each of the following as of the Effective Time: (A) the Working Capital of the Company (“Closing Working Capital”); (B) the aggregate Indebtedness of the Company other than the Permitted Indebtedness (“Closing Indebtedness”); and (C) unpaid Seller Transaction Expenses (“Closing Seller Transaction Expenses”). NewCo will have until 5:00 p.m. Mountain Time on the date that is thirty (30) days after delivery of the Purchaser Statement (the “Review Period”) to review the items set forth therein.

(b) Cooperation. Until final determination of Closing Working Capital, Closing Indebtedness, Closing Cash Consideration, and Closing Seller Transaction Expenses pursuant to this Section 2.3, each Party shall use its Commercially Reasonable Efforts to, and to cause such Party’s Representatives to, cooperate with the other Parties, the Accountant (if applicable), and their respective Representatives in connection with the preparation and review of the calculations contemplated by this Section 2.3, including providing reasonable access during ordinary business hours to the books and records (excluding any privileged work papers), accountants, and employees of such Party; provided that any Party submitting documents or information to the Accountant shall provide a copy thereof to each other Party immediately after such submission to the Accountant.

(c) Acceptance by NewCo. If (i) at any time during the Review Period, NewCo notifies Purchaser in writing of its acceptance of Closing Working Capital, Closing Indebtedness, and/or Closing Seller Transaction Expenses set forth in the Purchaser Statement, or (ii) NewCo fails to deliver a timely Objection Notice in accordance with Section 2.3(d), then Purchaser’s calculation of Closing Working Capital, Closing Indebtedness, and/or Closing Seller Transaction Expenses, as the case may be, will be deemed accepted by NewCo and will be final and binding.

(d) Disagreement by NewCo. If NewCo disputes any item in the Purchaser Statement, NewCo may, before expiration of the Review Period, deliver to Purchaser an objection notice (an “Objection Notice”), which must set forth, in reasonable detail: (i) the items and amounts in dispute; (ii) the reasons for each such dispute and any supporting documentation with respect thereto; and (iii) NewCo’s proposed calculation of Closing Working Capital, Closing Indebtedness, and/or Closing Seller Transaction Expenses, as the case may be. Any item not specifically disputed in the Objection Notice will be deemed accepted by NewCo and will be final and binding.

(e) Dispute Resolution.

(i) If NewCo delivers a timely Objection Notice in accordance with Section 2.3(d), then Purchaser and NewCo shall use their respective Commercially Reasonable Efforts to resolve the disputed items set forth in the Objection Notice during the thirty (30) day period after delivery of the Objection Notice to Purchaser (the “Resolution Period”). If, during the Resolution Period, Purchaser and NewCo agree as to any disputed items, then Purchaser and NewCo shall execute a written acknowledgement of such agreement, and such agreement will be final and binding with respect to such agreed items.

(ii) If any items remain in dispute upon expiration of the Resolution Period (the “Disputed Items”), they will be submitted to the Accountant for resolution. NewCo and Purchaser shall use their respective Commercially Reasonable Efforts to engage the Accountant (including executing engagement letters and other documents) within fifteen (15) days after expiration of the Resolution Period. Purchaser and NewCo shall instruct the Accountant that it: (A) will act as an expert in accounting, and not as an arbitrator, to resolve, in accordance with this Agreement, only the Disputed Items; (B) may not determine an amount for any Disputed Item greater than the greatest amount claimed by a Party with respect to such item or less than the lowest amount claimed by a Party with respect to such item; (C) will use Commercially Reasonable Efforts to deliver to Purchaser and NewCo a reasonably detailed written decision, as promptly as practicable and, in any event, within thirty (30) days after the engagement of the Accountant; and (D) may not engage in ex parte communications with any Party or its Representatives. The Accountant’s resolution will be final and binding with respect to the Disputed Items.

(iii) The expenses and fees of the Accountant shall be paid by Purchaser, on the one hand, and jointly and severally by the Sellers, on the other hand, in proportion to the amounts by which their aggregate positions set forth in the

Purchaser Statement (with respect to Purchaser) and the Sellers’ Objection Notice (with respect to the Sellers), differ from the Accountant’s final aggregate determination, respectively.

(f) Calculation of Adjustment Amount. After final determination of Closing Working Capital, Closing Indebtedness, Closing Cash Consideration, and Closing Seller Transaction Expenses pursuant to this Section 2.3, the Purchase Price payable to NewCo (or its designees) will be adjusted on a dollar for dollar basis as follows: (A) reduced by the amount, if any, by which Closing Working Capital is less than the Working Capital Target or increased by the amount, if any, by which Closing Working Capital is greater than the Working Capital Target; (B) reduced by the amount, if any, by which Closing Indebtedness is greater than Estimated Indebtedness or increased by the amount, if any, by which Closing Indebtedness is less than the Estimated Indebtedness; and (C) reduced by the amount, if any, by which Closing Seller Transaction Expenses are greater than Estimated Seller Transaction Expenses or increased by the amount, if any, by which Closing Seller Transaction Expenses are less than Estimated Seller Transaction Expenses. The “Adjustment Amount” means the net amount, if any, of all sums that are an increase or decrease to the Purchase Price as contemplated by this Section 2.3(f); provided, that if such net amount has an absolute value of less than One Million Dollars ($1,000,000), then the “Adjustment Amount” will be deemed to be zero dollars ($0.00). For the avoidance of doubt, the Purchase Price shall be adjusted with respect to the matters that are the subject of this Section 2.3 only to the extent of the Adjustment Amount (if any).

(g) Payment of Adjustment Amount. Not more than three (3) Business Days after final determination of the Adjustment Amount pursuant to this Section 2.3, (i) if the Adjustment Amount is negative, the Sellers shall, jointly and severally, pay or cause to be paid to Purchaser (or its designees), by wire transfer of immediately available funds to the account(s) designated in writing by Purchaser, and amount in cash equal to the Adjustment Amount or, (ii) if the Adjustment Amount is positive, Purchaser shall pay or cause to be paid to the Sellers (or their respective designees), by wire transfer of immediately available funds to the account(s) designated in writing by the Sellers, an amount in cash equal to the Adjustment Amount.

2.4 Tax Treatment. The Parties agree to treat the transactions contemplated by this Agreement in a manner consistent with the Agreed Tax Treatment for U.S. federal Income Tax purposes.

2.5 Withholding Tax. Purchaser will be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement (or, as the case may be, be promptly reimbursed therefor) such amounts as may be required to be deducted or withheld under applicable Law. Except for any deduction and withholding required as a result of a Person failing to timely deliver the items set forth in Section 8.1(j) or required in connection with the payment of any compensation, Purchaser shall use Commercially Reasonable Efforts to provide Sellers with written notice of its intent to withhold at least three (3) days prior to the Closing, and the parties shall use Commercially Reasonable Efforts to cooperate to mitigate or eliminate any such withholding to the maximum extent permitted by Law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person entitled to receipt of the payment in respect of which such deduction and withholding was made by such Party.

Article III
Closing

3.1 Closing. The purchase and sale of the Acquired Securities shall take place simultaneously with the execution of this Agreement (the “Closing”) on the date hereof (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). Notwithstanding the foregoing and regardless of the time at which funds are actually transmitted, the purchase and sale of the Acquired Securities will be deemed to have been consummated at 12:01 a.m. Mountain Time on the Closing Date (the “Effective Time”). The calculation and payment of the Closing Cash Consideration and the delivery of the Purchaser Securities, all Transaction Documents, certificates, and instruments to be delivered at the Closing, will be deemed to have been delivered simultaneously, and neither the delivery of the Closing Cash Consideration nor any such Transaction Documents, certificates, and instruments will be deemed delivered or waived until all have been delivered or waived.

3.2 Delivery of Acquired Securities. At the Closing, NewCo shall deliver to Purchaser an assignment of securities for the Acquired Securities in substantially the form of Exhibit A (the “Securities Assignment”), duly executed by an authorized representative of NewCo.

3.3 Delivery of Purchaser Securities. At the Closing, Purchaser will deliver or cause to be delivered the Purchaser Securities to NewCo.

3.4 Delivery by Purchaser of Closing Payments. At Closing, Purchaser shall deliver or cause to be delivered the Closing Cash Consideration as follows, by wire transfer of immediately available funds to the account designated in writing by Purchaser before the Closing Date:

(a) The Estimated Indebtedness to the payees thereof;

(b) The Estimated Seller Transaction Expenses to the payees thereof in accordance with the Seller Transaction Expense Invoices; and

(c) The Net Closing Cash Consideration to NewCo.

Article IV
Representations and Warranties Relating to Sellers

Sellers, jointly and severally, hereby represent and warrant to Purchaser as of the Closing (unless otherwise specified):

4.1 Standing. If a natural person, such Seller has legal capacity to enter into this Agreement. If a corporation, limited liability company, partnership or other entity, such Seller is duly organized, validly existing and in good standing (if the concept of good standing applies) under the Laws of the jurisdiction of its incorporation or formation.

4.2 Title to Acquired Securities.

(a) NewCo: (i) has good and valid title to, and record and beneficial ownership of, the Acquired Securities, free and clear of all Encumbrances, other than Permitted Equity Encumbrances; (ii) except for this Agreement or as set forth on Section 4.2(a)(ii) of the Seller Disclosure Schedule, has not granted any option or other right in or to any of the Acquired Securities; and (iii) except for this Agreement or as set forth on Section 4.2(a)(iii) of the Seller Disclosure Schedule, is not a party to any voting trust or agreement, investor agreement, registration rights agreement, shareholder agreement, operating agreement, or other Contract or arrangement relating to, binding on, or otherwise affecting the Acquired Securities. Except for any Encumbrance made by, or arising as a result of, Purchaser’s acquisition of the Acquired Securities, the delivery by NewCo of the Securities Assignment at the Closing will transfer to Purchaser good and valid title to the Acquired Securities, free and clear of all Encumbrances other than Permitted Equity Encumbrances.

(b) Johnson holds one hundred percent (100%) of the issued and outstanding NewCo Common Stock. Johnson: (i) has good and valid title to, and record and beneficial ownership of, such the NewCo Common Stock, free and clear of all Encumbrances, other than Permitted Equity Encumbrances; (ii) has not granted any option or other right in or to any NewCo Common Stock; and (iii) except as contained in the Organizational Documents of NewCo, copies of which have been provided to Purchaser, is not a party to any voting trust or agreement, investor agreement, registration rights agreement, shareholder agreement, operating agreement, or other Contract or arrangement relating to, binding on, or otherwise affecting Johnson’s right to freely transfer the NewCo Common Stock.

4.3 Authority; Execution and Delivery; Enforceability.

(a) If a natural person, such Seller has full capacity, power and authority to execute and deliver the Transaction Documents to which such Seller is a party, to perform such Seller’s obligations thereunder, and to consummate the Contemplated Transactions applicable to such Seller. If a corporation, limited liability company, partnership or other entity, such Seller has full corporate, limited liability company or other necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Contemplated Transactions.

(b) If a natural person, each Transaction Document to which such Seller is a party has been duly executed and delivered by such Seller and (assuming due authorization, execution, and delivery by the other parties thereto) constitutes the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Remedies Exception. If a corporation, limited liability company, partnership or other entity, (i) the execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations under this agreement and the consummation by such Seller of the Contemplated Transactions have been duly authorized by all requisite corporate, limited liability company or other necessary action on the part of such Seller; and (ii) this Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by the other Parties), this Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by the Remedies Exception.

4.4 No Conflicts; Consents. The execution, delivery, and performance by each Seller of the Transaction Documents to which such Seller is a party, and the consummation of the Contemplated Transactions, do not and will not: (a) conflict with or result in a violation or breach of, any provision of the Organizational Documents of such Seller (if any); (b) result in a violation or breach of any provision of any Law or Order applicable to such Seller; (c) except as set forth in Section 4.4 of the Seller Disclosure Schedule, require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under (with notice or lapse of time, or both) or give rise to any right of, or result in, the acceleration, termination, amendment, or cancellation of any Contract to which such Seller is a party; or (d) result in the creation or imposition of any Encumbrance, other than Permitted Equity Encumbrances, on the NewCo Common Stock, the Acquired Securities or Purchaser’s interest in the Acquired Securities, as applicable, except in the cases of clauses (c) or (d), where the violation, breach, conflict, default or failure to give notice or obtain consent would not have a Material Adverse Effect. No Consent, Permit, Order, declaration or filing with, or notice to, any Person or Governmental Entity is required by or with respect to such Seller in connection with the execution and delivery of any Transaction Document or the consummation of the Contemplated Transactions, except where the failure to obtain or make such consents approvals, Permits, Governmental Orders, declarations, filings or notices would not have, in the aggregate, a Material Adverse Effect.

4.5 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of such Seller.

4.6 Solvency. There is no Proceeding pending or, to Sellers’ Knowledge, threatened against, or any Order against, binding on, or otherwise affecting, such Seller or any of its properties, assets, or businesses that: (a) challenges or seeks to prevent, enjoin, or otherwise delay the Contemplated Transactions; (b) would reasonably be expected to result in a Material Adverse Effect; or (c) would reasonably be expected to have a Material Adverse Effect on the ability of such Seller to consummate the Contemplated Transactions and perform its obligations under each Transaction Document to which it is a party. Such Seller is not insolvent or reasonably expected to become insolvent immediately prior to the Closing.

4.7 Investment Representations.

(a) Each Seller understands and acknowledges that the Purchaser Securities have not been registered under the Securities Act, or the securities laws of any other jurisdiction. No transfer, whether with or without consideration and whether voluntarily or involuntarily or by operation of law, of any of the Purchaser Securities is permitted unless such transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available. Each Seller understands and acknowledges that no federal or state agency has passed upon the merits or risks of or made any finding or determination concerning the fairness or advisability of an investment in the Purchaser Securities.

(b) Each Seller understands and accepts that the purchase of the Purchaser Securities involves various risks. Each Seller has sufficient knowledge, sophistication, and experience in business and financial matters and illiquid investments similar to an investment in Purchaser so as to be capable of evaluating the merits and risks of an investment in the Purchaser Securities. With the assistance of each Seller’s own professional advisors (to the extent that such Seller has deemed such assistance appropriate), each Seller has undertaken its own legal, tax, accounting, financial, and other evaluation of the merits and risks of an investment in the Purchaser Securities in light of such Seller’s own circumstances and financial condition and has concluded that it is capable of bearing the economic risk of holding the Purchaser Securities for an indefinite period of time, has adequate means to provide for its current needs and contingencies (after giving effect to an investment in the Purchaser Securities), and can afford to suffer a complete loss of such Seller’s investment in Purchaser.

(c) Each Seller acknowledges and agrees that no market for the resale of any of the Purchaser Securities currently exists, and no such market may ever exist. Each Seller confirms its understanding that such Seller must bear the economic and financial risk of an investment in the Purchaser Securities for an indefinite period of time.

(d) Each Seller has made such independent investigation of Purchaser, its management, its financial condition, and related matters as such Seller deems necessary or advisable in connection with its acquisition of the Purchaser Securities. Each Seller and such Seller’s representatives have been afforded a full opportunity to ask questions of and receive answers from the managers and officers of Purchaser about the business and affairs of Purchaser, and to examine all such documents, materials, and information concerning Purchaser as such Seller or such representatives deem to be necessary or advisable in order for such Seller to reach an informed decision concerning whether to make an investment in Purchaser.

(e) Each Seller is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Seller agrees to furnish any additional information requested by Purchaser or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Purchaser Securities. Each Seller acknowledges that it has completed an accredited investor questionnaire (the “Investor Questionnaire”) and that the information contained in such Investor Questionnaire is complete and accurate as of the Effective Date. Any information that has been furnished or that will be furnished by such Seller to evidence its status as an accredited investor is accurate and complete and does not contain any misrepresentation or material omission.

(f) Each Seller is receiving the Purchaser Securities for such Seller’s own benefit and account for investment purposes only, and not with a view to, or in connection with, any public offering, resale, or distribution thereof. Each Seller agrees that it will not sell, assign, transfer, or otherwise dispose of any of the Purchaser Securities, or any interest therein, in violation of the Securities Act or any applicable state securities law. Each Seller understands that Purchaser is relying upon such Seller’s representations and agreements contained in this Agreement and any supplemental information that such Seller may provide for the purpose of determining whether the offering of the Purchaser Securities is exempt from registration under the Securities Act and all applicable state securities laws.

(g) Each Seller confirms that it has not been offered the Purchaser Securities by any means of general solicitation or general advertising.

Article V
Representations and Warranties Relating to the Company

NewCo hereby represents and warrants to Purchaser as of the Closing (unless otherwise specified):

5.1 Organization; and Good Standing. The Company: (a) was duly organized, is validly existing, and is in good standing under the laws of the jurisdiction of its formation set forth in Section 5.1 of the Seller Disclosure Schedule; (b) has full corporate power and authority to own, lease, or otherwise hold its assets and properties and to carry on its business as presently conducted; and (c) is duly qualified, authorized, registered, or licensed and in good standing to do business in each jurisdiction where the conduct or nature of its business or the ownership, leasing, or holding of its assets and properties makes such qualification, authorization, registration, or licensure necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Each jurisdiction where the Company is qualified, authorized, registered, or licensed as a foreign Entity is listed in Section 5.1 of the Seller Disclosure Schedule. Correct and complete copies of the Organizational Documents of the Company as of the Closing have been made available to Purchaser prior to the Closing. The Company is not in violation of any provisions of its Organizational Documents.

5.2 Equity Securities; Capitalization.

(a) The NewCo Common Stock held by Johnson constitutes one hundred percent (100%) of the issued and outstanding Equity Securities of NewCo. The Company Common Stock constitutes one hundred percent (100%) of the issued and outstanding Equity Securities of the Company. Section 5.2(a) of the Seller Disclosure Schedule accurately and completely sets forth the capitalization of each of the Company and NewCo as of (i) immediately prior to the Closing and (ii) as of immediately prior to the effectiveness of the Contribution Agreement, including with respect to each such Entity: (a) each class of Equity Securities authorized, issued, and outstanding; and (b) a list of the full legal names of each record and beneficial owner of such Equity Securities, and opposite the name of each such owner, the percentage and class of Equity Securities owned by each such owner.

(b) The Company does not have, and has never had, any Subsidiaries and does not own and has never owned, directly or indirectly, (i) any Equity Security in any other Person, or (ii) any interest in any partnership, unincorporated joint venture, or other arrangement with any other Person involving the sharing of profits or losses, or in the nature of a partnership, joint venture, or other business enterprise.

(c) Neither NewCo nor the Company has any options, issued, and outstanding or authorized for issuance, whether or not presently convertible, exercisable, or exchangeable, or other commitments or undertakings (other than this Agreement) under which NewCo or the Company, as applicable, is or may become obligated to issue, deliver, transfer, or sell, or cause to be issued, delivered, transferred, or sold, any of its Equity Securities or any security exercisable for, or convertible or exchangeable into, any Equity Securities of NewCo or the Company, as applicable. Except with respect to items of Permitted Indebtedness, no former equity owner of NewCo, the Company, or any of their respective predecessors, and no former holder of any right to acquire any interest in NewCo, the Company, or any of their respective predecessors (whether by warrant, option, convertible instrument, or otherwise), has any claim or rights to or in respect of any equity interest of the Company.

(d) All outstanding Equity Securities of each Seller that is an Entity and the Company were duly authorized and validly issued, represent valid membership interests, and have been offered, issued, sold, and delivered in compliance with all applicable Laws. None of the outstanding Equity Securities of the Company were issued or held in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right under the Organizational Documents or any Contract of the Company or the owners of its Equity Securities.

(e) There are no agreements or outstanding obligations (contingent or otherwise) of the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company. Except as set forth in Section 5.2(e) of the Seller Disclosure Schedule, there are no voting trusts, shareholder agreements, commitments, undertakings, understandings, proxies, or other restrictions to which the Company is a party that, directly or indirectly, restrict or limit in any manner, or otherwise relate to, the voting, sale, or other disposition of any Equity Securities of the Company.

5.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has full limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the Contemplated Transactions applicable to it.

(b) The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance of its obligations under such Transaction Documents and the consummation by the Company of the Contemplated Transactions applicable to it, have been duly authorized by all necessary limited liability company action of the Company, including any required approvals under the Law applicable to, or the Organizational Documents of, the Company.

(c) Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Remedies Exception.

5.4 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Company’s Organizational Documents; (b) result in a violation or breach of any provision of any Law or Order applicable to the Company; (c) except as set forth in Section 5.4(c) of the Seller Disclosure Schedule, require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under (with notice or lapse of time, or both), or give rise to any right of, or result in, the acceleration, termination, amendment, lapse in, or cancellation of any Benefit Plan, Permit, or Contract to which the Company is a party or by which its assets are bound; or (d) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, with respect to any portion of the Company’s assets or properties, except in the cases of clauses (c) or (d), where the violation, breach, conflict, default or failure to give notice or obtain consent would not have a Material Adverse Effect. Except as set forth in Section 5.4 of the Seller Disclosure Schedule, no Consent, Permit, Order, declaration or filing with, or notice to, any Person or Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of any Transaction Document or the consummation of the Contemplated Transactions, except where the failure to obtain or make such consents approvals, Permits, Governmental Orders, declarations, filings or notices would not have, in the aggregate, a Material Adverse Effect.

5.5 Financial Matters.

(a) Section 5.5(a)(1) of the Seller Disclosure Schedule sets forth correct and complete copies of the Company’s (i) unaudited balance sheet as of each of December 31, 2023, and December 31, 2022, and the related statements of income, stockholders’ or members’ equity, and cash flows for the years then ended (collectively, the “Annual Financial Statements”), and (ii) unaudited balance sheet as at October 31, 2024 (the “Interim Balance Sheet,” and the date thereof, the “Interim Balance Sheet Date”), and the related statements of income, stockholders’ or members’ equity, and cash flows for the ten (10)-month period then ended (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”). Except as set forth in Section 5.5(a)(2) of the Seller Disclosure Schedule, the Financial Statements (including the notes thereto, if any) fairly present in all material respects the financial position of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated, all in accordance with the accounting principles historically used by the Company as set forth in Section 5.5(a)(3) of the Seller Disclosure Schedule (the “Accounting Principles”) applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments, none of which are material, and the absence of notes. The Financial Statements were prepared based on the financial books and records of the Company, which books and records have been maintained in accordance with sound business practices and fairly and accurately reflect in all material respects all transactions, properties, assets, liabilities, revenues, expenses, and accounts of the Company for the periods covered by the Financial Statements.

(b) Neither the Company nor any Seller has taken any action, or omitted to take any action, or made or caused to be made any material change in the operations or financial reporting or accounting methods and practices of the Company, substantially for the purpose of artificially manipulating the financial results of the Company, including the amount of the Company’s Cash, Working Capital, or Indebtedness.

(c) The Company maintains a system of internal controls over financial reporting (of a type customary for similarly situated companies) that is reasonably sufficient to permit preparation of financial statements in accordance with the Accounting Principles, and otherwise in a manner that fairly presents the financial condition and results of operations of the Company in all material respects as of the respective dates and periods thereof.

5.6 No Undisclosed Liabilities. The Company has no Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for the following, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, environmental liability, or violation of Law: (a) Liabilities included and reserved against on the Interim Balance Sheet; (b) accounts payable and Liabilities (of the types required to be reflected as current liabilities on a balance sheet prepared in accordance with GAAP) incurred by the Company since the Interim Balance Sheet Date in the Ordinary Course of Business; (c) the Liabilities set forth in Section 5.6(c) of the Seller Disclosure Schedule; and (d) Liabilities under Contracts not yet fully performed (correct and complete copies of which have been made available to Purchaser prior to Closing), arising in the Ordinary Course of Business.

5.7 Absence of Changes. Except as set forth in Section 5.7 of Seller Disclosure Schedule, since December 31, 2023, (x) no Material Adverse Effect has occurred nor, to the Knowledge of Sellers, does any fact or circumstance exist that reasonably could be expected to have a Material Adverse Effect, (y) the Company has conducted its business only in the Ordinary Course of Business. Further, other than actions taken or Liabilities incurred as expressly provided for in the Transaction Documents, the Company has not, since the Interim Balance Sheet Date:

(a) sold, transferred, assigned, leased, subleased, licensed, or otherwise disposed of any of its assets, tangible or intangible, owned, leased, or licensed, with a value in excess of $50,000 individually or $150,000 in any series of transactions, other than in the Ordinary Course of Business;

(b) entered into any Material Contract (or series of related Contracts that in the aggregate would constitute a Material Contract) outside the Ordinary Course of Business and involving more than $100,000;

(c) created, incurred, or permitted to arise any Encumbrance on any of its assets, tangible or intangible, other than Permitted Encumbrances;

(d) made any capital expenditure (or series of related capital expenditures) or commitments therefor outside the Ordinary Course of Business involving more than $100,000 in the aggregate;

(e) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

(f) to the extent involving more than $100,000 in the aggregate, (i) issued, created, incurred, assumed, or guaranteed any Indebtedness other than Permitted Indebtedness or (ii) made any material voluntary purchase, cancellation, prepayment, or complete or partial discharge in advance of a scheduled payment date with respect to any Indebtedness;

(g) canceled, compromised, waived, or released any material right or claim (or series of related rights and claims that in the aggregate would constitute a material right or claim) outside the Ordinary Course of Business;

(h) made or authorized any change in the Organizational Documents of the Company;

(i) issued, sold, or otherwise disposed of, or split, combined or subdivided, any of its capital stock or other Equity Securities, or granted any options or other rights to purchase or acquire (including upon conversion, exchange, or exercise) any of its capital stock or other Equity Securities;

(j) declared or paid any dividends or other distributions, outside of the Ordinary Course of Business distributions, with respect to any shares of its capital stock or other Equity Securities or redeemed or purchased, directly or indirectly, any shares of its capital stock or other Equity Securities;

(k) experienced any casualty, damage, destruction, theft, or loss (whether or not covered by insurance) to any of its assets and properties resulting in losses in excess of $100,000 individually or $300,000 in the aggregate;

(l) (i) increased or promised to increase the base compensation, wages, or other compensation of, or otherwise made any change in the employment or retention terms for, or (ii) paid any discretionary bonus or other cash or in kind award (other than sales commissions or annual bonuses in the Ordinary Course of Business) to, any of its respective employees, in each case under subsection (i) or (ii) other than as provided for in any written agreement a correct and complete copy of which has been made available to Purchaser or in the Ordinary Course of Business;

(m) (i) adopted, entered into, become bound by, or amended, modified, or terminated, any bonus, profit-sharing, incentive, severance, or other Benefit Plan, any employment-related Contract or compensation arrangement, or any collective-bargaining agreement (other than in the Ordinary Course of Business or as required by applicable Law) or (ii) established or modified any (A) targets, goals, pools, or similar provisions under any Benefit Plan, employment-related Contract or other employee compensation arrangement, or (B) salary ranges, compensation increase guidelines, or similar provision with respect to any Benefit Plan, employment-related Contract, or other employee compensation arrangement (other than in the Ordinary Course of Business or as required by applicable Law);

(n) (i) settled or compromised any material Tax liability; (ii) made, changed, or rescinded any material Tax election; (iii) surrendered any right in respect of a refund of Taxes; (iv) filed any amended Tax Return; (v) filed any Tax Return prepared in a manner inconsistent with the past practices of the Company; (vi) taken any significant position inconsistent with past practice on any Income Tax Return; or (vii) consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes that remains in effect;

(o) instituted or settled any Proceeding;

(p) made any write-off or write-down of or made any determination to write-off or write-down any of its properties and assets in excess of $100,000 in the aggregate;

(q) made any material change in the general pricing practices or policies or the credit or allowance practices or policies of the Company, including any discounting or increased credit terms;

(r) outside the Ordinary Course of Business, entered into any amendment, modification, termination (partial or complete), or granted any waiver under or given any consent with respect to any Material Contract that is required to be disclosed on the Seller Disclosure Schedule;

(s) licensed in or purchased any Intellectual Property other than in the Ordinary Course of Business or licensed out or otherwise permitted any Person to use any material Intellectual Property outside the Ordinary Course of Business;

(t) accelerated the collection of any of its accounts receivable, deferred the payment of any accounts payable, or otherwise altered or amended its practices with respect to items affecting working capital;

(u) made any material changes to any of its methods of accounting or methods of reporting revenue and expenses or accounting practices or write up, write down, or write off the book value of any material assets, individually or in the aggregate, to the Company other than as required by applicable Law;

(v) made any arrangement with any customer, independent contractor, vendor, or other service providers that includes any of the following or similar terms: (i) profit, commission or cost sharing, (ii) marketing, advertising or other allowances, (iii) credit terms beyond ninety (90) days, financing other than on an accounts payable basis or the grant of a security interest to secure payment or credit extended, (iv) joint ventures, or (v) payment in any noncash form, including by way of example and not limitation equity, awards, incentives or other property, excluding product returns in the Ordinary Course of Business;

(w) given or committed to give, or had or committed to any change in any arrangement for, any rebate or free or discounted services to any customer, or any other financial or in-kind incentive;

(x) received any rebate or free or discounted products or services from any vendor, or any other financial or in-kind incentive, in each case to the extent material;

(y) in any way changed the ordering, re-ordering, new service rollout or other accelerated revenue or the recognition thereof with any existing customer, in each to the extent material, either individually or in the aggregate;

(z) commenced or terminated any line of business;

(aa) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; or

(bb) entered into, agreed to enter into, offered to enter into, or amended or modified, whether verbally, orally, or by any other means, any Contract to do any of the foregoing.

5.8 Indebtedness. Section 5.8(a) of the Seller Disclosure Schedule sets forth a correct and complete itemized list as of the date of this Agreement of all Indebtedness for borrowed money of the Company, the amounts outstanding with respect to such Indebtedness, and the Person to whom such amounts are owed. The Company has the unrestricted right to pay or pre-pay all such Indebtedness at its par value without penalty or premium, in part or in full, at any time. Except for the Permitted Indebtedness, the Company is not a party to or bound by, nor does it have any liability under, any Contract that constitutes a guaranty or that has the economic effect of guaranteeing any Indebtedness or other obligation of any other Person. For purposes of this Agreement, the Indebtedness shall not include the indebtedness set forth in Section 5.8(b) of the Seller Disclosure Schedule (the “Permitted Indebtedness”).

5.9 Tangible Property; Real Property.

(a) The Company has good and valid title to, or a valid leasehold interest in or license to, all of the tangible personal property and other assets reflected in the Interim Balance Sheet or acquired after the Interim Balance Sheet Date, other than inventories sold or otherwise disposed of in the Ordinary Course of Business since the Interim Balance Sheet Date. All such properties and assets are: (i) free and clear of all Encumbrances other than Permitted Encumbrances; (ii) have been maintained in accordance with customary industry practice and are free from material defects and in good condition and repair (subject to normal wear and tear), (iii) are in the possession of the Company; (iv) are suitable for the purposes for which the Company presently use such properties and assets; and (v) are, together with the Leased Real Property, sufficient for the continued operation of the business of the Company immediately following the Closing as currently conducted. Except as set forth in Section 5.23 of the Seller Disclosure Schedule, none of such properties and assets are held by any Affiliate of the Company or any Seller.

(b) The Company does not currently own, and has never owned, any real property.

(c) Section 5.9(c) of the Seller Disclosure Schedule sets forth a correct and complete list of all real property used or occupied (but not owned) at Closing by the Company (collectively, the “Leased Real Property”) under any lease, sublease, license, concession, or other agreement allowing for occupancy of the Leased Real Property (each, a “Real Property Lease”). The Company has a valid leasehold interest in its Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances. There exists no condition, restriction, or reservation that would prevent the Company from enforcing its rights with respect to Leased Real Property after the Closing to the full extent it could if the Contemplated Transactions did not occur.

5.10 Intellectual Property

(a) Section 5.10(a) of the Seller Disclosure Schedule contains a true, complete and accurate list of each of the following items of Company Owned Intellectual Property: (i) patents and patent applications; (ii) trademarks, service marks, trade names and corporate names, that are either registered, subject to an application for registration, or material to the Company or the conduct of the business of the Company; (iii) registered copyrights and applications for and registrations of such copyrights; and (iv) domain names and registrations thereof.

(b) Except as described in Section 5.10(b)(i) of the Seller Disclosure Schedule, the Company has good, valid and legal title to, and is the sole and exclusive owner of all right, title, and interest in and to, the Company Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances. The Company Intellectual Property does not include any of the items of Intellectual Property set forth on Section 5.10(b)(ii) of the Seller Disclosure Schedule (any such listed Intellectual Property, the “Excluded Intellectual Property”) and there is no Excluded Intellectual Property used or held for use in or otherwise necessary for the conduct of the business as currently conducted by the Company. The Company has the right to use and otherwise exploit all Company Owned Intellectual Property and all other Company Intellectual Property in the manner currently used or exploited by the Company, as well as in any manner necessary for the operation of the business of the Company. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any such rights and the Company shall have all such rights immediately following Closing without infringement, misappropriation, or other violation of any Intellectual Property.

(c) Each item of Company Owned Intellectual Property is valid and subsisting and, to the Knowledge of Sellers, enforceable. There is no pending Proceeding, or any allegation thereof, asserting the invalidity or unenforceability of any item of Company Owned Intellectual Property or, to the Knowledge of the Sellers, any other Company Intellectual Property. In no instance have any rights in any Company Owned Intellectual Property been abandoned, cancelled, invalidated, allowed to expire, or permitted to enter the public domain.

(d) Section 5.10(d) of the Seller Disclosure Schedule contains a true, complete, and accurate list of all Third Party Intellectual Property Contracts under which the Company is licensed, is granted, or otherwise receives or obtains any rights in, under, or with respect to Intellectual Property. Section 5.10(d) of the Seller Disclosure Schedule contains a true, complete, and accurate list of all Third Party Intellectual Property Contracts under which the Company licenses, grants, or otherwise provides or conveys any rights in, under, or with respect to Intellectual Property. All Third Party Intellectual Property Contracts required to be set forth in Section 5.10(d) of the Seller Disclosure Schedule are valid, enforceable, and in full force and effect against the Company and, to the Knowledge of the Sellers, each other party to such Contracts and the Company shall continue to have all rights to enforce any such Contracts after the Closing to the same full extent that the Company might do so if the sale and transfer contemplated hereby did not take place. The Company has complied with all Third Party Intellectual Property Contracts in all material respects and neither the Company nor, to the Knowledge of the Sellers, any other party is in breach of any Third Party Intellectual Property Contract. The Company Owned Intellectual Property and the Intellectual Property licensed by the Company under the Third Party Intellectual Property Contracts listed in Section 5.10(d) of the Seller Disclosure Schedule includes all Intellectual Property used or held for use by the Company and used in or necessary for the operation of the business of the Company, other than Intellectual Property licensed by the Company under Standard Software Contracts and licenses to Public Software.

(e) No Company Owned Intellectual Property or, to the Knowledge of the Sellers, any Intellectual Property licensed or otherwise received or obtained by the Company under any Third

Party Intellectual Property Contract, is or has been subject to any Order that restricts, impairs or otherwise imposes any obligation with respect to the validity, enforceability, disclosure, use, enforcement, prosecution, maintenance, transfer, licensing, or other exploitation of, or that otherwise relates to or affects, such Intellectual Property.

(f) Except as set forth in Section 5.10(f) of the Seller Disclosure Schedule: (i) the conduct of the Company’s business as currently conducted, including the products, services, or other offerings provided or made available by, on behalf of, or through the Company (whether for sale, license, use, access, or otherwise), does not infringe, misappropriate or otherwise violate, and during the past three (3) years has not infringed, misappropriated or otherwise violated, the Intellectual Property of any Person; and (ii) to Sellers’ Knowledge, no Person is infringing, misappropriating or otherwise violating, and during the past three (3) years no Person has infringed, misappropriated, or otherwise violated, any Company Intellectual Property. During the past three (3) years, (x) there has been no claim made or threatened by the Company against any Person and (y)there has been no claim made or, to the Sellers’ Knowledge, threatened against the Company by any Person (and the Company has not been a party to any Proceeding), in each case, asserting any unauthorized use, disclosure, infringement, misappropriation, or violation of any Intellectual Property, nor to Sellers’ Knowledge is there any reasonable basis for any such claim (or any action including such a claim).

(g) The Company has taken all actions reasonable and necessary (and, in any case, all actions required under applicable Law or Contract) to maintain and protect: (i) the rights of the Company in and to all Company Intellectual Property; and (ii) the secrecy and confidentiality of the Company’s trade secrets and other confidential or proprietary information and the trade secrets and other confidential or proprietary information of any Person, in the possession or control of Company (“Company Confidential Information”).

(h) All Persons who are or were current or former employees, officers, consultants and contractors of the Company have each duly executed and delivered valid and binding written agreements with the Company: (i) preventing them from disclosing any Company Confidential Information to any Person or making unauthorized use of any Company Confidential Information and otherwise protecting the confidentiality and secrecy of all Company Confidential Information; and (ii) irrevocably assigning, without additional consideration, to the Company complete and exclusive ownership of all right, title, and interest in and to all Intellectual Property, including inventions, discoveries, ideas, creations, works of authorship, data, information and content, whether or not patented or patentable, authored, invented, created, developed, conceived, or reduced to practice during the course of their employment or work for the Company and waiving all moral rights with respect to the foregoing, without exclusion of any Intellectual Property from any such agreement. No current or former employee, officer, consultant or contractor of the Company is in breach of any such agreement. No current or former employee, officer, consultant or contractor of the Company has any claim, right or interest in or to any Company Intellectual Property. The Company has not made use of or employed any Intellectual Property created by any current or former employees, officers, consultants and contractors that is not Company Owned Intellectual Property. The Company has complied with all applicable Laws and Contracts with regard to compensation of employees, officers, independent consultants and contractors for the assignment of their inventions and all such employees, officers, independent consultants and contractors have been fully compensated for all inventions, under applicable Law.

(i) None of the Company Owned Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any governmental or public entity or authority, university, corporate sponsor, charitable foundation or other third party.

(j) Except as described in Section 5.10(j) of the Seller Disclosure Schedule (any such description setting forth the Software name, version, and applicable license and a description of the applicable use of such Software by the Company), no portion of the Company Software or any product, service, or other offering of the Company includes, imbeds, or incorporates, is bundled with or incorporated into, is distributed, delivered, or hosted with, is developed or maintained through the use of, or is otherwise reliant for its operation upon any Public Software. The Company has complied at all times with each license or agreement applicable to any Public Software. The Company has not distributed, embedded, modified, incorporated, or otherwise made any use of any Public Software in a manner that: (i) could require the Company to disclose or license to any Person any source code or trade secret; (ii) grants, or purports to grant, to any Person any rights or immunities under any Intellectual Property; (iii) requires any Intellectual Property to be made available at no charge; or (iv) otherwise limits or restricts the right or ability of the Company to use or distribute any Intellectual Property.

(k) The Company Software owned or purported to be owned by the Company (“Company Owned Software”) includes, and the Company has possession and control of complete copies of, all current and past versions of and revisions made by or on behalf of the Company to such Software. No part of any Company Owned Software is copied from, based upon, or derived from any Software of any other Person. No Company Owned Software or Company Information Systems contains any Malicious Code. The source code for all Company Owned Software is in the sole possession and custody of the Company. Neither the Company nor any Person acting on behalf of the Company has provided, disclosed or delivered, or permitted the disclosure or delivery to any other Person of any Source Code for any Company Software. No event has occurred, and no breach or similar condition exists, that (with or without notice or lapse of time, or both) could require the disclosure or delivery to any other Person of any Source Code for any Company Software. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby could be expected to result in the release of any Source Code for any Company Owned Software from or into escrow. The Company has at times obtained and maintained all licenses (in sufficient quantities and under sufficient terms) necessary or required for the Company to make valid and non-infringing use of all Software or other Intellectual Property owned by any other Person used or held for use by the Company or in connection with the Company’s business. The Company owns or has the right to exploit, and after Closing, Purchaser will continue to own or have the right to exploit, each item of the Company Software in the same manner and to the same extent as it was used immediately prior to the Closing.

5.11 Data Protection

(a) The Company has at all times during the past three (3) years established and maintained and complied with a written information security program (or programs) covering the Company and all Company Information Systems that: (i) includes not less than reasonable and appropriate technical, administrative, and physical safeguards that are designed to assure the availability, integrity, security, and confidentiality of the Company Information Systems and all Company Data; (ii) is designed to assure the availability, integrity, security, and confidentiality of the Company Information Systems and all Company Data; and (iii) is designed to protect against the occurrence of any Security Incident and all anticipated threats or hazards to the security or integrity of the Company Information Systems or Company Data.

(b) Section 5.11(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all policies maintained at any time by the Company regarding Company Data and the privacy, security, and Processing thereof (“Company Data Policies”). The Company Data Policies include all policies required by all Information Requirements and each Company Data Policy is itself in compliance in all material respects with all Information Requirements and other applicable Laws. The Company is and has during the past three (3) years complied in all material respects with all Company Data Policies and all applicable Information Requirements.

(c) Except as described in Section 5.11(c) of the Disclosure Schedule, during the past three (3) years the Company has obtained and maintained all consents, permissions, and authorizations required in all material respects by all Information Requirements with respect to all Company Data and the Processing thereof by and on behalf of Company. Without limiting the foregoing, the Company has in place privacy policies regarding the collection, use and disclosure of Personal Information in the possession, custody or control of Company, or otherwise held or processed by or on behalf of Company, as required by all Information Requirements. Except as described in Section 5.11(c) of the Disclosure Schedule, during the past three (3) years, no Company Data has been provided to the Company by any Person in violation of any Information Requirements in any material respect or in a manner inconsistent in any material respect with such Person’s own data or information privacy or security policies. Except as described in Section 5.11(c) of the Disclosure Schedule, immediately following the Closing, the Company will have all consents, permissions, authorizations, and other rights necessary to Process all Company Data in the same manner and to the same extent the Company Data was Processed by and on behalf of Company immediately prior to the Closing.

(d) The Company has during the past three (3) years complied in all material respects with all Information Requirements. The Company has not received notice alleging the occurrence of any failure to comply with any Information Requirements. Neither the execution, delivery, and performance of this Agreement, nor any subsequent transfer of any Company Data in connection with this Agreement, will cause, constitute, or result in a breach or violation of any applicable Information Requirements. There is no, and there has not during the past three (3) years been any, complaint or any investigation, action or other proceeding pending against the Company by any Person with respect to any breach or violation of any Information Requirements or any Company Data or the Processing thereof.

(e) During the past three (3) years, there has been no Security Incident. During the past three (3) years, the Company has not received notice alleging the occurrence of a Security Incident. During the past three (3) years, the Company has not notified and there have been no facts or circumstances that would require the Company to notify, any other Person of any actual or perceived Security Incident or any violation of any Information Requirements. During the past three (3) years, neither the Company nor any third party acting at the direction or authorization of the Company has paid (in any form of compensation, including but not limited to crypto-currency) any perpetrator of any actual or threatened Security Incident, including a ransomware attack or denial-of-service attack.

(f) During the past three (3) years, the Company has not processed Company Data outside of the United States. The Company is not subject to or required to comply with the European Union (EU) General Data Protection Regulation or any other privacy or security Laws of the EU or any EU member state.

5.12 Material Contracts.

(a) Section 5.12(a) of the Seller Disclosure Schedule sets forth a correct and complete list of each of the following Contracts (or series of related Contracts) currently in force (other than any Permits set forth in Section 5.15(b) of the Seller Disclosure Schedule and any Transaction Documents to which Purchaser is a party), to which the Company is a party, under which the Company has any material Liability, or by which the Company or any of its assets and properties are bound (the Contracts listed or required to be listed on Section 5.12(a) of the Seller Disclosure Schedule, collectively and with all amendments, modifications, and supplements thereto, the “Material Contracts”):

(i) any Contract with (A) a Material Client, (B) a Material Vendor, or (C) other Contract providing for or reasonably expected to result in aggregate expenditures or receipts by the Company of $100,000 or more in any twelve (12)-month period, which, in each case, cannot be cancelled by the Company without penalty or without more than more than ninety (90) days’ notice;

(ii) any Contract with any Governmental Entity;

(iii) any Contract entered into by the Company of which a primary purpose is to indemnify, defend, hold harmless, reimburse, or contribute to any Person by the Company outside the Ordinary Course of Business;

(iv) any Contract that includes any of the following or similar terms: (A) profit, commission, or cost sharing, (B) credit terms beyond ninety (90) days, financing other than on an accounts payable basis, or the grant of a security interest to secure payment or credit extended, in each case with respect to amounts payable to the Company, (C) payment in any noncash form, including equity, awards, incentives, or other property, (D) any rebate or free or discounted products or services, or any other financial or in-kind incentive, offered or provided to or (E) any warranty or similar guaranty given by the Company other than in the Ordinary Course of Business;

(v) any Contract that includes any of the following or similar terms: (A) exclusivity, stand-still, non-solicitation, non-hire, or other restriction on engaging in any business or competing with geographic area or with any Person, (B) “most favored nation” or similar understanding with a customer or supplier, (C) right of first refusal, right of first offer, or other preferential right to purchase, license, or otherwise acquire any right to or interest in any assets and properties of the Company, (D) purchase of requirements or outputs, minimum purchase volumes, or purchase volume discounts, or (E) “take-or-pay”;

(vi) any Contract between or among the Company, on the one hand, and any Seller or any Related Party of the Company or any Seller, on the other hand;

(vii) any Contract that (A) relates to material Indebtedness other than Permitted Indebtedness or the guaranty thereof or (B) grants or creates any material Encumbrance upon any material assets and properties of the Company;

(viii) any surety bond, performance bond, letter of credit, hedge arrangement, or similar instrument;

(ix) any Contract providing for or reasonably expected to result in aggregate capital expenditures by the Company in excess of $100,000;

(x) any Contract relating to the purchase, sale, assignment, lease, license, exchange, contribution, transfer, or other disposition or acquisition, directly or indirectly (including by merger, consolidation, or other business combination), of any Equity Securities, any material assets or properties, or all or any material portion of the business of the Company or any third party, including options, rights of first offer or refusal, and similar rights with respect thereto, other than in the Ordinary Course of Business, in each case in excess of $100,000;

(xi) any partnership, joint venture, or similar arrangement;

(xii) (A) any material management, consulting, independent contractor, agency, brokerage, employment, or similar Contract, including any Contract with an employee leasing company, staffing agency, or similar organization, in each case which are not cancellable without material penalty or without more than 90 days’ notice, and (B) any collective bargaining agreement or other Contract with a labor union, works council or other labor organization;

(xiii) any voting trust, shareholder agreement, or other agreement relating to any Equity Securities of any Seller or the Company;

(xiv) any Contract relating to settlements, conciliations, or similar agreements (A) with any Governmental Entity or (B) pursuant to which the Company is obligated to pay consideration in excess of $100,000 or to satisfy any material non-monetary obligations;

(xv) the insurance policies set forth in Section 5.13 of the Seller Disclosure Schedule;

(xvi) any Contract relating to any Company Intellectual Property or other Intellectual Property used or held for use by or on behalf of the Company in connection with its business other than (A) Contracts granting the Company non-exclusive licenses to generally commercially available software products made available for consideration of less than $100,000 in any given twelve (12)-month period and Contracts granting customers non-exclusive rights in Company

Intellectual Property made in the Ordinary Course of Business, and (B) Contracts relating solely to any Excluded Intellectual Property;

(xvii) any Contract relating to the Processing of Personal Information;

(xviii) any Contract pertaining to real property, including the acquisition, sale, ownership, or lease thereof; and

(xix) any Contract (or series of Contracts) not otherwise identified in the foregoing subsections of this Section 5.12(a) that is material to the business of the Company or the use of its assets and properties.

(b) The Sellers have made available to Purchaser prior to Closing correct and complete copies of each written Material Contract and description (including all material terms) of each oral Material Contract. All Material Contracts are valid, binding, in full force and effect, and enforceable against the Company, and, to the Knowledge of Sellers, the other parties to such Material Contract. Neither the Company, nor, to the Knowledge of Sellers, any other Person that is a party to any Material Contract, is or, during the past three (3) years, has been in breach of or default under such Material Contract in any material respect. The Company has not released any of its rights under any Material Contract and, to the Knowledge of Sellers, no party to a Material Contract has repudiated any of the terms thereof or, to the Knowledge of Sellers, threatened to breach, terminate, cancel, or not renew any Material Contract.

5.13 Insurance. Section 5.13 of the Seller Disclosure Schedule sets forth a correct and complete list of all insurance policies maintained by the Company or with respect to which the Company or any of its directors, managers, or officers (in their capacities as such) is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”). The Insurance Policies are in full force and effect and all premiums due on such Insurance Policies have been paid, except as would not have a Material Adverse Effect. Neither any Seller nor the Company has received any written notice of and, to the Knowledge of Sellers, no fact or circumstance exists that would reasonably be expected to result in, nonrenewal, cancellation, termination, material change (including increased premiums), refusal of coverage, or retroactive upward adjustment in premiums with respect to any Insurance Policy. The Insurance Policies are sufficient to comply in all material respects with the requirements of all applicable Laws and Contracts to which the Company or its assets, properties, or business are subject.

5.14 Legal Proceedings; Orders.

(a) Except as set forth in Section 5.14(a) of the Seller Disclosure Schedule, there are no pending or, to the Knowledge of Sellers, threatened Proceedings involving or relating to the Company or any Seller. To the Knowledge of Sellers, there is no event or condition that would reasonably be expected to give rise to or serve as the basis for any Proceeding that, individually or in the aggregate, would result in a Material Adverse Effect. There is no pending or, to the Knowledge of Sellers, threatened Proceeding relating to the Contemplated Transactions.

(b) There are no, and there have not been for the past three (3) years any, outstanding Orders against or affecting the Company or any of its properties or assets, or prohibiting any Seller or Representative of the Company from engaging in or continuing any conduct, activity, or practice, relating to the business of the Company or from consummating the Contemplated Transactions which would have a Material Adverse Effect.

5.15 Compliance with Laws; Permits.

(a) Except as set forth in Section 5.15(a) of the Seller Disclosure Schedule, the Company is, and for the past three (3) years has been, in compliance in all material respects with all Laws and Orders applicable to it or its business, properties, or assets. Within the three (3) years prior to Closing, neither any Seller nor the Company has received any written notice (or to the Knowledge of Sellers, verbal or otherwise) from any Governmental Entity or any other Person regarding any actual or alleged violation of, or failure to comply with, or liability under any applicable Law or Order.

(b) Section 5.15(b) of the Seller Disclosure Schedule sets forth a correct and complete list and description (including date of expiration) of all Permits held by the Company and used by it in the conduct of the Company’s business. The Company is in compliance in all material respects with all Permits set forth (or required to be set forth) on Section 5.15(b) of the Seller Disclosure Schedule. All Permits required for the Company to conduct its business have been obtained by the Company and are valid and in full force and effect, and the Company is in compliance in all material respects with the terms of each Permit listed on Section 5.15(b) of the Seller Disclosure Schedule and there is no pending or, to the Knowledge of Sellers, threatened termination, expiration, suspension, withdrawal, or revocation of any of such Permits.

5.16 Taxes. Except as set forth in Section 5.16 of the Seller Disclosure Schedule:

(a) The Company has timely filed with all appropriate Governmental Entities all Tax Returns required to be filed by Law. All such Tax Returns are true, complete, and correct in all material respects. All Taxes of the Company (whether or not shown as due on any Tax Return) have been timely and fully paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Encumbrances on any of the assets or properties of the Company that arose in connection with any failure (or alleged failure) to pay any Tax except for statutory liens for Taxes not yet due. The Company has not received from any Tax Authority any notice: (i) indicating an intent to open an audit or other review; (ii) for information related to Tax matters; or (iii) regarding deficiency or proposed adjustment for any amount of Tax. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction that would be covered by such Tax Returns.

(b) The Company has collected and withheld all Taxes that it has been required to collect or withhold from its employees, agents, contractors, nonresidents, creditors, equityholders, optionees, customers, and other third parties, and has timely paid over all such collected and withheld Taxes to the appropriate authorities. The Company has complied and is in compliance in all material respects with all Laws relating to the payment, withholding and information reporting requirements relating to any Taxes required to be collected, withheld or paid over.

(c) There are no Proceedings (including Tax audits or other administrative proceedings or court proceedings) pending or, to the Knowledge of Sellers, threatened concerning any Liability for Taxes of the Company or with respect to any Taxes for which the Company has been or will be liable. No Governmental Entity has provided notice in writing of any intention to propose or assert any deficiency or claim for additional Taxes against the Company.

(d) The Company has not participated in any “reportable transaction” or any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4. No Tax Return of the Company contains any position that is, or would be, subject to penalties under Section 6662 of the Code (or any corresponding provisions of state, local, or foreign Law). The Company is not a party to or bound by any Tax allocation, Tax indemnification, or Tax sharing agreement or arrangement. The Company (i) is not now nor has it ever been a member of an affiliated group filing a consolidated federal Income Tax Return, or (ii) has ever had any liability for the Taxes of any Person as a transferee or successor, by Contract or otherwise.

(e) All deficiencies proposed or asserted, or assessments proposed or made, as a result of any examinations of the Company have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements. Any matter that is being contested is set forth in Section 5.16(e) of the Seller Disclosure Schedule.

(f) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period ending after the Closing Date (each, a “Post-Closing Tax Period”) as a result of any (i) change in accounting method for any period ending on or prior to the Closing Date (each, a “Pre-Closing Tax Period”) under Section 481 of the Code (or any analogous or comparable provision of state, local, or foreign Law); (ii) written agreement with a Tax Authority with regard to the Tax liability of the Company for any Pre-Closing Tax Period; (iii) installment sale or open transaction disposition made prior to the Closing Date or prior to the Closing on the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (v) deferral of a payment of Tax obligation that was otherwise due on or prior to the Closing Date (and that was not paid on or prior to the Closing Date) or obtaining an advance of a credit with respect to Taxes on or prior to the Closing Date that was not otherwise available on or prior to the Closing Date, including, but not limited to, the delay of payment of employment Taxes under Section 2302 of the CARES Act, the advance refunding of credits under Section 3606 of the CARES Act, and any delay in the payment of estimated Taxes.

(g) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute a “disqualified distribution” (within the meaning of Section 355(d) of the Code) or a part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

(h) The Company has (i) collected and remitted all sales, use, valued added and similar Taxes with respect to sales or leases made or services provided to its customers and (ii) for all sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes and that were made without charging or remitting sales, use, valued added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt.

(i) The Company has never (i) had a permanent establishment in any country other than the United States, as defined in any applicable treaty or convention between such country and the jurisdiction of the United States, or (ii) engaged in activities in any country other than the United States that would subject it to Tax by such country.

(j) At all times since the date of its formation up to the F-Reorg Date, the Company: (i) has been organized in compliance with the requirements necessary to be a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code; (ii) has been operated in compliance with the requirements necessary to be a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code; and (iii) has maintained its status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code. At all times prior to the F-Reorg Date, NewCo conducted no activities other than those described in or contemplated by this Agreement. At all times from the F-Reorg Date until the Closing Date, NewCo met all the requirements of and was a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code. Effective on the F-Reorg Date, NewCo timely filed a valid election on IRS Form 8869 to have the Company be treated as a “qualified subchapter S subsidiary” of NewCo. At all times from the F-Reorg Date through the Conversion Date, the Company was properly treated as a “qualified subchapter S subsidiary.” At all times from the Conversion Date through the Closing, the Company has been treated as a limited liability company that is disregarded as separate from NewCo within the meaning of Treasury Regulation Section 301.7701-3(b)(1)(ii) for U.S. federal (and applicable state and local) Income Tax purposes. The Company has not, in the five (5) years preceding the date of this Agreement, (A) acquired assets from another corporation in a transaction in which the Company’s tax basis for the acquired assets was determined in whole or in part by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation that is a “qualified subchapter S subsidiary”.

(k) The Company is not a party to or a partner in any joint venture, partnership or other arrangement or Contract that could be treated as a partnership of U.S. federal Income Tax purposes.

5.17 Employee Benefit Matters.

(a) Section 5.17(a) of the Seller Disclosure Schedule contains a correct and complete list of each Benefit Plan. The Company has no liability with respect to any plan, arrangement, or practice of the type described in the preceding sentence other than the Benefit Plans, except as would not have a Material Adverse Effect. Correct and complete copies of all material documents and correspondence, if any, related to each Benefit Plan have been made available to Purchaser prior to Closing.

(b) Except as would not have a Material Adverse Effect, each Benefit Plan has been maintained, funded, operated and administered in compliance with its terms and applicable Law, including ERISA, the Code, and the Affordable Care Act. Each Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code and each trust forming a part thereof that is intended to be exempt from taxation under Section 501(a) of the Code has received or may otherwise reasonably rely upon a favorable determination or opinion letter from the Internal Revenue Service as to its tax-qualification under the Code. To the Knowledge of Sellers, nothing has occurred that would reasonably be expected to adversely affect the tax-qualification of any

Benefit Plan or the tax-exempt status of its related trust. With respect to each Benefit Plan: (i) no prohibited transaction (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) has occurred for which a statutory exemption is not available; and (ii) to the Knowledge of Sellers, no event has occurred and there exists no set of circumstances in connection with which the Company could be subject to any material liability under ERISA, the Code or other applicable laws. No excise Tax or penalty under applicable Law, including ERISA, the Code, and the Affordable Care Act, is outstanding or has accrued with respect to any period prior to the Closing, with respect to any Benefit Plan. No Benefit Plan is funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(c) Neither the Company nor any member of the Controlled Group is required to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

(d) Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life, or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death). No Benefit Plan provides benefits to any individual who is not a current or former employee of the Company, or a dependent or other beneficiary of any such current or former employee.

(e) There is no pending or, to the Knowledge of Sellers, threatened assessment or Proceeding relating to a Benefit Plan (other than routine claims for benefits). To the Knowledge of Sellers, no Benefit Plan is currently the subject of an audit or other inquiry from the Internal Revenue Service, U.S. Department of Labor, Pension Benefit Guaranty Corporation, or other governmental entity.

(f) Except as set forth in Section 5.17(f) of the Seller Disclosure Schedule, the consummation of the Contemplated Transactions will not: (i) result in the payment to any current or former employee, officer, director, or consultant (or dependents of such Persons) of any money or other property; or (ii) accelerate the payment or vesting of any payments or benefits or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former employee, officer, director, or consultant. No amount that is received (whether in cash or property or the vesting of property) as a result of the Contemplated Transactions by any employee, officer, or director of the Company or any of their affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

5.18 Employment Matters.

(a) Section 5.18(a) of the Seller Disclosure Schedule sets forth a true and complete list of each employee and independent contractor of the Company (including any employee who is on a leave of absence or on layoff status), containing the following information with respect to each such employee and independent contractor: (i) name, title, and classification; (ii) compensation paid (including wages, salary, commissions, director’s fees, fringe benefits, bonuses, profit sharing payments, and other payments or benefits of any type) for services performed in the prior calendar year and year-to-date; (iii) current annualized compensation or hourly wage rate, as applicable; (iv) hours of sick-time accrued as of the date of this Agreement and the aggregate dollar amount thereof; (v) hours of vacation time or paid time off accrued and the aggregate dollar amount thereof; (vi) length of employment; and (vii) whether the employee is receiving workers compensation or disability payments or who is on leave or layoff status, and the anticipated date of return.

(b) The Company has during the past three (3) years complied, in all material respects, with all applicable Laws regarding labor and employment (including any such obligations under applicable Laws or any Contract to any employees providing services to the Company through a third party).

(c) There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or similar Governmental Entity, and no such charge or complaint has been made against the Company during the twelve (12) months prior to the date of this Agreement.

(d) To the Knowledge of Sellers, all individuals who perform services for the Company have been classified correctly, including in accordance with the terms of each Benefit Plan, ERISA, the Code, the Fair Labor Standards Act, and all other applicable Laws, as employees, independent contractors, or leased employees, and the Company has not received written (or to the Knowledge of Sellers, verbal or otherwise) notice to the contrary from any Person or Governmental Entity.

(e) The employment of each employee of the Company is terminable by the Company at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise required by Law or any Benefit Plan set forth in Section 5.17(a) of the Seller Disclosure Schedule.

(f) There has not been pending or existing during the twelve (12) months prior to the date of this Agreement any strike, slowdown, work stoppage, or lockout involving the Company.

(g) The Company is not now, nor has ever been, a party to any collective-bargaining agreement or other contract with a labor union, or party to any representation proceeding before the National Labor Relations Board, or subject to any duty to bargain with any labor union, and there has not been, within the last three (3) years any labor union organizing activity pending or, to the Knowledge of Sellers, threatened with respect to the Company.

(h) The Company is in compliance in all material respects with the requirements of all applicable Laws regarding immigration, including but not limited to the requirements under the federal Immigration Reform and Control Act of 1986 regarding verification of employment eligibility, documentation fraud, document retention, non-discrimination, and the prohibition against knowing employment of workers who are not authorized to work in the United States. The Company has on file a valid and current I-9 form to the extent required by federal law.

5.19 Environmental Matters.

(a) The Company is in material compliance and has during the past three (3) years materially complied with all Environmental Laws and Permits that are or were required under any Environmental Laws for the conduct of its businesses and the acquisition, ownership, lease, license, operation, use, or disposition of its assets and properties. The Sellers have made available to Purchaser prior to Closing correct and complete copies of all material documents, records, and information in their possession or control concerning compliance with or potential liability under Environmental Laws or any other environmental or health and safety related issue.

(b) Except in compliance with Environmental Laws and applicable Contract terms or as would not have a Material Adverse Effect, the Company has not: (i) caused or contributed to any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration of any Hazardous Material into the Environment (collectively, a “Release”); or (ii) generated, manufactured, refined, transported, stored, handled, disposed, produced, or processed any Hazardous Materials. Within the past three (3) years, neither any Seller nor the Company has received written (or the Knowledge of Sellers, verbal or otherwise) notice of any actual or potential Release or other environmental condition that has resulted in or would reasonably be expected to result in any material Liability to the Company under any Environmental Law.

5.20 Client Relations.

(a) Section 5.20(a) of the Seller Disclosure Schedule is a correct and complete list of: (a) the top ten (10) clients of the Company (in the aggregate, measured by gross revenue) for the current calendar year through the Interim Balance Sheet Date and for each of the fiscal years ended December 31, 2022, and December 31, 2023 (collectively, the “Material Clients”), and (b) the gross revenue generated from each Material Client.

(b) Except as set forth in Section 5.20(b) of the Seller Disclosure Schedule, (i) no Material Client has advised any Seller or the Company in writing (or to the Knowledge of Sellers, verbally or otherwise) that it (A) is terminating or materially reducing its relationship or business dealings with the Company, (B) is seeking a material change in the terms of its business dealings with the Company, including price decreases greater than three percent (3.0%), or (C) is initiating or planning to initiate any request for proposal (RFP) process for the procurement of products or services currently provided by the Company; and (ii) the Company is not involved in and has not received written notice of, any material claim, dispute, or controversy with any Material Client.

5.21 Vendors and Suppliers.

(a) Section 5.21(a) of the Seller Disclosure Schedule is a correct and complete list of the top ten (10) vendors and suppliers of the Company (in the aggregate, measured by gross revenue) for the current calendar year through the Interim Balance Sheet Date and for each of the fiscal years ended December 31, 2022, and December 31, 2023 (collectively, the “Material Vendors”).

(b) Except as set forth in Section 5.21(b) of the Seller Disclosure Schedule, (i) no Material Vendor has advised any Seller or the Company in writing (or to the Knowledge of Sellers, verbally or otherwise) that it (A) is terminating or materially reducing its relationship or business dealings with the Company, or (B) is seeking a material change in the terms of its business dealings with the Company, including price increases greater than three percent (3.0%); and (ii) the Company is not involved in and has not received written notice of, any material claim, dispute, or controversy with any Material Vendor. No vendor or supplier to the Company represents its sole source of supply for goods and services used in the conduct of its business.

5.22 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

5.23 Affiliate Transactions.

(a) Except as disclosed in Section 5.23(a) of the Seller Disclosure Schedule, no Representative or Related Party of the Company or any Seller is party to, owns, or has any beneficial interest in, as applicable: (i) any Contract, arrangement, or understanding with, or relating to, the Company or its properties or assets; (ii) any Contract, arrangement, or other material business relationship (in each case other than on behalf of the Company as an authorized employee) with any Person that is, or, at any time during the past three (3) years, has been a customer, vendor, service provider, business partner, or other business relationship of the Company; (iii) any property (real, personal, or mixed), tangible or intangible, used or currently intended to be used by the Company; or (iv) any material claim against the Company.

(b) Section 5.23(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of all loans, advances, accounts receivable, notes receivable, and other obligations owed (i) by the Company to any Seller or any Related Party of the Company or of any Seller or (ii) by any Seller or any Related Party of the Company or of any Seller to the Company. No Seller is owed or entitled to any amount or other obligation from the Company and no Seller has any claim of any kind against the Company or any of its Representatives.

5.24 PPP Loans and COVID-19. All PPP Debt of the Company has been forgiven by the SBA, as consented to by People’s Bank of Seneca, as of the date hereof, and no Company has any Liabilities with respect thereto. Except for the PPP Loans listed on Section 5.24 of the Seller Disclosure Schedule, the Company has not received or applied for (a) a loan under the CARES Act, (b) any other COVID-19 Relief Funds, or (c) any other accommodation or relief under any COVID-19 Legislation.

5.25 Warranties. Neither the Company nor any Seller has made any oral or written warranties with respect to the quality or absence of defects of the services or products that the Company has performed or sold under any Material Contract that are in force as of the date of this Agreement, except as expressly set forth in Contracts made available to Purchaser. There are no claims pending or, to the Knowledge of Sellers, threatened against the Company with respect to the quality of or absence of defects in its facilities, practices, policies, products, or services. Neither the Company nor any Seller has been required by any Governmental Entity to pay direct, incidental, or consequential damages to any Person in connection with any of such facilities, practices, policies, products, or services.

5.26 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article IV, THIS Article V, OR ANY OTHER TRANSACTION DOCUMENT (INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE), NONE OF SELLERS, THE COMPANY, OR ANY OTHER PERSON HAS MADE OR MAKES, AND SELLERS EXPRESSLY DISCLAIM, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF SELLERS OR THE COMPANY, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE COMPANY FURNISHED OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES (INCLUDING ANY INFORMATION DOCUMENTS OR MATERIAL MADE AVAILABLE TO PURCHASER IN THE DATA ROOM) OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF THE COMPANY OR ANY REPRESENTATION OR WARRANTY ARISING FROM STATUTE OR OTHERWISE IN LAW.

5.27 Independent Investigation.

(a) Sellers have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Purchaser, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser and its Affiliates for such purpose.

(b) Sellers acknowledge that (i) neither Purchaser nor any other Person on behalf of Purchaser or any of its Affiliates has made any representation or warranty, expressed or implied, as to Purchaser or the Purchaser Securities, or the accuracy or completeness of any information regarding Purchaser or the Purchaser Securities furnished or made available to Sellers and their Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in Article VI of this Agreement or in the other Transaction Documents, (ii) in determining to enter into this Agreement, Sellers have not relied on any representation or warranty from Purchaser or any other Person on behalf of Purchaser, or upon the accuracy or completeness of any information regarding the regarding Purchaser or the Purchaser Securities furnished or made available to Sellers and their Representatives, other than those representations and warranties expressly set forth in Article VI of this Agreement or in the other Transaction Documents, and (iii) neither Purchaser or any of its Affiliates, nor any other Person acting on behalf of Purchaser or any of its Affiliates, shall have any liability to Sellers or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of Purchaser or the future business, operations, or affairs of Purchaser, except as expressly set forth in Article VI of this Agreement or in the other Transaction Documents.

Article VI
Representations and Warranties of Purchaser

Purchaser represents and warrants to the Sellers as of the Closing (unless otherwise specified):

6.1 Organization; Authority; Execution. Purchaser is a limited liability company that was duly organized, is validly existing, and is in good standing under the Laws of the State of Delaware. Purchaser has full limited liability company power and authority (including due authorization by all requisite corporate action on the part of Purchaser) to enter into, execute, and deliver each Transaction Document to which it is a party, to perform its obligations thereunder, and to consummate the Contemplated Transactions applicable to Purchaser. Each Transaction Document to which it is a party has been duly executed and delivered by Purchaser, and (assuming due authorization, execution, and delivery by the other parties thereto) such Transaction Documents constitute legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the Remedies Exception.

6.2 No Conflicts; Consents. The execution, delivery, and performance by Purchaser of the Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of Purchaser; (b) result in a violation or breach of any provision of any Law or Order applicable to Purchaser; (c) require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under (with notice or lapse of time, or both), or give rise to any right of, or result in, the acceleration, termination, amendment, or cancellation of any Contract to which Purchaser is a party; or (d) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, with respect to, or otherwise have an adverse effect upon, any of the properties or assets of Purchaser. No Consent, Permit, Order, declaration, or filing with, or notice to, any Person or Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of any Transaction Document to which it is a party and the consummation of the Contemplated Transactions.

6.3 Investment Purpose.

(a) Purchaser understands and acknowledges that the Acquired Securities have not been registered under the Securities Act, or the securities laws of any other jurisdiction. No transfer, whether with or without consideration and whether voluntarily or involuntarily or by operation of law, of any of the Acquired Securities is permitted unless such transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available. Purchaser understands and acknowledges that no federal or state agency has passed upon the merits or risks of or made any finding or determination concerning the fairness or advisability of an investment in the Acquired Securities.

(b) Purchaser understands and accepts that the purchase of the Acquired Securities involves various risks. Purchaser has sufficient knowledge, sophistication, and experience in business and financial matters and illiquid investments similar to an investment in the Company so as to be capable of evaluating the merits and risks of an investment in the Acquired Securities. With the assistance of Purchaser’s own professional advisors (to the extent that Purchaser has deemed such assistance appropriate), Purchaser has undertaken its own legal, tax, accounting, financial, and other evaluation of the merits and risks of an investment in the Acquired Securities in light of Purchaser’s own circumstances and financial condition and has concluded that it is capable of bearing the economic risk of holding the Acquired Securities for an indefinite period of time, has adequate means to provide for its current needs and contingencies (after giving effect to an investment in the Acquired Securities), and can afford to suffer a complete loss of Purchaser’s investment in the Company.

(c) Purchaser acknowledges and agrees that no market for the resale of any of the Acquired Securities currently exists, and no such market may ever exist. Purchaser confirms its understanding that Purchaser must bear the economic and financial risk of an investment in the Acquired Securities for an indefinite period of time.

(d) Purchaser has made such independent investigation of the Company, its management, its financial condition, and related matters as Purchaser deems necessary or advisable in connection with its acquisition of the Acquired Securities. Purchaser and its representatives have been afforded a full opportunity to ask questions of and receive answers from the managers and officers of the Company about the business and affairs of the Company, and to examine all such documents, materials, and information concerning the Company as Purchaser or such representatives deem to be necessary or advisable in order for Purchaser to reach an informed decision concerning whether to make an investment in the Company.

(e) Purchaser is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Acquired Securities. Any information that has been furnished or that will be furnished by Purchaser to evidence its status as an accredited investor is accurate and complete and does not contain any misrepresentation or material omission.

(f) Purchaser is receiving the Acquired Securities for Purchaser’s own benefit and account for investment purposes only, and not with a view to, or in connection with, any public offering, resale, or distribution thereof. Purchaser agrees that it will not sell, assign, transfer, or otherwise dispose of any of the Acquired Securities, or any interest therein, in violation of the Securities Act or any applicable state securities law. Purchaser understands that the Company is relying upon Purchaser’s representations and agreements contained in this Agreement and any supplemental information that Purchaser may provide for the purpose of determining whether the offering of the Acquired Securities is exempt from registration under the Securities Act and all applicable state securities laws.

(g) Purchaser confirms that it has not been offered the Acquired Securities by any means of general solicitation or general advertising.

6.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Purchaser.

6.5 Legal Proceedings. There are no Proceedings pending or, to Purchaser’s knowledge, threatened against Purchaser or any of its Affiliates that challenge or seek to prevent, enjoin, or otherwise delay the Contemplated Transactions.

6.6 Solvency. Purchaser has and will have sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Purchaser is not insolvent or reasonably expected to become insolvent immediately prior to the Closing.

6.7 Independent Investigation.

(a) Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Sellers and the Company for such purpose.

(b) Purchaser acknowledges that (i) none of Sellers, the Company, nor any other Person on behalf of Sellers or the Company has made any representation or warranty, expressed or implied, as to the Company or the Acquired Securities, or the accuracy or completeness of any information regarding the Company or the Acquired Securities furnished or made available to Purchaser and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in Article IV and Article V of this Agreement (including the related portions of the Seller Disclosure Schedule) or in the other Transaction Documents, (ii) in determining to enter into this Agreement, Purchaser has not relied on any representation or warranty from Sellers, the Company or any other Person on behalf of Seller or the Company, or upon the accuracy or completeness of any information regarding the regarding the Company or the Acquired Securities furnished or made available to Purchaser and its Representatives, other than those representations and warranties expressly set forth in Article IV and Article V of this Agreement (including the related portions of the Seller Disclosure Schedule) or in the other Transaction Documents, and (iii) none of Sellers, the Company or any other Person acting on behalf of Sellers or the Company shall have any liability to Purchaser or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of the Company or the future business, operations, or affairs of the Company, except as expressly set forth in Article IV and Article V of this Agreement (including the related portions of the Seller Disclosure Schedule) or in the other Transaction Documents.

6.8 No Other Representation or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE VI OR ANY OTHER TRANSACTION DOCUMENT, NONE OF PURCHASER OR ANY OTHER PERSON HAS MADE OR MAKES, AND PURCHASER EXPRESSLY DISCLAIMS, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF PURCHASER, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING PURCHASER FURNISHED OR MADE AVAILABLE TO SELLERS AND THEIR REPRESENTATIVES OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF PURCHASER OR ANY REPRESENTATION OR WARRANTY ARISING FROM STATUTE OR OTHERWISE IN LAW.

Article VII
Covenants

7.1 Tax Matters.

(a) Tax Returns for Periods Ending on or Before the Closing Date. The Sellers will, at the Sellers’ expense, timely prepare, or cause to be timely prepared, and timely file, or cause to be timely filed, all Tax Returns, prepared in a manner consistent with past custom and practice of the Company (unless otherwise required by Law), for the Company for all Tax periods ending on or prior to the Closing Date. Subject to the provisions of this Section 7.1, if such Tax Returns are filed after the Closing Date, Sellers will permit Purchaser to review and comment on each of such Tax Returns (other than income tax returns of the Company for a period ending on or before the Closing Date) for at least thirty (30) days prior to the due date (with applicable extensions) for filing of such Tax Returns, and Sellers will accept any reasonable written comments of Purchaser. Sellers will pay all Taxes shown due on any such Tax Returns to Purchaser no later than five (5) Business Days before the date on which such Taxes are required to be paid to any Tax Authority unless such Taxes are reflected in the Adjustment Amount calculation under Section 2.3 (before applying the $250,000 threshold), and Purchaser or the Company will timely pay such Taxes.

(b) Straddle Period Tax Returns. Purchaser will timely prepare and file, or cause to be timely prepared and filed, all Tax Returns for the Company for all periods beginning on or before and ending after the Closing Date (a “Straddle Period”). Subject to the provisions of this Section 7.1, all such Tax Returns will be prepared in a manner consistent with past custom and practice of the Company unless otherwise required by Law. Sellers will pay all Taxes shown due on any such Tax Returns which are apportioned to any Pre-Closing Straddle Period to Purchaser no later than five (5) Business Days before the date on which such Taxes are required to be paid to any Tax Authority. For purposes of this Agreement, the portion of Tax with respect to the income, property, or operations of the Company that is attributable to any Straddle Period will be apportioned between the period of the Straddle Period that extends before the Closing Date through and includes the Closing Date (the “Pre-Closing Straddle Period”) and the period of the Straddle Period that extends from the day after the Closing Date to the end of the Straddle Period (the “Post‑Closing Straddle Period”) in accordance with this Section 7.1(b). The portion of such Tax attributable to the Pre-Closing Straddle Period will (i) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts, or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period; and (ii) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts, or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date. The portion of Tax attributable to a Post-Closing Straddle Period will be calculated in a corresponding manner.

(c) Cooperation. Purchaser and Sellers will use Commercially Reasonable Efforts to cooperate, upon the request of another Party, in connection with the preparation and filing of Tax Returns (including amendments thereto), audits, examinations, and administrative or judicial proceedings with respect to Taxes of the Company.

(d) Purchase Price Allocation. The Parties agree to allocate the Purchase Price (plus other relevant items, including capitalized costs and assumed liabilities) among the assets of the Company and the Restrictions set forth in Section 7.6 in accordance with Section 1060 of the Code, the Agreed Tax Treatment and the allocation methodology set forth in Schedule 7.1(d) (the “Allocation Methodology”) (such Purchase Price allocation, as finally determined pursuant to this Section 7.1(d), the “Allocation”). Within thirty (30) days after the determination of the final Purchase Price pursuant to Section 2.3, Buyer shall provide to Sellers a draft Allocation, which shall be binding upon Purchaser and Sellers unless Sellers object to such draft Allocation in writing within fifteen (15) days following delivery thereof, in which case the Allocation shall be subject to the same dispute resolution procedures and other terms set forth in Sections 2.3(e)(i) through 2.3(e)(iii); provided that any such dispute shall be resolved in a manner consistent with Schedule 7.1(d). The Parties agree to adhere to, and not take any position inconsistent with the Allocation before any Governmental Entity or in any Proceeding and for the purposes of any Tax Returns filed by them subsequent to the Closing. Each Party will notify the other Parties of any inquiry, audit, or investigation by any Tax Authority involving the Allocation.

(e) Certain Controversies. This Section 7.1(e) and not Section 9.4 will control any inquiry, assessment, Proceeding, or other similar event relating to any Taxes for a Pre-Closing Tax Period or Straddle Period of the Company (a “Tax Matter”). Purchaser will notify Sellers as soon as reasonably practicable after commencement of any Tax Matter relating to any Pre-Closing Tax Period (a “Pre-Closing Tax Matter”) or any Straddle Period. Sellers will have the right to represent the interests of the Company before the relevant Governmental Entity with respect to any Tax Matter that is solely a Pre-Closing Tax Matter and to control the defense, compromise, or other resolution thereof; provided that (i) Purchaser has the right (but not the duty) to participate in the defense of such Pre-Closing Tax Matter and to employ counsel, at its own expense, separate from counsel employed by Sellers, and (ii) Sellers shall not enter into any settlement of or otherwise compromise any such Pre-Closing Tax Matter without the prior written consent of Purchaser, which consent shall not be unreasonably conditioned, withheld, or delayed. With respect to any Tax Matter that is (A) not solely a Pre-Closing Tax Matter, or (B) is solely a Pre-Closing Tax Matter but Sellers have not provided Purchaser with written notice of their intent to control such Pre-Closing Tax Matter, then Purchaser will have the right to represent the interests of the Company before the relevant Governmental Entity with respect to such Tax Matter and to control the defense, compromise, or other resolution of any such Tax Matter. If Sellers would be required to indemnify any Purchaser Indemnitee with respect to any Tax Matter controlled by Purchaser then: (1) Sellers will have the right (but not the duty) to participate in the defense of such Tax Matter and to employ counsel, at their own expense, separate from counsel employed by Purchaser, and (2) Purchaser shall not enter into any settlement of or otherwise compromise any such Tax Matter to the extent that it adversely affects the Tax liability of Sellers without the prior written consent of Sellers, which consent shall not be unreasonably conditioned, withheld, or delayed.

7.2 Transfer Taxes. Provided that the Closing takes place, all transfer, documentary, sales, use, stamp, and registration Taxes and fees (including any penalties and interest) incurred in connection with this Agreement will be paid by Sellers when due. At the expense of Sellers, Purchaser or the Company will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, and registration Taxes and fees. If required by applicable Law, Sellers will join in the execution of any such Tax Returns and other documentation.

7.3 Further Assurances; No Avoidance.

(a) From time to time, as and when requested by any Party, each other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting Party may reasonably request to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, during the twelve (12)-month period after the Closing, the Sellers each agree (i) to cooperate with Purchaser and its Affiliates and counsel, to the extent reasonably requested, in the registration, issuance, protection, perfection, contest, or defense of any Company Intellectual Property, and (ii) to make reasonably available their personnel, to provide any testimony and access to their books and records in connection with, and to provide Purchaser and its Affiliates with such other assistance as they may reasonably request, in each case at the sole expense of Purchaser (except as results from a breach of this Agreement), for the purpose of protecting the Company Intellectual Property.

(b) Each Party agrees that such Party will not, through reorganization, consolidation, merger, dissolution, or sale or other transfer of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed in any Transaction Document by such Party.

7.4 Publicity. Except with other Party’s prior written approval or as, in the written opinion of outside counsel to such Party, may be required by Law, each Party will not, and will cause each of its Representatives and Affiliates not to, issue any press release, disclose to any third party (including employees, customers, suppliers, or others having dealings with the Company), or make any public statement with respect to this Agreement (or the existence of this Agreement) or the Contemplated Transactions.

7.5 Seller Release.

(a) Each Seller (i) represents, warrants, and acknowledges that such Seller has been fully advised by such Seller’s attorney that, under certain statutory or common-law principles applied in certain states, a general release does not extend to claims that a creditor does not know or suspect to exist in such creditor’s favor at the time of executing the release, which if known by such creditor must have materially affected such creditor’s settlement with the debtor, and (ii) hereby expressly waives the benefits thereof and any rights such Seller may have under any statute or common law principle of similar effect in any jurisdiction.

(b) Each Seller hereby acknowledges and intends that this release will be effective as a bar to each and every one of the Released Claims and expressly consents that this release will be given full force and effect in accordance with every express term or provision, including those (i) relating to any Released Claims or (ii) relating to unknown and unsuspected Released Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and/or unanticipated claims). Each Seller relinquishes all rights and benefits, if any, afforded by Section 1542 of the California Civil Code (and any analogous law of any other state, locality or other jurisdiction) and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

7.6 Certain Restrictions.

(a) Each Seller, on behalf of such Seller and such Seller’s Related Parties (other than the other Sellers), hereby (i) generally, irrevocably, unconditionally, and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally, and completely waives and relinquishes, each of the Released Claims, and (ii) irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any litigation, action, audit, suit, investigation or proceeding of any kind against any Releasee with respect to the Released Claims.

(b) Each Seller acknowledges and agrees that, in light of (x) Purchaser’s substantial investment in the business of the Company, including its good will, customer relationships, employee relationships, Intellectual Property, and other proprietary and/or confidential information, (y) Purchaser’s present intent to expand upon the scope, geographic, industry, types of services and otherwise, of the relationships with its current and former customers, and (z) the continued employment of certain Sellers by the Company following the Closing Date, as a condition precedent to Purchaser’s obligations to enter into and perform its obligations under the Transaction Documents, for a period of four (4) years commencing on the Closing Date, no Seller will, directly or indirectly, either for itself, himself, herself, or for any other Person, without the prior written consent of the board of directors of Purchaser:

(i) own, consult for, provide services to, engage in sales, brokerage, or marketing for, manage, participate in, be employed by, permit its, his, or her name to be used by, or be connected or do any business, or otherwise have any direct or indirect interest in, whether as a manager, officer, director, employee (including of any competitor of the Company), partner, sole proprietor, agent, broker, representative, independent contractor, consultant, franchisor, franchisee, creditor, shareholder, owner, joint venture partner, or otherwise, any Person or business that provides technical design, engineering, and digital product development services through scoped, embedded, and recruiting offerings (x) as currently offered by the Company or (y) with respect to which the Company has taken active and documented steps to engage as of the Effective Date (any such business, a “Competing Business”), throughout North America; provided that the foregoing does not prohibit (A) the employment of any Seller that is a natural person by any member of the Company Group; (B) a Seller’s ownership of two percent (2.0%) or less of the stock of a publicly held corporation whose stock is traded on a nationally or internationally recognized securities exchange; (C) a Seller’s passive ownership of less than two percent (2.0%) of the equity interest in a private equity fund that is not formed specifically to invest in any Competing Business; (D) a Seller’s direct or indirect ownership of equity interests of, or employment by, any member of the Company Group or any Seller; or (E) a Seller’s direct or indirect engagement in any activity or business described on Schedule 7.6(b) (“Excluded Business”);

(ii) (A) induce or solicit, or attempt to induce or solicit, any then-current or past (at any time within the preceding twelve (12) months, as applicable to such time) employee or contractor of any member of the Company Group, to terminate or reduce such employee or contractor’s employment or engagement with any member of the Company Group, or to accept employment with, provide services to, or partner with another Person, (B) in any way materially interfere with the relationship between any member of the Company Group, on the one hand, and any employee or contractor thereof, on the other hand, or (C) hire or attempt to hire any then-current or past (at any time within the preceding twelve (12) months, as applicable to such time) employee or contractor of any member of the Company Group; or

(iii) call on or solicit any customer, client, strategic partner, joint venture partner, referral source, vendor, supplier, consultant, contractor, licensee, licensor, bona fide potential acquisition or investment target, or other material business relation (collectively, “Excluded Persons”) of any member of the Company Group (including any Excluded Persons of the Company at any time during the twelve (12) month period immediately prior to the Closing Date), in order to induce or attempt to induce such Excluded Person to utilize the services of a Competing Business or cease doing business with any member of the Company Group, or in any way materially interfere with the relationship between any Excluded Person and any member of the Company Group.

(iv) Notwithstanding the foregoing, the placement of general advertisement that is not targeted towards employees or contractors of any member of the Company Group will not be deemed to breach the non-solicit provisions of Section 7.6(b)(ii); provided that the preceding clause will not limit or otherwise modify the prohibitions against hiring set forth in Section 7.6(b)(ii)(C).

(c) Each Seller agrees that, at all times after the Closing, such Seller shall not make or publish, orally or in writing, any derogatory or disparaging statements regarding any member of the Company Group or any of their respective businesses, personnel, or practices; provided that this provision does not prohibit such Seller from testifying truthfully in response to a valid subpoena or other compulsory legal process. Purchaser agrees that, at all times after the Closing, no executive officer of Purchaser shall make or publish, orally or in writing, any derogatory or disparaging statements regarding any Seller or any of their respective businesses, personnel, or practices; provided that this provision does not prohibit Purchaser from testifying truthfully in response to a valid subpoena or other compulsory legal process.

(d) Notwithstanding any provision of this Agreement to the contrary, the covenants and restrictions set forth in this Section 7.6 shall terminate and shall be of no further force or effect upon the consummation of the transactions contemplated by the Call Option.

(e) Each Seller acknowledges and agrees that the covenants set forth in this Section 7.6 (collectively, the “Restrictions”) are reasonably designed to protect Purchaser’s substantial investment in the business of the Company and are reasonable with respect to their duration, geographical area, and scope. To the extent such Seller is or is deemed to be a California resident, such Seller specifically acknowledges and agrees that the limitations set forth in this Agreement are valid under Section 16601 of the California Business & Professions Code and hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind that would contest such Restrictions as being invalid under California law. It is the desire and intent of the Parties that the provisions of this Section 7.6 be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought, and each Party hereby consents to the jurisdiction of the state, provincial, and federal courts in any such jurisdiction. If any particular provision or portion of this Section 7.6 is adjudicated to be invalid or unenforceable, this Section 7.6 will be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 7.6 in the particular jurisdiction in which such adjudication is made.

7.7 Certain Post-Closing Rights and Obligations. Until a sale of the Company, each Seller that is an Entity shall not, and each Seller shall take all Commercially Reasonable Efforts to cause each Seller that is an Entity not to, (a) undergo any transfer of its direct or indirect interests; (b) liquidate, dissolve, or go into voluntary bankruptcy or receivership; (c) become insolvent or under-capitalized for its liabilities, as measured at any point from time to time; or (d) distribute its assets either (i) in excess of its Liabilities or (ii) without an obligation of its equity holders to contribute to such Seller any amounts necessary to satisfy the obligations of such Seller under this Agreement, which obligation for each equity holder will at least equal the amount of proceeds received from the Contemplated Transactions by such equity holder. Notwithstanding the foregoing, the assignment or transfer of any Excluded Intellectual Property to any Seller or its Affiliates prior to or after the Closing shall not be a violation of this Section 7.7 or any other covenant or agreement of any Seller set forth in this Agreement.

Article VIII
Closing Deliverables

8.1 Sellers’ Closing Deliveries. Sellers will deliver or cause to be delivered the following to Purchaser at the Closing, each of which will, unless otherwise indicated, be dated as of the Closing Date:

(a) the applicable deposit account and related wire transfer instructions for each amount described in Section 3.4;

(b) invoices for all Seller Transaction Expenses (“Seller Transaction Expense Invoices”) and evidence reasonably satisfactory to Purchaser of payment thereof in full;

(c) the Securities Assignment, duly executed by NewCo;

(d) A lease agreement to each of the Leased Real Properties, in the form attached to this Agreement as Exhibit B (the “Lease Agreement”), duly executed by an authorized party of Seller;

(e) A Call Option Agreement in the form attached to this Agreement as Exhibit C (the “Call Option”), duly executed by NewCo;

(f) the Amended and Restated Limited Liability Company Agreement of Company in the form attached to this Agreement as Exhibit D (the “Company LLC Agreement”), duly executed by NewCo;

(g) evidence reasonably satisfactory to Purchaser that all Consents and actions set forth in Schedule 8.1(g) have been obtained or taken place;

(h) evidence reasonably satisfactory to Purchaser that all Contracts set forth in Schedule 8.1(h) have been terminated;

(i) an employment agreement by and between the Company and Johnson (the “Employment Agreement”), duly executed by Johnson;

(j) a duly executed IRS Form W-9 from each Seller;

(k) evidence reasonably satisfactory to Purchaser of the consummation of the Restructuring;

(l) a certificate of an officer or manager of each Seller that is an Entity, dated as of the Closing Date, certifying as to (i) the incumbency and signatures of the officer of such Seller executing each of the Transaction Documents to which such Seller is a Party, (ii) copies of such Seller’s Organizational Documents, each as in effect on the Closing Date and attached to such certificate, (iii) copies of all resolutions adopted by such Seller’s board of managers or similar governing body relating to the Contemplated Transactions and attached to such certificate, and (iv) copies of all resolutions adopted by such Seller’s equity holders relating to the Contemplated Transactions and attached to such certificate;

(m) for the Company, a certificate of an officer or manager of the Company, dated as of the Closing Date, certifying as to (i) the incumbency and signatures of the officers of the Company executing each of the Transaction Documents to which the Company is a party, (ii) copies of the Company’s Organizational Documents, each as in effect on the Closing Date, (iii) copies of all resolutions adopted by the Company’s board of directors or similar governing body relating to the Contemplated Transactions and attached to such certificate, and (iv) copies of all resolutions adopted by the Company’s equity holders relating to the Contemplated Transactions and attached to such certificate;

(n) for each Seller that is an Entity and for the Company, a certificate of good standing or equivalent issued as of a date not more than ten (10) days before the Closing Date by the Secretary of State or similar official of the jurisdiction of its organization or formation and each other jurisdiction where it is qualified to do business as a foreign corporation or other Entity;

(o) a properly executed and completed Investor Questionnaire, in a form and substance reasonably satisfactory to Purchaser, duly executed by each Seller;

(p) a properly executed Joinder to the Gloo LLC Agreement;

(q) the resignation, effective as of the Closing Date, of Johnson as a Manager of the Company;

(r) the original minute books, stock ledgers, and other corporate books and records of the Company;

(s) three (3) electronic copies of the full contents of the Data Room as of the Effective Date; and

(t) all other documents, instruments, or certificates as may be reasonably requested by Purchaser.

8.2 Purchaser Closing Deliveries. Purchaser will deliver or cause to be delivered, the following to the Sellers at the Closing, each of which (if a document) will, unless otherwise indicated, be dated as of the Closing Date:

(a) each amount described in Section 3.4, delivered in accordance with the instructions delivered to Purchaser by Sellers pursuant to Section 8.1(a);

(b) the Securities Assignment, duly executed by Purchaser;

(c) the Company LLC Agreement, duly executed by Purchaser;

(d) the Lease Agreement, duly executed by Purchaser;

(e) the Call Option, duly executed by Purchaser;

(f) the Employment Agreement, duly executed by the Company;

(g) a certificate of an officer or manager of Purchaser, dated as of the Closing Date, certifying as to (i) the incumbency and signatures of the officers of Purchaser executing each of the Transaction Documents to which Purchaser is a party, (ii) copies of Purchaser’s Organizational Documents, each as in effect on the Closing Date and attached to such certificate, and (iii) copies of all resolutions adopted by Purchaser’s board of directors or similar governing body relating to the Contemplated Transactions and attached to such certificate;

(h) for Purchaser, a certificate of good standing or equivalent issued as of a date not more than ten (10) days before the Closing Date by the Delaware Secretary of State; and

(i) all other documents, instruments, or certificates as may be reasonably requested by Sellers consistent with the terms of this Agreement.

Article IX
Survival; Indemnification

9.1 Survival. Notwithstanding any longer period otherwise provided by Law, all representations and warranties in this Agreement (together with the right to initially assert a claim for indemnification under this Article IX) will, without regard to dissolution of any Party, remain in full force and effect for a period beginning on the Closing Date and survive until 5:00 p.m. MT on the date that is the twelve (12)-month anniversary of the Closing Date (the “General Survival Period”), and all liability of the Parties with respect to such representations and warranties (including for indemnification for an inaccuracy in or breach of such representations and warranties under this Article IX), will thereupon be extinguished following the General Survival Period, except:

(a) Seller Fundamental Representations and Purchaser Fundamental Representations will remain in full force and effect and survive for sixty (60) months following the Closing; and

(b) any Claim involving Fraud or intentional misrepresentation will remain in full force and effect and survive indefinitely.

(c) All of the covenants or other agreements contained in this Agreement will survive the Closing Date until the first to occur of (x) the expiration by their terms of the obligations of the applicable Party under such covenant and (y) such covenant being fully performed or fulfilled, unless non-compliance with such covenants or agreements is expressly waived in writing by the Party entitled to such performance. Any Claims pending on the expiration of the applicable Survival Period for any representation or warranty may continue to be asserted and indemnified against until finally resolved. In order for a Claim to be pending on a date, notice of such Claim must have been given in accordance with this Article IX prior to or on such date. Any Claim that is not pending as of the expiration of the applicable Survival Period will be forfeited by the holder of such Claim vis-à-vis the Indemnifying Person.

9.2 Indemnification by the Sellers.

(a) Sellers’ Indemnification. From and after the Closing and subject to any applicable limitation set forth in this Article IX, the Sellers will jointly and severally indemnify, defend, and hold harmless Purchaser and each of its Representatives, Affiliates, and members (each, a

“Purchaser Indemnitee”), without duplication, from and against any and all Losses that are suffered or incurred by any of Purchaser Indemnitees and arising out of the following (each, a “Sellers Indemnifiable Matter”):

(i) any inaccuracy in or breach of any of the representations or warranties made by any Seller contained in this Agreement other than a Seller Fundamental Representation (each, a “Seller General Representation”);

(ii) any inaccuracy in or breach of any Seller Fundamental Representation;

(iii) any breach of any covenant of the Sellers in this Agreement;

(iv) any Liability related to any Closing Indebtedness or Closing Seller Transaction Expenses;

(v) any Indemnified Taxes; and

(vi) any Fraud or intentional misrepresentation on the part of the Company or any Seller in connection with this Agreement, any Transaction Document, or any Contemplated Transaction.

(b) Application of Limitations. All obligations of Sellers under this Section 9.2 are subject to each applicable limitation below:

(i) Sellers Indemnifiable Matters that are for Losses in respect of any (and solely to the extent of any) inaccuracy in or breach of any Seller General Representation are referred to as, collectively “Limited Sellers Indemnifiable Matters” in this Agreement. All Sellers Indemnifiable Matters other than Limited Sellers Indemnifiable Matters are referred to as, collectively, “Excluded Sellers Indemnifiable Matters” in this Agreement. No Purchaser Indemnitee is entitled to recover for any Limited Sellers Indemnifiable Matters unless and until the aggregate amount of Losses for Limited Sellers Indemnifiable Matters for which Purchaser Indemnitees are entitled to seek indemnification under this Agreement exceeds $200,000 (the “Deductible”), in which event and with respect to Limited Sellers Indemnifiable Matters, Purchaser Indemnitees may only claim indemnification for Limited Sellers Indemnifiable Matters exceeding the Deductible. In no event will the aggregate amount of indemnification paid by the Sellers for Limited Sellers Indemnifiable Matters owed to Purchaser Indemnitees exceed $1,000,000 (the “Cap”); provided, however, that in no event will the Deductible or the Cap apply to any Losses arising out of or relating to any Excluded Sellers Indemnifiable Matters.

(ii) In no event will Sellers’ aggregate Liability under any claims of any inaccuracy in or breach of any Seller Fundamental Representation exceed an amount in the aggregate equal to the Purchase Price.

(iii) For purposes of calculating the amount of Losses to which an Indemnified Person is entitled under this Article IX for Limited Sellers Indemnifiable Matters and for purposes of determining whether a Seller General Representation has been breached, the terms “material,” “materiality,” “Material Adverse Effect” and words of similar import will be disregarded; provided, however, that the foregoing materiality scrape will not (A) affect any “knowledge” qualifiers, or (B) apply to limit any list within representations and warranties calling for scheduling of “material” items.

9.3 Indemnification by Purchaser.

(a) Purchaser Indemnification. From and after the Closing and subject to any applicable limitation set forth in this Article IX, Purchaser will indemnify, defend, and hold harmless each Seller and each of its Representatives, Affiliates (excluding the Company), and equity holders (each, a “Seller Indemnitee”), without duplication, from and against any and all Losses that are suffered or incurred by any of Seller Indemnitees, directly or indirectly, and arising out of any of the following (each, a “Purchaser Indemnifiable Matter”):

(i) any inaccuracy in or breach of any of the representations or warranties made by Purchaser contained in this Agreement other than a Purchaser Fundamental Representation (a “Purchaser General Representation”);

(ii) any inaccuracy in or breach of any Purchaser General Representation or any breach of any covenant of Purchaser in this Agreement; or

(iii) any Fraud or intentional misrepresentation on the part of Purchaser in connection with this Agreement, any Transaction Document, or any Contemplated Transaction.

(b) Limitations. Other than in respect of any Fraud or intentional misrepresentation, in no event will Purchaser’s aggregate Liability under any claims of any inaccuracy in or breach of any Purchaser Fundamental Representation exceed an amount in the aggregate equal (i) to the Purchase Price (other than, for the avoidance of doubt, Purchaser’s obligation to pay the Purchase Price), minus (ii) an amount equal to that portion of the Purchase Price retained by or for the benefit of the Sellers.

9.4 Claim Notice.

(a) Notice of Direct Claims. As soon as is reasonably practicable after any Purchaser Indemnitee or any Seller Indemnitee (each, as applicable, an “Indemnified Person”) or any Party becomes aware of any event or condition that would reasonably be expected to result in a Loss with respect to which Purchaser or any Seller (in each case as the case may be, an “Indemnifying Person”) may become obligated to indemnify, defend, hold harmless, compensate, or reimburse any Indemnified Person pursuant to this Article IX (a “Claim”), such Person will give notice of such Claim (a “Direct Claim Notice”) (i) if such Person is Purchaser or a Purchaser Indemnitee, to Sellers, or (ii) if such Person is any Seller Indemnitee, to Purchaser. A Direct Claim Notice (A) must describe the Claim in reasonable detail; (B) on an informal and non-binding basis, reserving all future rights, identify whether such Claim pertains to a Seller General Representation, a Seller

Fundamental Representation, a Purchaser General Representation, a Purchase General Representation, or Fraud or intentional misrepresentation; and (C) must in good faith indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may reasonably be expected to be suffered by the Indemnified Person (the “Claimed Amount”).

(b) Notice of Third-Party Claims. In the event of the assertion of any Claim by any third-party Person with respect to which an Indemnifying Person may become obligated to indemnify, defend, compensate, or reimburse any Indemnified Person pursuant to this Article IX, or the commencement by any third-party Person of any Proceeding (whether against a Party or any other Indemnified Person) with respect to which any Indemnifying Person may become obligated to indemnify, defend, compensate, or reimburse any Indemnified Person pursuant to this Article IX (each, a “Third-Party Claim”), the Indemnified Person or Indemnifying Person, as the case may be, if having notice of such Third-Party Claim, will provide the other party with prompt written notice (providing the same information as a Direct Claim Notice) of such Third-Party Claim (together with a Direct Claim Notice, a “Claim Notice”) together with copies of all documents (including court pleadings) received by the notifying Person relating to the Third-Party Claim together with such supporting documents reasonably available to such Person.

(c) Failure to Deliver Notice. The delay or failure to provide such Claim Notice to the Indemnifying Person will not affect the rights or remedies of any Indemnified Person to receive indemnification for Losses or alter or relieve the Indemnifying Person of its obligations to indemnify for Losses, unless (i) such Claim Notice is delivered after the expiration of the applicable Survival Period (in which case the Indemnifying Person has no obligation to indemnify), or (ii) as a result of a material delay, the Indemnifying Person is materially prejudiced.

(d) Response to Claim Notice. During the thirty (30)-day period commencing upon the delivery to the Indemnifying Person of a Direct Claim Notice (the “Dispute Period”), the Indemnifying Person will deliver to the Indemnified Person a written response (the “Response Notice”) in which the Indemnifying Person: (i) agrees that the full Claimed Amount is owed to the Indemnified Person; (ii) agrees, with specificity as to the reasons and amount, that part (but not all) of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnified Person; or (iii) asserts that no part of the Claimed Amount is owed to the Indemnified Person. Any part (or all) of the Claimed Amount that is not agreed by the Indemnifying Person to be owing to the Indemnified Person pursuant to the Response Notice will be referred to as the “Contested Amount.” If a Response Notice is not timely received by the Indemnified Person prior to 5:00 p.m., Denver, Colorado, time on the thirtieth (30th) day of the Dispute Period, then the Indemnifying Person will be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnified Person.

(e) Payment of Full Claimed Amount. If (i) the Indemnifying Person delivers a timely Response Notice agreeing that the full Claimed Amount is owed to the Indemnified Person, or (ii) the Indemnifying Person does not deliver a timely Response Notice during the Dispute Period, then, subject to the limitations of this Article IX, (A) if a Purchaser Indemnitee is the Indemnified Person, Sellers will pay such Indemnified Person any amount of the Claimed Amount; or (B) if a Seller Indemnitee is the Indemnified Person, Purchaser will pay to such Indemnified Person cash in an amount equal to the Claimed Amount.

(f) Payment of Less Than Full Claimed Amount. If the Indemnifying Person delivers a timely Response Notice agreeing that less than the full Claimed Amount is owed to the Indemnified Person, then, subject to the limitations of this Article IX, (i) the Sellers will pay to such Indemnified Person any amount of the Agreed Amount; or (ii) if a Seller Indemnitee is the Indemnified Person, Purchaser will pay to such Indemnified Person cash in an amount equal to the Agreed Amount.

(g) Settlement of Contested Amount. If the Indemnifying Person delivers a timely Response Notice indicating that there is a Contested Amount, the Indemnifying Person and the Indemnified Person will attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnifying Person and the Indemnified Person resolve such dispute as to all or a portion of the Contested Amount (which mutually resolved amount will then become an “Agreed Amount”), then the Indemnifying Person and the Indemnified Person will execute a written settlement agreement, and then, subject to the limitations of this Article IX, (i) if a Purchaser Indemnitee is the Indemnified Person, the Sellers will pay such Indemnified Person any amount of the Agreed Amount; or (ii) if a Seller Indemnitee is the Indemnified Person, Purchaser will pay to such Indemnified Person cash in an amount equal to the Agreed Amount.

(h) Failure to Settle Contested Amount. If the Indemnifying Person and the Indemnified Person are unable to resolve any part of the dispute relating to any Contested Amount during the thirty (30)-day period commencing upon the delivery of the Response Notice, then with respect to the remaining Contested Amount, either the Indemnified Person or the Indemnifying Person (with Purchaser or NewCo as the sole authorized agents of the Parties, as the case may be) may submit the dispute to a court of competent jurisdiction within one (1) year following the delivery of the Response Notice, and the remaining Contested Amount will only be payable upon the earlier of the agreement of the parties or entry of a final, non-appealable Order concerning the matter issued by a court of competent jurisdiction (a “Final Award”), and, subject to the limitations of this Article IX, (i) if a Purchaser Indemnitee is the Indemnified Person, Sellers will pay to such Indemnified Person any amount of the Final Award; or (ii) Purchaser, if a Seller Indemnitee is the Indemnified Person, will pay cash to such Indemnified Person in an amount equal to the amount of the Final Award. If neither the Indemnified Person nor the Indemnifying Person submit the dispute to a court of competent jurisdiction within such one (1)-year period following delivery of the Response Notice, such dispute will be deemed resolved in favor of the Person delivering the Response Notice.

(i) Defense of Third-Party Claims. The Indemnifying Person will be entitled to conduct the defense of any Third-Party Claim on the terms set forth in this Section 9.4(i), provided that (A) the Indemnifying Person promptly notifies the Indemnified Person in writing (but, in any event, within ten (10) Business Days following the delivery of the Third-Party Claim Notice) of the Indemnifying Person’s intent to conduct such defense, and (B) if any of Purchaser or its Affiliates are the Indemnified Person under this Agreement with respect to such Third-Party Claim, such Third-Party Claim (I) has not been brought by then-current customers or vendors of Purchaser or its Affiliates, and (II) is not otherwise disruptive to the Company if not defended directly by Purchaser, the Company or any of their respective Affiliates. Subject to the foregoing, the Indemnified Person will be entitled to conduct the defense of any Third-Party Claim on the terms set forth in Section 9.4(i)(iii), provided that the Indemnifying Person has not elected to conduct the defense pursuant to the preceding sentence.

(i) If the Indemnifying Person does deliver such written notice of its intent to conduct the defense of such Third-Party Claim in accordance with this Section 9.4(i), the Indemnifying Person will assume the defense of such Third-Party Claim, subject to the satisfaction of the following conditions: (A) the Third-Party Claim may not involve any criminal proceeding, action, investigation or allegations; (B) counsel selected by the Indemnifying Person must be reasonably acceptable to the Indemnified Person; (C) the Indemnifying Person expressly agrees in writing that it will be liable for any Loss incurred by the Indemnified Person, subject only to the limitations set forth in Section 9.2(b) or Section 9.3(b), as applicable; and (D) the Indemnified Person has not been advised in writing by counsel that (I) a reasonable likelihood exists of a material conflict of interest between the Indemnifying Person and the Indemnified Person with respect to the defense of such Third-Party Claim, or (II) the Indemnified Person has one or more defenses not available to, and not otherwise being covered by counsel to, the Indemnifying Person (the conditions set forth in clauses (A) through (D) of this paragraph are, collectively, the “Litigation Conditions”).

(ii) Subject to continued fulfillment of the Litigation Conditions:

(A) the Indemnifying Person will proceed to defend such Third‑Party Claim in a diligent manner with counsel reasonably satisfactory to the Indemnified Person at the sole expense of the Indemnifying Person, subject to any applicable limitations in this Article IX;

(B) the Indemnifying Person will keep the Indemnified Person reasonably informed of all material developments and events relating to such Third‑Party Claim;

(C) the Indemnified Person will cooperate in connection with the defense, compromise or settlement of any Third-Party Claim and will furnish such non-privileged records, information and testimony and attend such conferences, discovery, hearings, trials and appeals as may be reasonably requested by, and at the cost of, the Indemnifying Person in connection therewith;

(D) the Indemnified Person will have the right to participate (but not control), at its sole cost and expense, in the defense of such Third-Party Claim; except that, if (A) any of the Litigation Conditions cease to be met, or (B) the Indemnifying Person fails to take reasonable steps necessary to defend diligently such Third-Party Claim, and, in either case, the Indemnified Person provides notice and the Indemnifying Person fails to cure within ten (10) days, then the Indemnified Person may assume and control the defense of the Third-Party Claim; and

(E) the Indemnifying Person may not settle, adjust, or compromise such Third-Party Claim without the prior written consent of the

Indemnified Person, unless such settlement or compromise includes only the payment of funds satisfied entirely by the Indemnifying Person.

(iii) If the Indemnified Person proceeds with the defense of any Third‑Party Claim pursuant to this Section 9.4:

(A) all reasonable expenses relating to the defense of such Third‑Party Claim (whether or not incurred by the Indemnified Person) to the extent they are indemnifiable Losses pursuant to this Article IX will be borne and paid exclusively by the Indemnifying Person, subject to any applicable limitations in this Article IX;

(B) the Indemnified Person will proceed to defend such Third‑Party Claim in a commercially reasonable, diligent manner;

(C) the Indemnifying Person will make available to the Indemnified Person any documents and materials (other than privileged documents or materials) in the possession or control of the Indemnifying Person that may be necessary to the defense, compromise or settlement of such Third-Party Claim and will furnish such information and testimony and attend such conferences, discovery, hearings, trials and appeals as may be reasonably requested by the Indemnified Person in connection therewith;

(D) the Indemnified Person will keep the Indemnifying Person reasonably informed of all material developments and events relating to such Third‑Party Claim; and

(E) the Indemnified Person may not settle, adjust or compromise such Third-Party Claim without the prior written consent of the Indemnifying Person, which consent may not be unreasonably withheld, delayed or denied.

(iv) Additionally, the Indemnifying Person will lose its right to contest, defend, litigate and settle the Third-Party Claim if it fails to accept a tender of the defense of the Third-Party Claim. In such event, the Indemnified Person will have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third-Party Claim; provided, however, that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Person.

9.5 Exclusive Remedy; No Double Recovery. Other than Fraud or intentional misrepresentation or the equitable remedies described in this Agreement, the exclusive remedy of any Party or other Person for any breach of or inaccuracy in any representation, warranty, covenant, agreement or obligation set forth herein, shall be indemnification under this Article IX. No Indemnified Person will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that any Indemnified Person had already recovered the same Losses with respect to such matter pursuant to other provisions of this Agreement. Nothing in this Section 9.5 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.5 or to pursue a claim of fraud against a party hereto committing fraud outside of the indemnification provisions set forth in this Article IX.

9.6 Remedies Cumulative; Specific Performance. Subject to Section 9.5, the rights and remedies of the Parties under this Agreement are cumulative, not alternative. Each Party hereby acknowledges that the rights of each Party with respect to such matter are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, including Seller’s obligations under Section 7.6 or this Section 9.6, money damages would be inadequate and the non-breaching Party or Parties would have no adequate remedy at law. In the event that any Party violates or fails or refuses to perform any such covenant or agreement, in addition to and not in limitation of any other remedies that may be available to the non-breaching Party or Parties, the non-breaching Party or Parties will be entitled to seek: (a) subject to the terms of this Agreement and in addition to any remedy at law for damages or other relief, (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, without any requirement of notice or to post any bond or deposit, and (ii) an injunction restraining such breach or threatened breach; and (b) any other equitable relief.

9.7 Determination of Losses. Losses payable to or received by an Indemnified Person under this Article IX will be reduced by the amount of any (a) insurance proceeds with respect to such Losses, net of any increase in premiums or other out-of-pocket costs of the Indemnified Person as a result of such insurance claims; and (b) indemnification payments, contribution payments, collections, or reimbursements with respect to such Losses (collectively, “Third-Party Recovery Proceeds”), in each case, actually received by any Indemnified Person. The Indemnified Person shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses. Each Indemnified Person shall take, and cause its Affiliates to take, commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

9.8 Tax Treatment. All amounts payable by Sellers to or for the benefit of a Purchaser Indemnitee under this Article IX will, for Tax purposes, be treated as an adjustment to the Purchase Price payable by Purchaser to Sellers, unless otherwise required by applicable Law.

9.9 Payment or Reimbursement of Losses. Subject to the limitations of this Article IX, payment or reimbursement for Losses incurred by an Indemnified Person will be made by or on behalf of the Indemnifying Person within fifteen (15) Business Days of the final resolution of any related claim for indemnification under the terms of this Agreement. Notwithstanding the foregoing, each Purchaser Indemnitee shall first seek to recover any Losses for which a Seller is liable to indemnify the Purchaser Indemnitee under this Article IX by setting off the amount of such Losses against the amounts owed by Purchaser under the Promissory Notes as permitted by Section 9.10.

9.10 Right to Setoff. Subject to the limitations and provisions in this Article IX and in addition to any rights that Purchaser may have under applicable Law, Purchaser will have the right to setoff, appropriate, and apply any amounts payable or to be payable to or on behalf of any Seller against any amounts payable to any Purchaser Indemnitee by or on behalf of Sellers pursuant to

Article IX. Purchaser will provide prompt written notice to Sellers of Purchaser’s intent to set off any such payments against any amounts determined as payable to any Purchaser Indemnitee by or on behalf of Sellers under this Article IX.

Article X
General Provisions

10.1 The Seller Disclosure Schedule. The matters in the Seller Disclosure Schedule constitute (a) exceptions to particular representations and warranties of the Sellers in this Agreement, or (b) descriptions or lists of items referred to in particular representations and warranties of the Sellers in this Agreement; provided that if there is any conflict or inconsistency between this Agreement and the Seller Disclosure Schedule (other than a specific exception in the Seller Disclosure Schedule to a specific representation or warranty of the Sellers in this Agreement), then this Agreement will control. The statements in the Seller Disclosure Schedule relate only to the specific sections of this Agreement to which they refer and not to any other sections in this Agreement. The delivery to Purchaser of a Material Contract (or the description of a Contract’s title and parties in the Seller Disclosure Schedule) will not constitute disclosure of any matter or item the specific disclosure of which is required under this Agreement, except the existence of such Material Contract.

10.2 Assignment. This Agreement is binding upon, and inures to the benefit of, each Party to this Agreement and such Party’s successors and assigns (if any). No Party may assign any of its rights or delegate any of its obligations under this Agreement without the other Parties’ prior written consent; provided that Purchaser may, without the consent of any other Party, assign its rights and obligations under this Agreement to any lenders of Purchaser, the Company, or any of their respective Affiliates as collateral security.

10.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement expressed or implied will give or be construed to give to any other Person any legal or equitable rights under this Agreement. Without limiting the generality of the foregoing, (a) no employee or former employee (including any representative, beneficiary, or dependent thereof) of the Company, or trustees, administrators, participants, or beneficiaries of any Benefit Plan, will have any rights under any of the Transaction Documents to which he, she, or it is not personally a party, and (b) other than as an express party to any of the Transaction Documents, if applicable, no creditor of any of the Parties will have any rights under this Agreement or any of the Transaction Documents.

10.4 Notices. All notices and other communications pursuant to this Agreement must be in writing and will be deemed given if delivered personally, sent by electronic mail, sent by nationally recognized overnight courier, or mailed by registered or certified mail (return-receipt requested), postage prepaid, to the Parties at the addresses set forth in Appendix C (or to such other address as any Party may have furnished to all other Parties in accordance with this Section 10.4). Any such notice or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery; (b) in the case of electronic mail, on the date sent if sent before 5:00 p.m. Mountain Time, or if sent after such time, on the next Business Day after the date sent; (c) in the case of a nationally recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date sent; and (d) in the case of mailing, on the third (3rd) Business Day after that on which the piece of mail containing such communication is posted.

10.5 Counterparts. This Agreement may be executed and delivered in one or more counterparts, including by exchange of signatures in .pdf or other electronic format, each of which when executed and delivered will be deemed an original, and all of which when executed will constitute one and the same instrument.

10.6 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement and understanding among the Parties with respect to the subject matter of this Agreement and thereof and supersede all prior agreements and understandings relating to such subject matter. The representations, warranties, and covenants in this Agreement are intended to be part of the bargain among the Parties. Except in the case of Fraud arising from any breach of any representations, warranties, or covenants made in this Agreement or the Transaction Documents, respectively, none of the Parties will be liable or bound to any other Party in any manner by any representations, warranties, or covenants relating to such subject matter except as specifically set forth in this Agreement and the Transaction Documents. The Parties have voluntarily agreed to define their rights, liabilities, and obligations respecting the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement, and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all Parties specifically acknowledge that no Party has any special relationship with another party that would justify any expectation beyond that of any ordinary buyer and an ordinary seller in an arm’s length transaction.

10.7 Amendments. Except as expressly provided otherwise in this Agreement, this Agreement may be amended only pursuant to the written agreement of the Parties, and any attempted amendment to the contrary will be void ab initio.

10.8 Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, such provision will be fully severable from this Agreement and the other provisions of this Agreement will remain in full force and effect in such jurisdiction and the remaining provisions of this Agreement will be liberally construed to carry out the provisions and intent of this Agreement; provided, if any one or more of the provisions contained in this Agreement will be determined or held to be invalid or unenforceable because such provision is overly broad as to duration, geographic scope, activity, subject or otherwise, such provision will be deemed amended by limiting and reducing it to the minimum extent necessary to make such provision valid and enforceable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of such provision in any other jurisdiction, nor will the invalidity or unenforceability of any provision of this Agreement with respect to any Person affect the validity or enforceability of such provision with respect to any other Person. To the extent not prohibited by Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

10.9 Governing Law; Venue; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution, or performance of this Agreement (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed solely by the internal laws of the State of Delaware, without regard to the conflict-of-law principles thereof.

(b) Venue and Jurisdiction. Except as provided in Section 7.6(d) or Section 9.6, any Proceeding or other legal action relating to this Agreement or the enforcement of any provision of this Agreement must be brought or otherwise commenced in any state or federal court located in Joplin, Missouri. Each Party: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in Joplin, Missouri, (and each appellate court located in the State of Missouri) in connection with any such Proceeding; (ii) agrees that each state and federal court located in Joplin, Missouri, will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in Joplin, Missouri, any claim that such Party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT TO THIS AGREEMENT. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) MAKES THIS WAIVER VOLUNTARILY; AND (iv) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9(c).

10.10 Waiver. No failure on the part of any Person to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement except as expressly set forth in a written instrument duly executed and delivered on behalf of such Person, any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

10.11 Construction. Each Party acknowledges that it has participated in the drafting of this Agreement, and, as a result, the Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party may not be applied in the construction or interpretation of this Agreement. The Parties intend that each representation, warranty, and covenant contained in this Agreement have independent significance.

10.12 Legal Representation. Each Party hereby agrees, on its own behalf and on behalf of its Affiliates and its and their respective Representatives, that the Sellers’ counsel has served as counsel to the Sellers and their Affiliates (the “Seller Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the Contemplated Transactions, and that, following consummation of the Contemplated Transactions, Sellers’ counsel (or any successor) may serve as counsel to Seller Group in connection with any Proceeding or obligation arising out of or relating to this Agreement or the Contemplated Transactions notwithstanding such representation, and each Party hereby consents thereto and waives any conflict of interest arising therefrom. Each of the Parties acknowledges and agrees that (a) such consent and waiver is voluntary and has been carefully considered with counsel; and (b) Seller Group will have exclusive ownership and control over all attorney-client privilege matters and materials related to the Contemplated Transactions, including communications regarding the Contemplated Transactions.

10.13 Expenses. Except as otherwise specifically provided in this Agreement, all Transaction Expenses will be paid by the Party incurring such expense (and all such expenses incurred pre-Closing by the Company will be expenses of Sellers); provided that the fees and expenses of the Accountant, if applicable, will be paid or reimbursed in accordance with Section 2.3(e)(iii). In the event of any legal action or other legal proceeding among the Parties relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party will be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party.

[The remainder of page intentionally left blank.]

The Parties have duly executed this Agreement as of the date first written above.

PURCHASER:

GLOO HOLDINGS, LLC

By: /s/ Scott Beck

Name: Scott Beck

Title: President & Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

The Parties have duly executed this Agreement as of the date first written above.

COMPANY:

MIDWESTERN INTERACTIVE, LLC

By: /s/ Matthew S. Johnson

Name: Matthew S. Johnson

Title: Manager

SELLERS:

FLOURISH HOLDINGS, INC.

By: /s/ Matthew S. Johnson

Name: Matthew S. Johnson

Title: President

/s/ Matthew S. Johnson
Matthew S. Johnson

[Signature Page to Securities Purchase Agreement]

Appendix A

Restructuring

1. At least two (2) Business Days before the date of this Agreement:

a. Johnson organized NewCo;

b. Pursuant to a duly approved Plan of Reorganization, Johnson contributed one hundred percent (100%) of his shares of Company Common Stock to NewCo in exchange for an equal number of shares of NewCo Common Stock (the “Contribution”); and

c. NewCo filed with respect to the Company an IRS Form 8869 (the “QSub Election”), pursuant to which the Company became a “qualified subchapter S subsidiary” of NewCo within the meaning of Section 1361(b)(3)(B) of the Code for federal Income Tax purposes, effective as of the date of the Contribution (the “F-Reorg Date”), and NewCo succeeded to the Company’s election to be treated as an S-corporation for federal income tax purposes.

The transactions described above in Section 1a. through d. of this Appendix A constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and Revenue Ruling 2008-18, 2008-1 C.B. 674 (Mar. 7, 2008).

2. At least one (1) day following the QSub Election was filed with the IRS, Newco filed Form 8832 (the “Conversion”) to treat the Company as a disregarded entity, with such election being effective as of the date of filing (the “Conversion Date”).

The transactions described above in Sections 1 and 2 of this Appendix A are referred to as the “Restructuring”.

Appendix A-1

Appendix B

Definitions

Capitalized terms and other terms used in this Agreement have the following respective meanings:

“Accountant” means BDO USA, P.C. or, if such firm declines to act in such capacity, another firm of independent accountants having no material relationship with any Party and reasonably acceptable to both Purchaser and Sellers.

“Accounting Principles” is defined in Section 5.5(a).

“Acquired Securities” is defined in the Preliminary Statements to this Agreement.

“Adjustment Amount” is defined in Section 2.3(f).

“Affiliate” means (a) with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, and (b) with respect to a natural person, also any Related Party of such natural person. As used in this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise; provided, that any beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 10% or more of the equity securities or voting securities will be deemed to control such other Person.

“Agreed Amount” is defined in Section 9.4(d).

“Agreed Tax Treatment” is defined in the Preliminary Statement to this Agreement.

“Agreement” is defined in the opening paragraph of this Agreement.

“Allocation” is defined in Section 7.1(d).

“Annual Financial Statements” is defined in Section 5.5(a).

“Benefit Plan” means each (a) “employee benefit plan,” as defined in Section 3(3) of ERISA, (b) material employment, severance or similar contract, plan, arrangement or policy, and (c) other material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, health and welfare benefits, severance or post-employment or retirement benefits, in each case which is sponsored, maintained, administered. or contributed to by the Company and which covers any current or former director or employee of the Company, or with respect to which the Company has any liability or obligation.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in Colorado are authorized or obligated to close.

“Call Option” is defined in Section 8.1(e).

Appendix B-1

“Cap” is defined in Section 9.2(b)(i).

“CARES Act” means (i) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), and (ii) Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (H.R. 133), in each case, together with all rules and regulations and guidance issued by any Governmental Entity with respect thereto.

“Claim” is defined in Section 9.4(a).

“Claim Notice” is defined in Section 9.4(b).

“Claimed Amount” is defined in Section 9.4(a).

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Closing Indebtedness” is defined in Section 2.3(a).

“Closing Seller Transaction Expenses” is defined in Section 2.3(a).

“Closing Working Capital” is defined in Section 2.3(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Commercially Reasonable Efforts” means the commercially reasonable efforts that a prudent Person that desires to achieve a result would use in similar circumstances to ensure that the result is achieved as expeditiously as possible; provided, however, that a Person required to use its Commercially Reasonable Efforts may not be required to take actions that would result in a material adverse change in the benefits to such Person under this Agreement and the Contemplated Transactions, commence any litigation, or offer or grant any material accommodation (financial or otherwise) to any third-party.

“Company” is defined in the opening paragraph of this Agreement.

“Company Common Stock” is defined in the Preliminary Statements to this Agreement.

“Company Confidential Information” is defined in Section 2.3(a).

“Company Data” means all data and information, including Personal Information, Processed in the conduct of the Business or by or on behalf of the Company, including by third party service providers on behalf of the Company.

“Company Data Policies” is defined in Section 2.3(a).

“Company Group” means Purchaser together with each of its direct and indirect Subsidiaries (including, after the Closing, the Company).

Appendix B-2

“Company Information Systems” means all computers, devices, equipment, networks, systems, and other information technology infrastructure used in, enabling, or relating to the Processing of data or information, including all Software operating on or in connection with such systems, devices, or equipment, used or held for use in the conduct of the Business or by or on behalf of the Company, including all computers, servers, storage devices, workstations, routers, hubs, switches, sensors, and other devices, equipment, networks, or systems.

“Company Intellectual Property” means all Company Owned Intellectual Property, all Intellectual Property otherwise used or held for use by or on behalf of the Company, and all other Intellectual Property otherwise necessary for the conduct of the Business, other than Excluded Intellectual Property.

“Company LLC Agreement” is defined in Section 8.1(f).

“Company Owned Intellectual Property” means all Intellectual Property owned, or purported to be owned, by the Company or exclusively licensed to the Company, other than Excluded Intellectual Property.

“Company Owned Software” is defined in Section 2.3(a).

“Company Software” means all Software owned or purported to be owned by the Company, licensed or otherwise received or obtained under any Third Party Intellectual Property Contract, or otherwise used or held for use in the conduct of the Business or by or on behalf of the Company.

“Competing Business” is defined in Section 7.6(b)(i).

“Consent” means, with respect to a Person, any (a) consent, novation, approval, qualification, license, Permit, order, or authorization of any other Person; (b) obligation of such Person under any Law, Order, or Contract to provide notice; (c) waiver that such Person is required to obtain under any Law, Order, Contract, or Permit, including the waiver of a breach, default, or event of default of such Person or the right of any other Person to terminate any rights or accelerate any obligations of such Person, and, for the avoidance of doubt, waiver of any event of default or right of termination triggered by the Contemplated Transactions; or (d) release that such Person is required to obtain of any Encumbrance, in each case of the foregoing, without regard to any cure periods, the requirement of any other Person to provide notice, the requirement that time elapse, or any combination of the foregoing.

“Contemplated Transactions” means the purchase and sale of the Acquired Securities and the other transactions and obligations contemplated by or provided for by the Transaction Documents.

“Contested Amount” is defined in Section 9.4(d).

“Contract” means, with respect to any Person, any written, oral, implied, or other agreement, contract, instrument, note, mortgage, bond, loan, indenture, guaranty, option, indemnity, representation, warranty, deed, assignment, power of attorney, sale or purchase order, work order, insurance policy, lease, license, commitment, covenant, or legally binding

Appendix B-3

arrangement to which such Person is a party, by which it or its assets are bound or subject or under which it has or may have any current or future Liability (notwithstanding the Statute of Frauds requirement that any such oral agreement be in writing if in excess of a certain amount in order to be binding).

“Contribution” is defined in Appendix A.

“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control within the meaning Section 4001(b)(1) of ERISA with the Company, or (b) that together with the Company is treated as a single employer under Section 414(t) of the Code.

“Conversion Date” is defined in Appendix A.

“COVID-19 Legislation” means the Families First Coronavirus Response Act (P.L. 116-127), the CARES Act, the CAA and any other similar, additional or future federal, state, local or non-U.S. law, including any presidential memorandum or executive order, enacted, adopted or otherwise implemented in connection with or in response to COVID-19.

“COVID-19 Relief Funds” means any loan, exclusion, forgiveness, advance, grant, subsidy, or other payment or application for assistance or stimulus, received or made by or on behalf of the Company under or pursuant to any COVID-19 Relief Program, including any PPP Debt, any Economic Stabilization Fund loan, Economic Injury Disaster loan or other SBA loan.

“COVID-19 Relief Program” means any program authorized or promulgated by a Governmental Entity in response to or in connection with COVID-19, including the CARES Act and subsequent or related legislation or amendments, any current or future regulations or official interpretations thereof and any current or future guidance and rules published by the SBA or any other Governmental Entity administering the same.

“Data Room” means the “Midwestern” virtual data site maintained by Purchaser on Google Drive.

“Deductible” is defined in Section 9.2(b)(i).

“Deferred Payroll Taxes” means the employer portion of any payroll Taxes for a Pre‑Closing Tax Period in respect of which the Company has deferred the payment thereof until after the Closing Date pursuant to the CARES Act (or other similar Law), calculated without giving effect to any Tax credits afforded under the CARES Act or any similar Law to reduce the amount of any such Taxes payable or owed.

“Direct Claim Notice” is defined in Section 9.4(a).

“Dispute Period” is defined in Section 9.4(d).

“Disputed Items” is defined in Section 2.3(e)(ii).

“Effective Time” is defined in Section 3.1.

Appendix B-4

“Employee” means any individual who (a) as of the Closing Date, is actively employed by the Company, and (b) but for the fact that such individual is on leave, would otherwise be actively employed by the Company.

“Encumbrances” means any mortgage, assessment, deed of trust, security interest, charge, easement, servitude, right of way, pledge, negative pledge, proxy, voting trust or agreement, claim, lien, adverse interest, levy, preference, option, warrant to purchase, right of possession or use, lease, sublease, tenancy, license, community or other marital property interest, condition, equitable interest, encroachment, right of first refusal or offer, preemptive right or similar restriction, defect, reservation, limitation, impairment, imperfection of title, or other encumbrance of any kind or nature whatsoever, including any conditional sales Contract, title retention Contract, or other Contract to give any of the foregoing, restriction on voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership or financing statement under the Law of any jurisdiction.

“Entity” means any firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity, organization, or other entity.

“Environment” means soil, land surface, or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking-water supply, stream sediments, ambient air (including indoor air), and any other environmental medium or natural resource.

“Environmental Law” means any requirement under any Law that relates to (a) the protection of the Environment or human health and safety, (b) pollution, or (c) generation, storage, handling, labeling, transport, disposal, or Release of any Hazardous Material.

“Equity Security” means (a) any common, preferred, or other capital stock, limited liability company interest, or membership interest, partnership interest, or similar security; (b) any warrants, options, or other rights to, directly or indirectly, acquire any security described in clause (a); (c) any other security containing equity features or profit participation features; (d) any security or instrument convertible or exchangeable, directly or indirectly, with or without consideration, into or for any security described in clauses (a) through (c) above or another similar security (including convertible notes); and (e) any security carrying any warrant or right to subscribe for or purchase any security described in clauses (a) through (d) above or any similar security.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Estimated Indebtedness” is defined in Section 2.2(b).

“Estimated Seller Transaction Expenses” is defined in Section 2.2(b).

“Estimated Working Capital” is defined in Section 2.2(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Intellectual Property” is defined in Section 5.10(b).

“Excluded Person” is defined in Section 7.6(b)(iii).

Appendix B-5

“Excluded Sellers Indemnifiable Matter(s)” is defined in Section 9.2(b)(i).

“F-Reorg Date” is defined in Appendix A.

“Final Award” is defined in Section 9.4(h).

“Financial Statements” is defined in Section 5.5(a).

“Fraud” means intentional misrepresentation of a material fact that constitutes common law fraud as determined under the laws of the State of Delaware.

“GAAP” means United States generally accepted accounting principles in effect as of the Closing Date, applied in a manner consistent with the Financial Statements and past practice of the Company.

“General Survival Period” is defined in Section 9.1.

“Gloo $6.00 Unit” means a Series A Preferred Membership Unit of Purchaser having a $6.00 Series A Original Issue Price, as defined in the Gloo LLC Agreement.

“Gloo LLC Agreement” means the Seventh Amended and Restated Limited Liability Company Agreement of Purchaser, dated as of March 13, 2023, as amended, restated, modified or supplemented from time to time.

“Governmental Entity” means (a) any court, tribunal, or arbitrator, (b) any government or political subdivision thereof, whether federal, state, county, municipal, local, or foreign, (c) any agency, bureau, commission, authority, contractor, official, or other agent or instrumentality of such governmental or political subdivision, or (d) any Person exercising executive, legislative, judicial, regulatory, administrative, or other functions of government.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Hazardous Material” means: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde, or polychlorinated biphenyl; or (b) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” “toxic substance,” “toxic chemical,” or any other substance or material of similar import or regulatory effect under any Environmental Law.

“Income Tax” means any federal, state, local, foreign, or any other Tax based on or measured by reference to net income, including any interest, penalty, or addition thereto, whether or not disputed.

“Indebtedness” of any Person means, without duplication, (a) all Liabilities of such Person created, issued, or incurred for borrowed money (including the current portion thereof); (b) all obligations of such Person to pay the deferred purchase price or acquisition price of property or services, or similar payment, to the extent constituting a Liability (other than accrued expenses and trade accounts payable incurred in the Ordinary Course of Business of such Person that are

Appendix B-6

not past due), including the full amount of any “earnout” or similar contingent payments or any non-compete payments; (c) all Liabilities of such Person evidenced by a note, bond, debenture, or similar Contract (including a purchase money obligation); (d) the then-drawable stated amount of and, without duplication, all reimbursement obligations of such Person under letters of credit, bankers’ acceptance, note purchase facility, or similar instruments; (e) all accumulated dividends or distributions of such Person, whether or not declared; (f) the amount of all Transaction Bonuses (to the extent not paid prior to Closing) and any Liabilities that are due and payable solely upon the termination of Employees following the Closing; (g) Liabilities for any Unpaid Taxes (h) the principal amount of all Liabilities under or in respect of leases required to be capitalized under the Accounting Principles; (i) all Liabilities of such Person under any interest rate swap, hedging, or similar agreements; (j) all Liabilities for any funded 401(k) distributions and profit sharing or deferred compensation obligations of such Person; and (k) all obligations of another Person of the types listed in clauses (a) through (j) above, payment of which is guaranteed by, or secured by Encumbrances on the asserts or properties of, such Person. “Indebtedness” includes (i) any and all accrued interest, success fees, prepayment premiums, make-whole premiums and penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities, and fees and expenses; (ii) cash, book, or bank account overdrafts; and (iii) any and all amounts owed to any Related Party of such Person, including any equity holders of such Person.

“Indemnified Person” is defined in Section 9.4(a).

“Indemnified Taxes” means (without duplication): (a) all Taxes of any Seller; (b)(i) all Taxes of the Company (other than transfer Taxes) for any Tax period ending on or before the Closing Date, or portion of any Straddle Period ending on the Closing Date, or (ii) any Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event or transaction occurring on or before the Closing Date; (c) all Taxes resulting from a breach of a representation or warranty contained in Section 5.16 (Taxes) or of any covenant set forth in Section 7.1; and (d) all transfer Taxes as determined under Section 7.2.

“Indemnifying Person” is defined in Section 9.4(a).

“Information Requirements” means all of the following, applicable to or binding upon the Company, concerning the confidentiality, nondisclosure, privacy, or security of data or information or the Processing thereof: (a) Laws; (b) Company policies and procedures; (c) Contracts; (d) permissions, consents and authorizations applicable to the Company’s Processing of Company Data; (e) rules of self-regulatory organizations; or (f) published industry standards.

“Initial Balance Sheet” is defined in Section 2.2(b).

“Installment Payment Promissory Note” is defined in Section 2.2(a)(ii).

“Insurance Policies” is defined in Section 5.13.

“Intellectual Property” means all intellectual property of any type throughout the world, and all associated rights therein and related thereto, including all: (a) patents, patent applications and statutory invention registrations, including continuations, continuations-in-part, divisions, provisional and non-provisional applications, reexaminations, reissues and extensions; (b)

Appendix B-7

trademarks, service marks, trade names, brand names, logos and corporate names, slogans, trade dress and other indicia of source of origin, whether or not registered, including all common law rights thereto, all registrations and applications for registration thereof, and all goodwill associated therewith; (c) writings, images, content, and other creative works, whether or not copyrightable, and all copyrights and other all legal rights regarding and means for protection of works of authorship and creative works, whether registered or common law, and all registrations and applications for registration thereof; (d) Company Data, and all rights in data, databases, data sets, and compilation of data; (e) trade secrets, know-how, confidential or proprietary information, including processes, techniques, methods, procedures, specifications, plans, materials, workflows, algorithms, information, data, lists, projections, analyses, and studies; (f) domain names, uniform resource locators (URLs), and IP addresses; (g) social media or other online accounts, all associated user names, handles, or other identifiers, and all applicable passwords or other user credentials; (h) rights of publicity and privacy; (i) moral rights; (j) shop rights; (k) unpatented inventions disclosures, ideas, and developments; (l) Software; (m) right and power to assert, defend, and recover title to any of the foregoing; (n) rights to assert, defend, and recover for any past, present, and future infringement, misuse, misappropriation, impairment, unauthorized use, or other violation of any of the foregoing; and (o) administrative rights arising from the foregoing, including the right to prosecute applications and oppose, interfere with or challenge the applications of others, the rights to obtain renewals, continuations, divisions, and extensions of legal protection pertaining to any of the foregoing.

“Interim Balance Sheet” is defined in Section 5.5(a).

“Interim Balance Sheet Date” is defined in Section 5.5(a).

“Interim Financial Statements” is defined in Section 5.5(a).

“Investor Questionnaire” is defined in Section 4.7(e).

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of Sellers” or “Sellers’ Knowledge” and other phrases of like substance means, with respect to a fact or other matter, the knowledge of Matthew S. Johnson, after reasonable inquiry of Ryan Doss and Austin Daniel.

“Law” means any federal, state, provincial, local, municipal, foreign, tribal, or other law, statute, legislation, constitution, common law or principle thereof, resolution, ordinance, code, proclamation, treaty, convention, rule, regulation, proposed regulation, listing standard, directive, requirement, specification, executive decree, or Order or interpretation that is issued, enacted, promulgated, or otherwise put into effect, by or under the authority of any Governmental Entity.

“Lease Agreement” is defined in Section 8.1(d).

“Leased Real Property” is defined in Section 5.9(c).

“Liability” means, with respect to any Person, any liability, debt, or obligation of such Person of any kind, character, description, or nature, whether known or unknown, direct or indirect, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, asserted or

Appendix B-8

unasserted, ascertained or ascertainable, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable or indeterminable in contract, tort, strict liability, or otherwise, or otherwise due or to become due and whether or not the same is required to be reflected on the financial statements of such Person, including all costs and expenses relating thereto and any liability for Taxes.

“Limited Sellers Indemnifiable Matter(s)” is defined in Section 9.2(b)(i).

“Litigation Conditions” is defined in Section 9.4(i)(i).

“Loss” means, with respect to any Person at the time of determination, any damage, injury, lost profit, lost Tax deduction or benefit, Liability, claim, action, deficiency, demand, settlement, Order, award, payment, recovery, fine, penalty, insurance premium increase, Tax, loss of the value of amortization or depreciation deductions resulting from a breach of Sections 5.16, Encumbrance, assessment, fee, charge, disbursement, remediation, cost, interest, expense or other loss suffered or incurred by such Person, excluding special and punitive damages (except to the extent that any such damages are part of any Order against an Indemnified Person in connection with a Third‑Party Claim).

“Malicious Code” means Software designed to disable any other Software or any computer or system automatically, with the passage of time, under the positive control of any Person, or otherwise, including any back door, time bomb, drop dead device or similar Software, or any Software enabling unauthorized access to or operation of any other Software or any computer or system, including any virus, trojan horse, worm, or other similar Software.

“Material Adverse Effect” means any event, change, circumstance, or effect that, when taken individually or together with other events, changes, circumstances, or effects (whether or not constituting a breach of a representation, warranty, or covenant), has or would reasonably be expected to have, directly or indirectly, a material adverse effect on (i) the business, results of operations, financial condition, or assets of the Company, (ii) the Acquired Securities, or (iii) the ability of Sellers to effect the Closing or to perform their other obligations under this Agreement; provided that “Material Adverse Effect” will not include any event, change, circumstance, or effect, arising from (a) general economic or industry-wide conditions, (b) national or international political conditions, including acts of war, armed hostilities or terror, or the escalation or worsening thereof, (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, (d) any matter of which Purchaser is aware on the date hereof, (e) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof, (f) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company, (g) any natural or man-made disaster or acts of God, (h) any epidemics, pandemics, disease outbreaks, or other public health emergencies, (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded) or (j) actions or omissions taken with the prior written consent of Purchaser or expressly required by this Agreement, except with respect to clauses (a), (b), (c), (e), (g) or (h) to the extent that the effects

Appendix B-9

of such change are disproportionately adverse to the business, results of operations, or financial condition of the Company as compared to other companies in the industries in which the Company operates.

“Material Clients” is defined in Section 5.20.

“Material Contracts” is defined in Section 5.12(a).

“Material Vendors” is defined in Section 5.12(a).

“Net Closing Cash Consideration” means an amount equal to the Closing Cash Consideration minus the sum of: (a) the Estimated Indebtedness; and (b) Estimated Seller Transaction Expenses.

“NewCo” is defined in the opening paragraph of this Agreement.

“NewCo Common Stock” is defined in the Preliminary Statements to this Agreement.

“Objection Notice” is defined in Section 2.3(d).

“Order” means any: (a) order, judgment, injunction, edict, decree, ruling, assessment, stipulation, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ, or award issued, made, entered, rendered, or otherwise put into effect by or under the authority of any court, administrative agency, or other Governmental Entity or any arbitrator or arbitration panel (in each case, whether preliminary or final); or (b) Contract with any Governmental Entity entered into in connection with any Proceeding.

“Ordinary Course of Business” means, with respect to any Person, any action taken by such Person: (a) consistent in nature, scope, and magnitude with the past practices of such Person and in the ordinary course of the normal, day-to-day operations of such Person; (b) not requiring authorization by the equity owners of such Person, the board of directors or similar governing body of such Person (or any committee thereof) or any other separate or special authorization of any nature; (c) taken in accordance with sound and prudent business practices; (d) not resulting from, arising out of, relating to, in the nature of, or caused by any breach of Contract, tort, infringement, or violation of Law; and (e) not related to any acquisition of, or investment in, the debt or equity of any Person.

“Organizational Documents” means, with respect at a Person, the following documents that are presently in effect, including any amendments, modifications, or supplements thereto: (a) the articles or certificate of incorporation, formation, organization, or association; (b) general or limited partnership agreement; (c) limited liability company or operating agreement; (d) trust agreement; (e) bylaws; and (f) other agreements, documents, or instruments relating to the organization, management, or operation of such Person that is an entity or relating to the rights, duties, and obligations of the equityholders of any such Person, including any equityholders’ agreements, voting agreements, voting trusts, joint venture agreements, registration rights agreements, or similar agreements.

“Party” and “Parties” are defined in the opening paragraph of this Agreement.

Appendix B-10

“Permit” means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law, or (b) right under any Contract with any Governmental Entity.

“Permitted Encumbrances” means (a) with respect to any asset, property, or right, (i) Encumbrances for Taxes not yet due and payable for which adequate reserves have been established, and (ii) liens arising in the Ordinary Course of Business by operation of Law, including mechanic’s, materialmen’s, employee’s, contractor’s, and other similar liens, solely to the extent not incurred in connection with the borrowing of money and that are not material to the business, operations, and financial condition of the applicable Person’s property so encumbered and that are not delinquent or resulting from a breach, default, or violation by such Person of any Contract or Law; (b) purchase money security interests and Encumbrances securing rental payments; (c) Real Estate Encumbrances; and (d) Permitted Equity Encumbrances.

“Permitted Equity Encumbrances” means, with respect to any Equity Securities of any Entity, (a) the provisions of the Organizational Documents of such Entity, and (b) the restrictions on the sale, transfer, pledge, or other disposition of securities provided in the Securities Act and any state or “blue sky” securities laws.

“Permitted Indebtedness” is defined in Section 5.8.

“Permitted Indebtedness Promissory Note No. 1” is defined in Section 2.2(a)(iii).

“Permitted Indebtedness Promissory Note No. 2” is defined in Section 2.2(a)(iv).

“Person” means any individual and any Entity.

“Personal Information” means any (a) any personal information, personal data, personally identifiable information, or other similar or analogous terms defined under any Information Requirements or other applicable Laws, (b) data or information that, directly or indirectly, alone or in combination with any other data or information, could be used to reasonably identify any Person, and (c) any other data or information (regardless of whether it alone can be used to identify any Person) that is Processed with any of the foregoing.

“Post-Closing Straddle Period” is defined in Section 7.1(b).

“Post-Closing Tax Period” is defined in Section 5.16(f).

“PPP Debt” means the aggregate amount of (a) the unpaid principal amount of, and accrued interest on, and all other amounts payable in respect of, all indebtedness, whether contingent or not, for borrowed money of the Company as of the Closing, if any, pursuant to or arising out of any PPP Loans under Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), adopted as part of the CARES Act (including the PPP Loans) or any other relief or stimulus programs with respect to COVID-19, (b) all interest accruing on any the indebtedness set forth in clause (a) through the earlier of repayment or forgiveness in full of such indebtedness, and (c) all premiums, fees, taxes, and expenses payable under or with respect to any indebtedness set forth in

Appendix B-11

clause (a) (including, but not limited to, any premiums, fees, taxes, and expenses payable in connection with repayment or forgiveness of such indebtedness).

“PPP Loans” means People’s Bank of Seneca - PPP SBA Loan No.: 5801077007.

“Pre-Closing Straddle Period” is defined in Section 7.1(b).

“Pre-Closing Tax Matter” is defined in Section 7.1(e).

“Pre-Closing Tax Period” is defined in Section 5.16(f).

“Proceeding” means any action, claim, demand, charge, complaint, arbitration, proceeding, prosecution, investigation, hearing, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

“Process” means collect, process, use, analyze, disclose, distribute, make available, transfer, transmit, store, retain, host, manage, control, secure, dispose of, or otherwise handle. “Processing” and “Processed” shall have analogous meanings.

“Promissory Notes” is defined in Section 2.2(a)(iii).

“Public Software” means any Software distributed or made available as, or containing or derived from any Software distributed or made available as, “freeware”, “shareware”, or “open source” software or under any licensing or distribution model that (a) requires the licensing or distribution of the source code of such Software or any other Software, (b) prohibits or limits the receipt of consideration in connection with licensing or distributing any Software, (c) except as specifically permitted by applicable Law, allows any Person to decompile, disassemble or otherwise reverse-engineer any Software, or (d) requires the licensing of any Software to any other Person for the purpose of making derivative works. For the avoidance of doubt, “Public Software” includes Software licensed or distributed under any of the following licenses or distribution models (or licenses or distribution models similar thereto): (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License; (iii) the Mozilla Public License (MPL); (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; (viii) the Apache License; and (ix) any other license or distribution model described by the Open Source Initiative as set forth on www.opensource.org (or any successor thereto).

“Purchase Price” is defined in Section 2.2(a).

“Purchaser” is defined in the opening paragraph of this Agreement.

“Purchaser Fundamental Representations” means those representations and warranties set forth in Section 6.1 (Organization; Good Standing and Authority) and Section 6.4 (Brokers).

“Purchaser General Representation” is defined in Section 9.3(a)(i).

Appendix B-12

“Purchaser Indemnifiable Matter” is defined in Section 9.3(a).

“Purchaser Indemnitee” is defined in Section 9.2(a).

“Purchaser Securities” is defined in Section 2.2(a).

“Purchaser Statement” is defined in Section 2.3(a).

“Real Estate Encumbrances” means any (a) easement, covenant, encroachment, right‑of-way, and other similar matters of record, which does not materially interfere with the operation of the Company’s business, as currently conducted; (b) zoning and building restrictions; (c) any Encumbrance that has been placed by any developer, landlord, or other third-party on property over which the Company has easement rights or on any Leased Real Property and subordination or similar agreements relating thereto, which does not materially interfere with the operation of the Company’s business, as currently conducted; and (d) such state of facts of which an accurate survey or inspection of the property would reveal, and the provisions of any Law (including but not limited to statutory liens of landlords, zoning, entitlement, building and other land use regulations), which does not materially interfere with the operation of the Company’s business, as currently conducted.

“Real Property” means, collectively, any owned real property (if any) and the Leased Real Property.

“Real Property Lease” is defined in Section 5.9(c).

“Related Party” means, with respect to a Person, (a) any Affiliate of such Person, and any direct or indirect beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 10% or more of the equity securities or voting securities or other voting interests in such Person; (b) any manager, general partner, director, officer, trustee, executor, receiver, guardian, personal representative, or the estate of such Person or Person described in clause (a) above; (c) that is an individual, (i) any individual living with such Person, (ii) any other individual who is related (by blood, marriage, or adoption) to the individual, (iii) the individual’s spouse, or (iv) any Person related to (A) such Persons within the second degree or (B) any Person described in clauses (a) and (b) above; and (d) any trust, family partnership, family limited partnership, family limited liability company, or other entity established for the benefit of such Person or any Person described in any of clauses (a) through (c) above.

“Release” is defined in Section 5.19(b).

“Released Claims” means each and all past and present disputes, claims, controversies, demands, rights, obligations, liabilities, actions, and causes of action of every kind and nature against the Releasees, including: (a) any unknown, unsuspected, or undisclosed claim; (b) any claim or right that may be asserted or exercised by any Seller in such Seller’s capacity as an equity holder of any of any Seller or the Company or in any other capacity; and (c) any claim, right, or cause of action based upon any breach of any express, implied, oral, or written contract or agreement; provided that the foregoing subsections (a), (b) and (c) shall be limited to claims that (i) any Seller or any of such Seller’s Related Parties have had in the past, or may now have, and (ii) have arisen or arise out of any circumstance, agreement, activity, action, omission, event, or

Appendix B-13

matter occurring or existing on or prior to the Effective Date; provided, however, that “Released Claims” will exclude any claim of the nature described in this definition that any Seller or such Seller’s Related Parties may have (x) against any of the Releasees that arises under this Agreement or any Transaction Document, (y) relating to payment or provisions for wages, salaries, expense reimbursements, vacation, sick pay or other employee benefits in connection with any Seller that is an Employee and (z) any claims or rights of a Seller or a Seller’s Related Parties with respect to any directors’ and officers’ liability insurance policy maintained by the Company as of the date of this Agreement.

“Releasees” means: (a) Purchaser and each of its Affiliates; (b) the Company; and (c) each of the predecessors, successors, parents, Subsidiaries, divisions, and past, present, and future assigns, successors, beneficiaries, heirs, assigns, attorneys, and Representatives of each Person identified or otherwise referred to in clauses (a) and (b) of this definition.

“Remedies Exception” means, with respect to enforceability of a Contract against a Person, such Contract is enforceable against such Person in accordance with such Contract’s terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

“Representative” means, with respect to a Person, such Person’s equity holders, partners, members, trustees, directors, managers, officers, employees, independent contractors, professional advisers, and other agents.

“Resolution Period” is defined in Section 2.3(e)(i).

“Response Notice” is defined in Section 9.4(d).

“Restrictions” is defined in Section 7.6(c).

“Restructuring” is defined in Appendix A.

“Review Period” is defined in Section 2.3(a).

“Securities Act” means the Securities Act of 1933.

“Securities Assignment” is defined in Section 3.2.

“Security Incident” means any suspected or actual breach of security, violation of any security policy, or unauthorized access, acquisition, use, loss, denial or loss of use, destruction, compromise, or disclosure of any Company Information Systems, Company Data, and the systems of any third party service providers that have access to the Company Information Systems or Process any Company Data.

“Seller” and “Sellers” are defined in the opening paragraph of this Agreement.

Appendix B-14

“Seller Disclosure Schedule” means the schedule attached to this Agreement and referred to in this Agreement as “Seller Disclosure Schedule” that are referenced in Sellers’ representations and warranties set forth in this Agreement.

“Seller Fundamental Representations” means those representations and warranties set forth in Section 4.1, Section 4.2, Section 4.5, Section 5.1, Section 5.2, Section 5.3, Section 5.16, and Section 5.22.

“Seller General Representation” is defined in Section 9.2(a)(i).

“Seller Group” is defined in Section 10.12.

“Seller Indemnitee” is defined in Section 9.3(a).

“Seller Transaction Expense Invoices” is defined in Section 8.1(b).

“Seller Transaction Expenses” means: all Transaction Expenses incurred or otherwise payable by the Company or Seller, whether incurred in connection with this Agreement, the Contemplated Transactions or otherwise.

“Sellers Indemnifiable Matter” is defined in Section 9.2(a).

“Sellers’ Statement” is defined in Section 2.2(b).

“Software” means all computer software of any kind, in any form (including Source Code, object code, or other form), format, or programming language, including all programs, applications, routines, interfaces, libraries, modules, databases, tools, algorithms, compilers, files, all versions, updates, corrections, enhancements, replacements, and modifications of any of the foregoing, all related documentation, and all materials used to design, maintain, support or develop any of the foregoing.

“Standard Software Contract” means a non-exclusive license to unmodified, off-the-shelf Software, made generally commercially available on standard non-negotiated terms, for an individual acquisition cost, including maintenance and support, of $25,000 or less in the aggregate.

“Straddle Period” is defined in Section 7.1(b).

“Subsidiary” means, with respect to any Person, any Entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and, for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be

Appendix B-15

or control any manager, director, general partner, or similar position of such business entity (other than a corporation). The term “Subsidiary” includes all Subsidiaries of such Subsidiary.

“Survival Periods” means collectively the General Survival Period and survival periods applicable to Seller Fundamental Representations, Purchaser Fundamental Representations, Fraud or intentional misrepresentation.

“Tax” or “Taxes” (and with correlative meaning, “Taxable,” “Taxing,” and “Taxation”) means (a) all forms of taxation or duties imposed, or required to be collected or withheld, including any United States federal, state, or local, or non-United States, income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, goods and services, use, transfer, registration, value added, excise, natural resources, severance, stamp, withholding, occupation, premium, windfall profit, profits, license, environmental, ad valorem, escheat, unclaimed or abandoned property, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, employment disability, payroll, employee, Canada Pension Plan and provincial pension plan contributions, provincial health plan contributions, unemployment insurance contributions and employment insurance contributions, parental insurance premiums, worker’s compensation, deductions at source, or other tax, similar levy, similar governmental fee, similar assessment, or similar charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount imposed by any Law or Tax Authority, whether disputed or not; (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined, or unitary group; (c) any liability for the payment of any amounts as a result of being a party to any tax indemnity, sharing or allocation agreements with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person; and (d) any liability for the payment of any of the foregoing types as a successor, transferee, or otherwise.

“Tax Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, or imposition of any Tax.

“Tax Matter” is defined in Section 7.1(e).

“Tax Return” means any return, form, statement, election, declaration, report, claim for refund, information return filed or required to be filed in connection with the determination, assessment, collection, or imposition of any Tax or the administration of any Law relating to any Tax, including any schedule, supplement or attachment thereto and any amendment thereof.

“Third-Party Claim” is defined in Section 9.4(b).

“Third-Party Consent” means any Consent of any Person other than a Governmental Entity.

“Third-Party Intellectual Property Contract” means a Contract to which the Company is bound relating to Intellectual Property, including any Contract under which the Company: (a) licenses or otherwise grants or conveys any rights in, under, or with respect to Intellectual Property; or (b) is licensed or otherwise receives or obtains any rights in, under, or with respect to Intellectual Property, excluding only Standard Software Contracts and licenses to Public Software.

Appendix B-16

“Third-Party Recovery Proceeds” is defined in Section 9.7.

“Transaction Bonuses” means, with respect to any Person, all (a) all Liabilities of such Person for change of control, retention, “stay,” or sale bonuses or payments, or similar arrangements, including the employer portion of any related employment, payroll, unemployment, withholding, or similar Taxes; and (b) any severance obligations owed by such Person triggered in whole or in part prior to or as a result of the Contemplated Transactions, in each case, including the employer portion of any related employment, payroll, unemployment, withholding, or similar Taxes.

“Transaction Documents” means this Agreement, the Securities Assignment, the Company LLC Agreement, the Lease Agreement, and the Call Option together with such other agreements, certificates, and documents, and any exhibits, annexes, schedules, or other attachments thereto, delivered in connection with the Contemplated Transactions.

“Transaction Expenses” means, with respect to any Person, all fees, costs, and expenses (including all legal fees and expenses, all fees and expenses payable to any broker or finder, and all fees and expenses of any audit firm, accountants, consultants, and tax advisors) that have been incurred in connection with the Contemplated Transactions on behalf of or for the benefit of such Person and its Affiliates, excluding all Transaction Bonuses.

“Treasury Regulations” means the regulations issued by the U.S. Department of Treasury under the Code.

“Unpaid Taxes” means all Taxes of, or payable by, the Company for the taxable period ending as of the Closing Date and the immediately preceding taxable period to the extent a final Tax Return has not been filed for such period, and for the portion of any Straddle Period ending as of the Closing Date (calculated pursuant to Section 7.1(b)), which shall (x) not be an amount less than zero in any jurisdiction or for any particular Tax, (y) not include any offsets or reductions for Tax assets or refunds, and (z) be determined in a manner consistent with the prior practice of the Company unless otherwise required by applicable Law; provided, that Unpaid Taxes shall include any Deferred Payroll Taxes and any Transfer Taxes for which Sellers are responsible pursuant to Section 7.3.

“Working Capital” means, with respect to the Company, at the time of determination, the amount equal to the current assets minus the current liabilities of the Company, all as determined in accordance with the Accounting Principles; provided that: (a) current assets will exclude all Related Party receivables and current Tax assets, but will include (without double counting) (i) work in progress, (ii) undeposited funds, and (iii) prepaid insurance premiums, rent, and other prepaid expenses; and (b) current liabilities will exclude (i) all Indebtedness of the Company other than Permitted Indebtedness, (ii) all current Tax Liabilities, (iii) all payroll liabilities (including accrued bonus and commission), and (iv) Seller Transaction Expenses, but will include: (i) 401(k) Liability and 401(k) loans, (ii) accrued expenses, (iii) business insurance liability, and (iv) dental, vision, health, and life insurance payable.

“Working Capital Target” means an amount equal to $1,234,624.17.

Appendix B-17

Appendix C

Notice Addresses

(i) if to Purchaser, to:

Gloo Holdings, LLC
831 Pearl St.
Boulder, CO 80302
Attention: John Fowle
Email: jfowle@gloo.us

With a copy to (which will not constitute notice):

Bryan Cave Leighton Paisner LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
Attention: Tim Hanson
Email: timothy.hanson@bclplaw.com

(ii) if to any Seller, to:

Flourish Holdings, Inc.
13075 County Lane 227
Oronogo, Missouri 64855
Attention: Matt Johnson
Email: mattsidjohn@gmail.com

With a copy to (which will not constitute notice):

Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, Missouri 64106
Attention: Eric Steinle
Email: esteinle@spencerfane.com

Appendix C-1

Exhibit A

Securities Assignment

(see attached)

Exhibit A-1

SECURITIES ASSIGNMENT

January___, 2025

This Securities Assignment (this “Securities Assignment”) is being delivered pursuant to Sections 8.1(c) and 8.2(b) of that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, among Flourish Holdings, Inc., a Missouri corporation (“Transferor”) and the sole shareholder of Midwestern Interactive, LLC, a Missouri limited liability company (the “Company”), Matthew S. Johnson, an individual residing in the State of Missouri, and Gloo Holdings, LLC, a Delaware limited liability company (“Transferee”). Each capitalized term used but not defined in this Securities Assignment has the meaning ascribed to such term in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor hereby sells, assigns, conveys and delivers to Transferee all of Transferor’s right, title, and interest in and to the Acquired Securities, which Acquired Securities constitute eighty percent (80%) of the issued and outstanding Equity Securities of the Company as of the date of this Securities Assignment, standing in the name of Transferor on the books of the Company, free and clear of all Encumbrances other than Permitted Equity Encumbrances. Transferor hereby irrevocably constitutes and appoints any director, officer, manager, or attorney of Transferee to be Transferor’s true and lawful attorney-in-fact, to transfer the Acquired Securities on the books of the Company, with full power of substitution in the premises, and for that purpose, to make, sign, execute, and deliver any documents or perform any other act necessary for the consummation of such transfer.

This Securities Assignment is made in accordance with, and is subject to, the terms and conditions of the Purchase Agreement. Nothing in this Assignment, express or implied, is intended to or shall be construed to modify, expand, or limit any of the terms of the Purchase Agreement. Transferor and Transferee acknowledge and agree that no representations and warranties are made in this Securities Assignment. The representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded by this Assignment but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

[Signature Page Follows; Remainder of Page Left Blank]

Transferor has executed this Securities Assignment as of the date first set forth above.

TRANSFEROR:

FLOURISH HOLDINGS, INC.

By:
Name: Matthew S. Johnson
Title: President

[Signature Page to Securities Assignment]

Transferee has executed this Securities Assignment as of the date first set forth above.

TRANSFEREE:

GLOO HOLDINGS, LLC

By:

Name: Scott Beck

Title: President and Chief Executive Officer

[Signature Page to Securities Assignment]

Exhibit B

Lease Agreement

(see attached)

Exhibit B-1

SINGLE-TENANT TRIPLE NET LEASE

THIS SINGLE-TENANT TRIPLE NET LEASE (this “Lease”) is made as of this ___ day of _________, 2025, by and between Northstar Ventures, LLC, a Missouri limited liability company (“Landlord”), and Midwestern Interactive, LLC, a Missouri limited liability company (“Tenant”).

RECITALS:

WHEREAS, Landlord is the fee simple owner of the land commonly known as ___________________ and more particularly described on Exhibit A attached hereto and incorporated herein (the “Land”), together with a building containing approximately __________ square feet of space (the “Building”) and all other improvements and fixtures located thereon, as well as all of Landlord’s rights, privileges, easements, and appurtenances thereto (together with the Building and the Land, collectively, the “Premises”); and WHEREAS, Landlord and Tenant, together with certain other entities, are parties to that certain Securities Purchase Agreement dated as of January 3, 2025 (the “SPA”), pursuant to which there will be an indirect transfer in the ownership interests of Tenant, all as more particularly set forth in the SPA.

WHEREAS, at an effective upon the closing of the transactions contemplated under the SPA (the “Closing”), Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Premises upon the terms and conditions set forth in this Lease.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Demise. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, open the terms and conditions of this Lease. Landlord is delivering the Premises to Tenant on the Commencement Date, and Tenant is accepting the Premises from Landlord in its “AS IS” condition.

2. Premises. The Premises shall be deemed to include all parking areas, curb cuts, sidewalks and driveways located on the Land.

3. Term. The term of this Lease shall be a period of [five (5)] years (the “Term”), beginning on the date of Closing under the SPA (the “Commencement Date”), and expiring on the date that is five (5) years thereafter (as may be extended in accordance with the terms set forth herein, the “Expiration Date”).

4. Rent. Tenant will pay Landlord the sum of _______________ and 00/100 Dollars ($________.00) (the “Annual Rent”) in equal consecutive monthly installments of ____________________and [00]/100 Dollars ($_____.[00]) (the “Monthly Rent”) on or before the first (1st) day of each month during the Term of this Lease. The Monthly Rent shall be paid in advance at the address specified for Landlord in Paragraph 28(c) or such other place as Landlord designates in a written notice to Tenant, without prior demand and without any abatement, deduction or setoff, except as may be permitted herein. If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, or if the Expiration Date occurs on a day other than the last day of a calendar month, then the Monthly Rent for the fractional month will be prorated on a daily basis.

5. Real Estate Taxes.

(a) Obligation for Payment. Tenant will pay all general real estate taxes and assessments attributable to the Premises during the Term (collectively, the “Taxes”) within thirty (30) days of receipt of a bill for the same from Landlord, but in any event on or before the date due. If, by law, any Taxes may at the option of the taxpayer may be paid in installments (whether or not interest accrues on the unpaid balance of the tax), Tenant may exercise the option to pay such Taxes in installments. Any Taxes relating to a fiscal period of the taxing authority, a part of which period is included within the Term and a part of which is included in a period of time after the end of the Term, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable, during the Term, will be adjusted between Landlord and Tenant upon the issuance of a bill for such Taxes, so that Tenant will pay that portion of the Taxes or installment thereof which the part of the fiscal period included in the Term bears to the fiscal period, and Landlord will pay the remainder.

(b) Right to Contest Taxes. Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith. Upon the termination of those proceedings, Tenant will pay the amount of the Taxes or part of the Taxes as finally determined, the payment of which may have been deferred during the prosecution of the proceedings if permitted by the taxing authority, together with any costs, fees, interest, penalties, or other related liabilities. Landlord shall, at Tenant’s sole option, join in any contest or proceedings if the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord; provided, however, that Landlord shall not bear any costs associated with such proceedings as a result thereof.

6. Utilities. Tenant will pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, data, and other utilities and communications services used by Tenant on the Premises during the Term when due, whether or not the services are billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any additional services to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

7. Insurance.

(a) Tenant’s Insurance. During the Term of this Lease, Tenant shall maintain the following policies of insurance: (i) commercial property insurance coverage covering the any improvements made by Tenant to the Premises (on a replacement cost basis) and insuring the Tenant’s personal property (on a replacement cost basis); and (ii) (a) a commercial general liability insurance policy with a limit of [$1,000,000] for each occurrence and (b) an excess or umbrella liability policy with a limit of $1,000,000 for each occurrence insuring against certain liabilities of

Tenant with respect to the Premises, arising out of Tenant’s use or occupancy of the Premises, in each case subject to any applicable aggregate limits of insurance set forth in such insurance policies.

(b) Other Matters. All insurance required in this Paragraph 7 and all renewals of it will be issued by companies authorized to transact business in the State of Missouri. Tenant may satisfy its obligation under this Paragraph 7 by appropriate endorsements of its blanket insurance policies. Within five (5) business days after Landlord’s written request, Tenant shall provide Landlord certificates of insurance evidencing the amounts and types of insurance coverages required by Tenant to be provided herein.

(c) Additional Insureds. All policies of liability insurance that Tenant is obligated to maintain according to Paragraph 7(a) of this Lease will name Landlord and, if requested in writing by Landlord, Landlord’s lender as additional insureds.

(d) Landlord’s Insurance. Landlord shall maintain All Risk Property Insurance upon the Land, Building and building improvements owned by Landlord with coverage for perils as set forth on the Causes of Loss-Special Form, with a coverage extension for the perils of flood and earthquake, in an amount equal to full replacement cost of the Building and building improvements owned by Landlord. Tenant will pay the costs of such insurance attributable to the Term of this Lease from time to time within thirty (30) days of receipt of a statement of the same from Landlord.

(e) Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant waive all rights to recover against each other or against the officers, directors, shareholders, members, managers, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each of theirs for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Paragraph 7 or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof.

8. Use. Tenant shall be permitted to use the Premises for [______________](the “Intended Use”) and related uses, and for no other purposes without Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned, or delayed.

9. Compliance with Laws.

(a) Laws. Landlord represents and warrants that, to Landlord’s knowledge, the Building and the Premises are in full compliance with all laws, ordinances, orders, rules, codes (including fire codes and building codes), regulations, and other governmental requirements, including without limitation the Americans with Disabilities Act (“ADA”), and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the Premises (collectively, “Laws”). During the Term, Tenant shall comply with all Laws applicable to Tenant’s use or occupancy of the Premises.

(b) Landlord’s Hazardous Materials Obligations.

(1) Landlord represents and warrants that, to Landlord’s knowledge, the Land, Building and Premises are in compliance with all federal, state and/or local statutes, regulations, rules and/or ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, generation, manufacture, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Materials (“Environmental Laws”). Except as expressly set forth in Paragraph 9(c), Landlord will be solely responsible, at Landlord’s cost, for removing or otherwise remediating all Hazardous Materials on the Land, Building and Premises as required by, and in full compliance with, all Environmental Laws. “Hazardous Materials” will include, but not be limited to, lead-based paint, asbestos and asbestos-containing materials, polychlorinated biphenyls (PCBs) and PCB-containing materials substances defined as pollutants, contaminants, hazardous substances, hazardous materials, or toxic substances in any federal, state or local environmental law, regulation, ordinance, rule or law, whether existing as of the date hereof, previously enforced or subsequently enacted.

(2) If Tenant incurs any costs, fees, damages, losses, expenses, and/or liabilities in connection with Hazardous Materials present or released in, at or about the Land, Building and/or Premises through no fault of Tenant, its agents, licensees, contractor or assigns, Landlord will pay such costs, fees and/or expenses within ten (10) business days of a written request from Tenant. Furthermore, Landlord will indemnify, protect, defend and hold Tenant harmless from and against any and all costs, fees, damages, losses, expenses and/or liabilities of any kind or nature in any way related to the existence, removal, remediation, treatment, management, transportation or disposal of any Hazardous Materials in, at, on or about the Land, Building and/or Premises except as expressly set forth in Paragraph 9(c). If any action or proceeding is brought against Tenant by reason of such claim, Landlord, upon notice from Tenant, will defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

(c) Tenant’s Hazardous Materials Obligations.

(1) Tenant represents and warrants that during the Term, it will occupy, use and/or possess the Premises in compliance with all Environmental Laws. Tenant will be solely responsible, at Tenant’s cost, for removing or otherwise remediating Hazardous Materials introduced into the Land, Building or Premises solely by Tenant, in full compliance with all Environmental Laws.

(2) If Landlord incurs any costs, fees, damages, losses, expenses, and/or liabilities in connection with Hazardous Materials present or released in, at or about the Land, Building and/or Premises as provided in the preceding paragraph, Tenant will pay such costs, fees and/or expenses within ten (10) business days of a written request from Landlord. Furthermore, Tenant will indemnify, protect, defend and hold Landlord harmless from and against any and all costs, fees, damages, losses, expenses and/or liabilities of any kind or nature in any way related to the existence, removal, remediation, treatment, management, transportation or disposal of any Hazardous Materials in, at, on or about the Land, Building and/or Premises to the extent the same are introduced by Tenant. If any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord, will defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

10. Assignments and Subleases. Tenant may not assign this Lease or sublet the Premises or any portion thereof without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

11. Signs. Tenant may install and maintain signs on the Premises, including on building elevations and pylon and/or monument signs, in accordance with federal, state, and local statutes, laws, ordinances, and codes. All signage installed by Tenant shall be installed at Tenant’s sole cost and expense and shall be removed by Tenant upon the expiration or other termination of this Lease and any damage to the building caused by the sign or the removal thereof, repaired in workmanlike manner.

12. Repairs and Maintenance.

A. Landlord shall, at its sole cost and expense, maintain and repair the roof and structural elements of the Building, the driveways and parking areas located on the Land, and, subject to Tenant’s maintenance and repair obligations in Paragraphs 12(b) and 12(c) below, the heating, ventilating, and air conditioning systems serving the Premises (“HVAC”) and the mechanical, electrical, and plumbing systems currently serving the Premises (collectively, the “Building Systems”). On the Commencement Date, Landlord shall deliver the HVAC and Building Systems in good order and repair.

B. Tenant will, at its cost and expense, maintain and repair the non-structural elements of the Premises and make such repairs to the Premises as and when needed for its use and occupancy of the Premises and to preserve the Premises in substantially the same (or better) condition, as it existed at the Commencement Date, ordinary wear and tear and damage for which Landlord is responsible excepted (the “Building Maintenance”), to the extent that such Building Maintenance is reasonably necessary during the Term hereof. Tenant shall be solely responsible for obtaining any services required by Tenant for its Permitted Use. With regard to the use and occupancy of the Premises by Tenant, Tenant shall at its sole expense, (1) keep the inside and outside of all glass in the doors and windows of the Premises reasonably clean; (2) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (3) keep any garbage, trash, rubbish or other refuse in containers until removed; and (4) have such garbage, trash, rubbish and refuse removed on a regular basis.

C. With respect to the HVAC and Building Systems, Tenant shall bear all costs of standard maintenance and repairs to such systems (i.e. routine/minor repairs and day-to-day maintenance occasioned by standard operational use of systems), including but not limited to, providing regular service for of the HVAC. Notwithstanding the foregoing or anything to the contrary contained herein, Landlord at it sole cost shall be responsible for any major repairs or replacements to the HVAC and Building Systems, and any maintenance or repairs or replacements costing in excess of $5,000.00; provided, however, that if any such repairs or replacement are required due solely to Tenant’s gross negligence or willful misconduct, then Tenant shall be responsible for such costs.

13. Alterations. Tenant may make alterations, additions, or improvements to the Premises with Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

Landlord shall approve or disapprove such plans and specifications within fifteen (15) days after receipt of Tenant’s request. All alterations, additions and/or improvements shall be performed and completed in a professional, and workmanlike manner, free of liens, and shall become part of the Premises and property of the Landlord at the expiration of the Term and shall be subject to surrender pursuant to Paragraph 14 of this Lease.

14. Surrender of Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in substantially the same condition as the Commencement Date, ordinary wear and tear and damage by fire or other casualty and damage for which Landlord is responsible excepted, and subject to permitted alterations, additions or improvements. Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture located in the Premises not fastened to the Building. Tenant shall fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be disposed of by Landlord.

15. Damage and Destruction. Tenant shall give prompt notice to Landlord of any damage to the Premises by fire or other casualty (including, without limitation, earthquakes, act of God, or the elements).

(a) Total Destruction.

(1) In the event the Premises are rendered wholly untenantable by fire or other casualty, then either Landlord or Tenant may terminate this Lease by written notice to the other within ninety (90) days after the date of such fire or other casualty. Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

(2) In the event the Premises are rendered wholly untenantable by fire or other casualty and this Lease is not terminated, Landlord shall repair and restore the Premises at Landlord’s expense and with due diligence, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Landlord’s control. Rent shall abate on a per diem basis during the period of reconstruction and repair.

(b) Partial Destruction. In the event the Premises are partially damaged by fire or other casualty but are not rendered wholly untenantable, Landlord shall, except during the last year of the Term of this Lease, proceed with all due diligence to repair and restore the Premises, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Landlord’s control. Rent shall abate in proportion to the non-usability of the Premises during the period while repairs are in progress. If the Premises are made partially untenantable as stated above during the last year of the Term, either Landlord or Tenant may terminate this Lease as of the date of the fire or other casualty by giving written notice to the other within thirty (30) days after the date of fire or other casualty, in which event Rent shall be apportioned on a per diem basis and paid to the date of fire or other casualty.

16. Landlord’s Access. Landlord may enter the Premises at reasonable hours after giving Tenant reasonable prior notice to (a) exhibit the Premises to prospective purchasers or lenders, and (b) during the last six (6) months of the Lease Term only, place “For Rent” or “For Sale” signage on the Premises, (c) undertake maintenance or other Landlord obligations under the Lease and/or inspect the Premises for compliance with this Lease. In exercising its rights under this Paragraph 16, Landlord shall use reasonable efforts to avoid interfering with Tenant’s business operations at the Premises.

17. Indemnification. Tenant shall hold Landlord harmless from and defend Landlord against all claims for damage to any property or injury to or death of any person arising from (a) the use of the Premises by Tenant, except such as is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (b) the negligence or willful misconduct of Tenant, its employees, agents or contractors. Landlord shall hold Tenant harmless from and defend Tenant against all claims for damage to any property or injury to or death of any person arising from (y) Landlord’s activities in and around the Premises, except such as is caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors, or (z) the negligence or willful misconduct of Landlord, its employees, agents or contractors. The provisions of this Paragraph 17 shall survive the expiration or termination of the Lease with respect to any damage, injury or death occurring prior to such expiration or termination.

18. Covenant of Quiet Enjoyment. Landlord represents and warrants to, and covenants with, Tenant that: (a) Landlord is the fee simple owner of the Land and, provided Tenant is not in default under this Lease beyond any applicable notice and cure periods, Landlord will warrant and defend Tenant’s quiet enjoyment and possession of the Premises during the Term from anyone claiming by, through or under Landlord; (b) Landlord has obtained all consents and approvals from governmental agencies or other third parties necessary for Landlord to enter into and perform its obligations under this Lease; and (c) intentionally deleted. Landlord covenants and agrees that during the Term, it will not consent to the enactment of any agreements, restrictions, restrictive covenants or the like that will materially interfere with Tenant’s Intended Use and/or Tenant’s rights under this Lease.

19. Default; Remedies.

(a) Events of Default. The following events shall constitute events of default (collectively, “Events of Default” and each, an “Event of Default”) under this Lease:

(1) a default by Tenant in the payment when due of any rent or other sum payable hereunder and the continuation of such default for a period of three (3) business days after written notice from Landlord that the same is due;

(2) a default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of a nature to require more than thirty (30) days to remedy and Tenant commences such cure within such thirty (30) day period and diligently pursues the same to completion within ninety (90) days following such notice or as soon thereafter as is reasonably practicable;

(3) the bankruptcy or insolvency of Tenant, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against under any provision of the Federal Bankruptcy Code or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within ninety (90) days thereafter; or

(4) the appointment of a receiver for the assets of Tenant.

(b) Remedies. Upon the occurrence of any Event of Default by Tenant hereunder, Landlord shall be entitled to all applicable remedies at law or in equity, including but not limited to the right, so long as such default continues, to give written notice of termination to Tenant in accordance with applicable law.

20. Landlord Default. If Landlord shall fail to perform any act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Tenant or such longer period as may be allowed hereunder, Tenant may, but shall not be obligated so to do, and without waiving or releasing Landlord from any obligations of Landlord perform any such act on Landlord’s part to be made or performed as in this Lease provided, and Tenant may set off the costs of such performance against future installments of Monthly Rent.

21. Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party in any such action or proceeding shall be entitled to recover its reasonable attorneys’ fees resulting therefrom.

22. Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, Landlord shall have the right to terminate this Lease as to the balance of the Premises by notice to Tenant within fifteen (15) days after the date on which the condemning authority takes possession. No action by eminent domain shall be deemed to be a taking unless such action has, or could reasonably be deemed to have, a material negative effect on Tenant’s business. If Landlord does not elect to terminate this Lease as to the balance of the Premises, Tenant will restore, rebuild, and replace the balance of the Premises so that the balance of the Premises are as usable by Tenant for Tenant’s purposes as they were before such taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, provided that Tenant shall be entitled to any and all compensation, income, rent or awards paid for or on account of Tenant improvements that have been paid for by Tenant. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent thereafter to be paid shall be equitably reduced on a square footage basis.

23. Subordination. Landlord represents and warrants that as of the date hereof, no mortgages, deeds of trust or similar liens or security interests or ground or other underlying superior leases affect the Premises. Notwithstanding anything to the contrary in the Lease, in no event shall Tenant be subordinate or subject to the lien of any mortgage, deed of trust, security instrument, ground lease or other superior interest affecting the Premises, nor shall Tenant be obligated to attorn to any holder thereof, unless and until such holder shall have agreed in writing, and shall be bound thereby, to honor all of Tenant’s rights under this Lease, including, without limitation, Tenant’s rights of quiet and exclusive use and enjoyment of the Premises, pursuant to a commercially reasonable subordination, non-disturbance and attornment agreement, which shall have been approved in advance and in writing by Tenant (which approval shall not be unreasonably withheld).

24. Estoppel Certificates. Landlord and Tenant each agree, from time to time, within ten (10) business days after written request from the other party, to execute and deliver an estoppel certificate requested by such party, stating that this Lease is in full force and effect, the date to which rent has been paid, that such party is not in default hereunder (or specifying in detail the nature of such party’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by such party.

25. Holding Over. If Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month-to-month upon the terms herein specified but at a monthly rental of 150% of the Monthly Rent in effect at the time of the Expiration Date, payable in advance on or before the first (1st) day of each month. Each party shall give the other written notice at least thirty (30) days prior to the date of termination of such periodic tenancy of its intention to terminate such tenancy.

26. Option Term. Landlord hereby grants to Tenant one (1) option (the “Option”) to extend the Term for a period of five (5) years (the “Option Term”) on the same terms and conditions as set forth in this Lease; provided, however, that Rent during the Option Term (the “Option Term Rent”) shall be an amount equal to the Market Rate (as defined below) applicable to the Option Term.

(a) The Option shall be exercisable only by written notice (“Option Notice”) delivered by Tenant to Landlord no less one-hundred twenty (120) days prior to the expiration of the Term, which Option Notice shall be irrevocable when given. If Tenant fails to deliver Landlord written notice of the exercise of the Option within the above-referenced prescribed time period, the Options shall lapse, and there shall be no further right to extend the Term.

(b) If Tenant sends a timely Option Notice, Landlord shall deliver notice (the “Option Term Rent Notice”) to Tenant setting forth Landlord’s good faith determination of the Option Term Rent within thirty (30) days after receipt of Tenant’s Option Notice. If Tenant disputes the Option Term Rent, Tenant shall notify Landlord in writing of such dispute within ten (10) days of Tenant’s receipt of the Option Term Rent Notice, and if Tenant does not so notify Landlord, then Tenant shall be deemed to have accepted Landlord’s determination of the Option Term Rent. If Landlord timely receives a dispute notice from Tenant, then Landlord and Tenant shall use their good faith efforts to cooperate with one another to determine the Option Term Rent.

(c) In the event that Landlord and Tenant are unable to agree on the Option Term Rent no later than thirty (30) days prior to the expiration of the Term (the “Outside Agreement Date”), then Tenant’s exercise of the Option nonetheless shall be binding, and Landlord and Tenant shall submit the determination of the Option Term Rent to arbitration in accordance with the provisions below.

(d) If the parties submit the determination of the Option Term Rent to arbitration, then each party shall make a separate determination of the Market Rate within ten (10) days of the

Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with this clause (e). In such event:

(i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial and industrial/warehouse properties in the greater [Joplin, Missouri] area. Such arbitrator shall not have been employed by the applicable party within the last ten (10) years. The issue presented to the arbitrators shall be limited solely to whether Landlord’s or Tenant’s submitted Market Rate is the closest to the actual Market Rate as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

(ii) The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, then either party may petition an appropriate court to appoint a neutral arbitrator who shall be qualified under the same criteria set forth hereinabove, in which event such court-appointed arbitrator shall reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. In any event, the Market Rate, as determined in accordance with this clause, shall be determined no later than the expiration of the Term.

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(e) As used herein, “Market Rate” shall mean the fair-market rental rate, as determined by reference to the annual fixed rent, including all escalations, on a per rentable square foot basis, that would be accepted in the current market in direct, arms-length transactions entered into within the six (6) month period immediately preceding the receipt of Tenant’s Option Notice or a reasonably longer period (with more weight to be given to more recent leases) with renewal and non-renewal tenants for space comparable in size, location and quality to the Premises for a term equal to the Option Term (the “Market Rate”).

27. Waiver of Consequential Damages. Notwithstanding anything to the contrary, neither Landlord nor Tenant will be liable to the other for consequential damages, such as lost profits or interruption of either party’s business.

28. Late Fees. At any time during which Matthew Johnson is not the Chief Executive Officer of the Tenant, if Tenant shall fail to pay any Rent or other monies within five (5) days after becoming due hereunder, there shall be chargeable on the unpaid amount a service charge of five percent (5%) for each month or portion thereof during which the same remains unpaid (provided that with respect to the first late payment in any 12-month period during the Term, no late fee will be charged unless the payment remains unpaid for a period of 3 business days after Tenant’s receipt of notice of such late payment from Landlord). The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. In addition, at any time during which Matthew Johnson is not the Chief Executive Officer of Tenant, any amount owed by Tenant to Landlord that is not paid within thirty (30) days after the date due shall, from the due date of such amount until paid, bear interest at the rate of ten percent (10%) per annum (provided that with respect to the first late payment in any 12-month period during the Term, no late fee will be charged unless the payment remains unpaid for a period of 3 business days after Tenant’s receipt of notice of such late payment from Landlord). The payment of interest and/or a late charge shall not excuse or cure any default by Tenant under this Lease and shall be payable by Tenant to Landlord in addition to any other rights and remedies Landlord may have for such late payment.

29. Miscellaneous.

(a) No Waiver. No waiver of any condition or agreement in this Lease by either Landlord or Tenant will imply or constitute a further waiver by such party of the same or any other condition or agreement.

(b) Authority. Tenant represents and warrants that Tenant is a duly authorized and existing [corporation/ limited liability company/ etc.], that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Landlord represents and warrants that Landlord has full right and authority to enter into this Lease, and that no consent from any other person or entity is required for Landlord to enter into this Lease.

(c) Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease will be written and will be deemed to have been given (1) when personally delivered, or (2) on the third (3rd) day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, or (3) on the next business day after it is deposited with a nationally recognized overnight courier service, addressed to:

Landlord: ___________________

___________________

___________________

Attn: __________________

Tenant: ___________________

___________________

___________________

Attn: ___________________

Either Landlord or Tenant may change its address or addressee for purposes of this Paragraph 28(c) by giving ten (10) days’ prior notice according to this Paragraph 28(c).

(d) Binding Effect. This Lease will inure to the benefit of, and will be binding upon each party’s successors and assigns.

(e) Governing Law. The interpretation and enforcement of this Lease shall be governed by the laws of the state where the Land is located.

(f) Counterpart Execution. This Lease may be executed in separate counterparts, each of which, when taken together, shall constitute a fully executed instrument.

(g) Severability. In the event any of the provisions of this Lease shall be declared invalid, the remaining provisions of this Lease shall remain in effect as if such invalidated provision shall have not been included in this Lease.

(h) Entire Agreement. This Lease represents the full and complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, negotiations, understandings and promises of the parties with respect to the subject matter hereof.

(i) Amendment. This Lease may only be modified or amended by a writing signed by both Landlord and Tenant.

(j) No Offer. Tenant’s submission of this Lease to Landlord does not constitute an offer to rent the Premises from Landlord. This Lease shall not be effective until it has been fully executed by both Landlord and Tenant.

(k) Landlord Termination Right. Notwithstanding anything to the contrary herein, in the event that Landlord enters into a binding agreement to sell the Building to a new owner who is not owned, controlled by, or otherwise affiliated with Landlord (“New Owner”), and if the ownership of the Building is sold to the New Owner, then New Owner shall have the right to terminate this Lease upon sixty (60) days written notice to Tenant, such notice to be given within no more than one (1) month following the closing of such sale. Upon such termination, Tenant shall vacate the Premises and return the same to Landlord in good, clean condition as required by this Lease, and thereafter neither party shall have any obligation to the other under this Lease except those obligations herein that expressly survive expiration and/or termination.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first written above.

LANDLORD:

, a

By:

Name:

Its:

TENANT:

, a

By:

Name:

Its:

Signature Page to Single-Tenant Triple Net Lease

Exhibit C

Call Option

(see attached)

Exhibit C-1

CALL OPTION AGREEMENT

This Call Option Agreement (this “Agreement”) is made and entered into as of the 3rd day of January, 2025 (the “Effective Date”), by and among Gloo Holdings, LLC, a Delaware limited liability company (“Gloo”), Midwestern Interactive, LLC, a Missouri limited liability company (the “Company”), and Flourish Holdings, Inc., a Missouri corporation (the “NewCo”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, as of immediately prior to the consummation of the transactions (collectively, the “Transaction”) contemplated by that certain Securities Purchase Agreement, dated as of the Effective Date (the “Purchase Agreement”), by and among NewCo, the Company, Gloo, and Matthew S. Johnson, the sole shareholder of NewCo, NewCo owns all of the issued and outstanding Equity Securities of the Company;

WHEREAS, pursuant to the Purchase Agreement, Gloo has agreed to purchase from NewCo, and NewCo has agreed to sell to Gloo, the Acquired Securities (constituting eighty percent (80.0%) of the issued and outstanding Equity Securities of the Company) in exchange for (i) an amount in cash equal to Two Million One Hundred Twenty Thousand Dollars ($2,120,000.00) (the “Cash Amount”), (ii) a promissory note in the principal amount of Three Million One Hundred Eighty Thousand Dollars ($3,180,000.00), made by Gloo in favor of NewCo (the “Installment Payment Promissory Note”), (iii) a promissory note in the principal amount of [Six Million Four Hundred Ninety Two Thousand Four Hundred Forty Five and 05/100] Dollars ($[6,492,445.05]), made by Gloo in favor of NewCo (the “Permitted Indebtedness Promissory Note No. 1”), (iv) a promissory note in the principal amount of [Two Million Three Hundred Seventy-Four Thousand Twenty-Five and 35/100 Dollars ($2,374,025.35)], made by Gloo in favor of NewCo (the “Permitted Indebtedness Promissory Note No. 2”), and (v) 2,083,333 Gloo $6.00 Series A Preferred Membership Units (the “Gloo Units”);

WHEREAS, in connection with the consummation of the Transaction, Gloo has agreed to grant to NewCo an option to re-acquire from Gloo all, but not less than all, of the Acquired Securities (the “Call Securities”) on the terms and subject to the conditions set forth in this Agreement, including, without limitation, the payment by NewCo of the Call Purchase Price (as hereinafter defined); and WHEREAS, to ensure the preservation of the Company’s value as a going concern, Gloo has agreed to abide by certain restrictive covenants during the Call Period (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1. Grant of Call Option.

a) Right to Purchase. Subject to the terms and conditions of this Agreement, at any time during the twelve (12) month period commencing on the third (3rd) anniversary of the Effective Date and ending on the fourth (4th) anniversary of the Effective Date (the “Call Period”), NewCo shall have the right (the “Call Right”), but not the obligation, to cause Gloo to sell to

NewCo all, but not less than all, of the Call Securities in exchange for NewCo’s (i) payment to Gloo of an amount equal to the Cash Amount, (ii) forgiveness of the remaining balance of principal and accrued interest on the Installment Payment Promissory Note and repayment to Gloo of an amount equal to the aggregate of all payments previously made under the Installment Payment Promissory Note, (iii) the forgiveness of the remaining balance of principal and accrued interest on the Permitted Indebtedness Promissory Note No. 1, (iv) the forgiveness of the remaining balance of principal and accrued interest on the Permitted Indebtedness Promissory Note No. 2, and (iv) transfer and delivery to Gloo of the Gloo Units ((i), (ii), (iii), (iv) and (v) together, the “Call Purchase Price”).

b) Procedures.

i. If NewCo desires to exercise the Call Right, then NewCo shall deliver to each of Gloo and the Company a written notice informing such parties of such exercise (a “Call Exercise Notice”).

ii. At the closing of any purchase consummated pursuant to this Section 1.b):

(1) Gloo shall represent and warrant to NewCo that (A) Gloo has full right, title and interest in and to the Call Securities, (B) subject to any approvals or consents of Gloo or the Company required in connection with such sale, Gloo has all the necessary power and authority and has taken all necessary entity action to sell such Call Securities as contemplated by this Section 1.b), and (C) the Call Securities are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than (x) Permitted Equity Encumbrances and (y) those arising as a result of the Remedies Exception.

(2) NewCo shall represent and warrant to Gloo that (A) NewCo has full right, title and interest in and to the Gloo Units, (B) subject to any approvals or consents of NewCo required in connection with such sale, NewCo has all the necessary power and authority and has taken all necessary entity action to transfer such Gloo Units as contemplated by this Section 1.b), and (C) the Gloo Units are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than (x) Permitted Equity Encumbrances and (y) those arising as a result of the Remedies Exception.

(3) For the avoidance of doubt, neither Gloo nor NewCo shall be required to make any other representations and/or warranties relating to the sale of the Call Securities or transfer of the Gloo Units except for those set forth in this Section 1b)ii.

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iii. The closing of any sale of Call Securities pursuant to this Section 1 shall take place no later than thirty (30) days following receipt by each of Gloo and the Company of the Call Exercise Notice. Gloo shall give NewCo at least fifteen (15) days’ prior written notice of the date of closing (the “Call Right Closing Date”).

c) Consummation of Sale. On the Call Right Closing Date, Gloo shall transfer and deliver the Call Securities to NewCo and NewCo shall pay the Call Purchase Price to Gloo as follows:

i. with respect to the Cash Amount, by certified or official bank check or by wire transfer of immediately available funds;

ii. with respect to the Installment Payment Promissory Note, by (A) delivering the Installment Payment Promissory Note, marked “Paid in Full” to Gloo and (B) paying to Gloo, by certified or official bank check or by wire transfer of immediately available funds, an amount equal to the aggregate of all payments previously made under the Installment Payment Promissory Note;

iii. with respect to the Permitted Indebtedness Promissory Note No. 1, by delivering the Permitted Indebtedness Promissory Note, marked “Paid in Full” to Gloo;

iv. with respect to the Permitted Indebtedness Promissory Note No. 2, by delivering the Permitted Indebtedness Promissory Note, marked “Paid in Full” to Gloo; and

v. with respect to the Gloo Units, by transfer and delivery of the Gloo Units to Gloo.

d) Effect of Exercise on Purchase Agreement. Upon NewCo’s exercise of the Call Right, all covenants and obligations of Sellers (as defined in the Purchase Agreement) under the Purchase Agreement shall immediately terminate and be of further force or effect.

2. Termination. This Agreement and the Call Right granted hereunder shall terminate and be of no further force and effect upon the earlier to occur of (a) the expiration of the Call Period, (b) the expiration of an Accelerated Exercise Period (as hereinafter defined), if any, and (c) the sale or liquidation by NewCo or any of its Affiliates (as defined below) of any Gloo Units (including, for the avoidance of doubt, any Equity Securities into which the Gloo Units are converted in connection with a Qualified IPO (as hereinafter defined) of Gloo or in accordance with Section 10 of this Agreement); provided that if NewCo has delivered a Call Exercise Notice prior to the earlier to occur of the expiration of the Call Period or the expiration of the Accelerated Exercise Period, as applicable, then this Agreement and the Call Right granted hereunder shall survive until the Call Right Closing Date with respect to the purchase and sale contemplated by such Call Exercise Notice (but in any event no later than forty-five (45) days following NewCo’s delivery of such Call Exercise Notice). The term “Affiliate” as used in this Agreement shall mean a person controlling, controlled by, or under common control with another person, with control deemed to exist when one person has the power, direct or indirect, through the ownership of voting equity securities, by contract, or otherwise, to direct or cause the direction of the management and policies of another person.

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3. Acceleration. Notwithstanding anything to the contrary contained herein, if at any time prior to the commencement of the Call Period:

a) Gloo experiences an Insolvency Event, then the Call Right shall be deemed immediately exercisable. As used herein, “Insolvency Event” means, with respect to any Person, any of the following acts or events: (i) filing for or being involved in a voluntary or involuntary bankruptcy proceeding under appliable laws, (ii) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding, or (iii) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation; or

b) Both (i) Gloo consummates a Qualified IPO and (ii) the rolling weighted average price per share of Gloo’s publicly traded shares exceeds, over a ninety (90) day period, Twelve Dollars ($12.00) per share, then Gloo may, by written notice to NewCo (an “Acceleration Notice”), accelerate the exercisability of the Call Right such that it is exercisable for the thirty (30) calendar day period following the date on which such Acceleration Notice is delivered (the “Accelerated Exercise Period”). For purposes of this Agreement, “Qualified IPO” means a firmly underwritten sale of Equity Securities of Gloo to the public effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, in which the gross offering proceeds are in excess of Fifty Million Dollars ($50,000,000.00) (determined prior to deductions for offering expenses and commissions paid to underwriters).

4. Covenants of Gloo. From the date of this Agreement through the termination of this Agreement and the Call Right under Section 2, Gloo covenants and agrees as follows:

a) Non-Solicitation of Employees. Except through the operation of the Company, Gloo shall not, and shall not permit any of its Affiliates to, directly or indirectly, (A) induce or solicit, or attempt to induce or solicit, any then-current or past (at any time within the preceding six (6) months, as applicable to such time) employee or contractor of the Company to terminate or reduce such employee or contractor’s employment or engagement with the Company, or (solely with respect to employees of the Company) to accept employment with, provide services to, or partner with Gloo or any of its Affiliates other than the Company, (B) in any way materially interfere with the relationship between the Company, on the one hand, and any employee or contractor thereof, on the other hand, or (C) hire or attempt to hire any then-current or past (at any time within the preceding six (6) months, as applicable to such time) employee of the Company. Notwithstanding the foregoing, the placement of general advertisement that is not targeted towards employees or contractors of any member of the Company will not be deemed to breach the non-solicit provisions of this Section 4a).

b) IP Protection. Gloo acknowledges and agrees that the Company is the sole owner of all intellectual property rights owned by the Company as of the Effective Date of the Purchase Agreement, including all inventions, designs, discoveries, improvements, and works of authorship, know-how, processes, designs, computer programs and routines, formulae, techniques, or developments, and further including any experimental work, work in progress, or business trade secrets made, conceived, or reduced to practice by or for the Company prior to the Effective Date of the Purchase Agreement (collectively, the “Existing Company IP”). Gloo shall not, and shall

4

not permit any of its Affiliates to, directly or indirectly, reverse engineer, disassemble, decompile, decode, or otherwise attempt to derive or gain access to the source code of the Existing Company IP, in whole or in part. Following the Effective Date hereof, Gloo shall use or access the Existing Company IP only with the agreement of the Company. Notwithstanding anything to the contrary in the Agreement, Gloo and its Affiliates are and shall remain free (and it will not be a violation of Gloo’s obligations under this Agreement) to use for any purpose all knowledge, experience, know-how, information, data, ideas, concepts, processes, and techniques retained in the unaided memories of its or their respective personnel.

c) Contracts and Business Opportunities. Gloo will not, and will cause its wholly-owned Affiliates not to, directly or indirectly, take or assign to any affiliate of Gloo other than the Company any customer relationship, proposed or executed contract, or other business opportunity developed or originated primarily by the Company or any of its employees (“MWI Opportunities”); further, with respect to any non-wholly-owned Affiliates of Gloo, Gloo will refrain from taking any action to facilitate the taking or assigning of MWI Opportunities by such non-wholly-owned Affiliates (other than the Company). Gloo acknowledges and agrees that, as between Gloo and its wholly-owned Affiliates, on the one hand, and the Company, on the other hand, MWI Opportunities will be considered the property of the Company and are reserved for the Company to exploit for its own direct benefit, and only for the indirect benefit of Gloo as a major equity holder of the Company.

d) Remedies. Gloo acknowledges and agrees that the remedies at law of the Company for a breach or threatened breach of any of the provisions of Section 4 may be inadequate, and in recognition of this fact, Gloo agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy that may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security.

5. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4).

If to Gloo: Gloo Holdings, LLC
831 Pearl Street
Boulder, CO 80302
Attention: Chief Legal Officer
Email: legal@gloo.us

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with a copy to: Bryan Cave Leighton Paisner LLP
1700 Lincoln, Suite 4100
Denver, CO 80203
Attention: Tim Hanson
Email: timothy.hanson@bclplaw.com

If to NewCo or the Company: Flourish Holdings, Inc.
13075 County Lane 227
Oronogo, Missouri 64855
Attention: Matthew S. Johnson
Email: mattsidjohn@gmail.com

with a copy to: Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
Attention: Eric Steinle
Email: esteinle@spencerfane.com

6. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

7. Conflict. It is the intent and understanding that this Agreement contains no provisions contradictory to the terms of that certain Amended and Restated Limited Liability Company Agreement, dated as of the Effective Date, attached hereto as Exhibit A (the “LLC Agreement”). In the event of an actual or apparent conflict, the parties intend that this Agreement should be read together in a manner that reconciles such conflicts, to the extent feasible. If, notwithstanding the foregoing, a conflict between the terms of this Agreement and those of the LLC Agreement arise, then the provisions of this Agreement shall govern.

8. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, Gloo shall not transfer nor assign this Agreement or any of its rights hereunder. NewCo may assign or transfer this Agreement or any of its rights hereunder to any other person; provided, that the assignee executes a joinder to and complies with the LLC Agreement, as applicable. Any attempted transfer or assignment in violation of this Section 8 shall be null and void ab initio.

9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10. Capitalization Adjustment.

a) If Gloo, at any time, increases or decreases the number of outstanding Gloo $6.00 Series A Preferred Membership Units or changes in any way the rights and privileges of the Gloo $6.00 Series A Preferred Membership Units by means of the payment of a stock dividend or any

6

other distribution upon the Gloo $6.00 Series A Preferred Membership Units, or through a stock split, subdivision, consolidation, combination, reclassification, recapitalization or any other corporate transaction or event having an effect similar to the foregoing, in each case, involving the Gloo $6.00 Series A Preferred Membership Units, then in relation to the Gloo Units that are affected by one (1) or more of the above events, the numbers, exercise price, rights, and privileges of the Gloo Units shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence, to the extent necessary to prevent dilution or the enlargement of benefits thereto, as determined in good faith by Gloo.

b) If NewCo, at any time, increases or decreases the number of outstanding Common Units (as defined in the LLC Agreement) or changes in any way the rights and privileges of the Common Units by means of the payment of a stock dividend or any other distribution upon the Common Units, or through a stock split, subdivision, consolidation, combination, reclassification, recapitalization or any other corporate transaction or event having an effect similar to the foregoing, in each case, involving the Common Units, then in relation to the Call Securities that are affected by one (1) or more of the above events, the numbers, exercise price, rights, and privileges of the Call Securities shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence, to the extent necessary to prevent dilution or the enlargement of benefits thereto, as determined by the Manager and the Members (in case, as defined in the LLC Agreement) in accordance with the LLC Agreement.

11. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12. Amendment and Modification: Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Governing Law: Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other

7

jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Missouri in each case located in the city of Joplin and County of Jasper, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 15.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Call Option Agreement on the date first written above.

GLOO:

GLOO HOLDINGS, LLC

By:
Name: Scott Beck
Title: President and Chief Executive Officer

[Project Meridian – Signature Page to Call Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Call Option Agreement on the date first written above.

NEWCO:

FLOURISH HOLDINGS, INC.

By:
Name: Matthew S. Johnson
Title: President

COMPANY:

MIDWESTERN INTERACTIVE, LLC

By:
Name: Matthew S. Johnson
Title: Manager

[Project Meridian – Signature Page to Call Option Agreement]

Exhibit D

Company LLC Agreement

(see attached)

Exhibit D-1

THIRD AMENDED AND RESTATED

OPERATING AGREEMENT

OF

MIDWESTERN INTERACTIVE, LLC

Dated as of January 3, 2025

THE SALE OF INTERESTS IN THE COMPANY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. INTERESTS IN THE COMPANY MAY NOT BE OFFERED OR SOLD ABSENT AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE. THE COMPANY HAS THE RIGHT TO REQUIRE ANY POTENTIAL TRANSFEROR OF AN INTEREST IN THE COMPANY TO DELIVER AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY PRIOR TO ANY TRANSFER TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS IS AVAILABLE FOR SUCH TRANSFER. THIS AGREEMENT CONTAINS ADDITIONAL RESTRICTIONS ON THE TRANSFER, ASSIGNMENT, PLEDGE AND ENCUMBRANCE OF INTERESTS IN THE COMPANY.

TABLE OF CONTENTS

Page

Article I DEFINED TERMS; INTERPRETATION		2
1.1	Defined Terms	2
1.2	Interpretation	10
Article II THE LIMITED LIABILITY COMPANY		11
2.1	Formation	11
2.2	Name	11
2.3	Qualifications	11
2.4	Registered Office and Agent	12
2.5	Principal Place of Business	12
2.6	Purpose; Powers	12
2.7	Term	12
Article III COMPANY INTERESTS		12
3.1	Members	12
3.2	Authorized Units; Issuance of Additional Company Interests	12
3.3	Admission of Additional Members	14
3.4	Preemptive Rights	14
Article IV CAPITAL CONTRIBUTIONS; MEMBER LOANS		15
4.1	Capital Contributions	15
4.2	Additional Capital Contributions	15
4.3	No Third Party Right to Enforce	15
4.4	Return of Contributions	15
4.5	Member Loans	16
Article V REPRESENTATIONS, WARRANTIES AND COVENANTS		16
5.1	General Representations and Warranties	16
5.2	Conflict and Tax Representations	17
5.3	Investment Representations and Warranties	17
5.4	Survival	17
Article VI COMPANY MANAGEMENT		17
6.1	Manager; Board of Directors	17
6.2	Management Authority	20
6.3	Duties	20
6.4	Reliance by Third Parties	20
6.5	Information Relating to the Company	21
6.6	Indemnification	21
6.7	Officers	23
6.8	Management Fee; Reimbursements	23
6.9	Affiliate Transactions	23
Article VII MEMBERS		23
7.1	Limited Liability	23
7.2	Quorum and Voting	23

7.3	Informal Action	25
7.4	Meetings	25
7.5	Place of Meeting	25
7.6	Notice of Meeting	25
7.7	Proxies	25
7.8	Conduct of Meeting	26
7.9	No Member Fees	26
7.10	No State-Law Partnership	26
7.11	Partnership Representative	26
Article VIII DISTRIBUTIONS TO THE MEMBERS		27
8.1	Tax Distributions	27
8.2	Non-Liquidating Distributions	27
8.3	Class M Units	27
8.4	Distributions in Kind	28
8.5	General Limitation on Distributions	28
8.6	Withholding	28
Article IX ALLOCATION OF PROFITS AND LOSSES		28
9.1	In General	28
9.2	Regulatory Allocations and Other Allocation Rules	28
9.3	Other Allocation Rules	30
Article X ALLOCATION OF TAXABLE INCOME AND TAX LOSSES		30
10.1	Allocation of Taxable Income and Tax Losses	30
10.2	Allocation of Section 704(c) Items	30
10.3	Integration with Section 754 Election	31
10.4	Allocation of Tax Credits	31
Article XI ACCOUNTING AND REPORTING		31
11.1	Books	31
11.2	Capital Accounts	31
11.3	Transfers During Year	32
11.4	Reports; Inspection Rights; Financial Reporting Obligations	32
11.5	Section 754 Election	33
Article XII TRANSFER OF MEMBER’S INTEREST		34
12.1	Restrictions on Transfers and Encumbrances	34
12.2	Permitted Transfers and Encumbrances	34
12.3	Sale Participation Rights	35
12.4	Forced Sale Right	36
12.5	Repurchase Right	39
12.6	Substitution of a Member	40
12.7	Conditions to Substitution	41
12.8	Admission as a Member	41
Article XIII RESIGNATION, DISSOLUTION AND TERMINATION		41
13.1	Resignation	41
13.2	Events Requiring Winding Up	41
13.3	Effectiveness of Termination	42

13.4	Liquidation	42
13.5	Articles of Termination	43
13.6	Survival of Rights, Duties, and Obligations	43
13.7	Recourse for Claims	43
Article XIV NOTICES		43
14.1	Method of Notices	43
14.2	Computation of Time	44
Article XV GENERAL PROVISIONS		44
15.1	Amendment	44
15.2	Waiver	44
15.3	Confidentiality	44
15.4	Public Announcements	45
15.5	Applicable Law	45
15.6	Submission to Jurisdiction	45
15.7	Waiver of Jury Trial	45
15.8	Entire Agreement	46
15.9	References	46
15.10	U.S. Dollars	46
15.11	Counterparts	46
15.12	Additional Documents	46
15.13	No Third Party Beneficiaries	46
15.14	Covenant to Obtain Spouse’s Signature	46

List of Exhibits and Schedules

Exhibit A Manager, Members, Addresses, Sharing Ratios

Exhibit B Form of Joinder

Exhibit C Form of Spousal Signature Page

Schedule 6.1(b) Directors of Company as of Effective Date

Schedule 12.5(b) Material Terms of Company Promissory Note

THIRD AMENDED AND RESTATED
OPERATING AGREEMENT
OF
MIDWESTERN INTERACTIVE, LLC

This Third Amended and Restated Operating Agreement (as may be further amended, modified, restated, or supplemented from time to time, this “Agreement”) of Midwestern Interactive, LLC, a Missouri limited liability company (the “Company”), is entered into as of January 3, 2025 (the “Effective Date”) by and among the Company, the Members executing this Agreement as of the date hereof, and each other Person who after the date hereof becomes a Member of the Company.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Missouri by the filing of a Articles of Organization with the Secretary of State of the State of Missouri on June 29, 2012 (the “Articles of Organization”) for the purposes set forth in Section 2.5 of this Agreement;

WHEREAS, the initial members of the Company entered into that certain Limited Liability Company Operating Agreement of the Company, dated as of July 11, 2012 (the “Original Agreement”);

WHEREAS, the members of the Company amended and restated the Original Agreement and entered into that certain Amended and Restated Operating Agreement, effective as of June 30, 2022 (as amended, modified, restated, or supplemented from time to time, the “Amended Agreement”);

WHEREAS, in connection with the Company’s entry into and consummation of the transactions contemplated by that certain Securities Purchase Agreement, dated as of the Effective Date (the “SPA”), by and between the Company, Gloo Holdings, LLC, a Delaware limited liability company (including its successors and assigns from time to time, the “Gloo Member”), Flourish Holdings, Inc., Inc., a Missouri corporation (“NewCo”), and Matthew S. Johnson, an individual residing in the State of Missouri (“Johnson”), the Company, the Gloo Member, and NewCo desire to amend and restate the Amended Agreement in the entirety; and

WHEREAS, the Members wish to enter into this Agreement setting forth the terms and conditions governing the operation and management of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINED TERMS; INTERPRETATION

1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the indicated meaning:

“Acquisition” means (i) any merger or consolidation of the Company with or into any other Person (except a merger or consolidation in which the holders of the equity securities of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the equity securities of the Company or the surviving or successor entity in substantially the same relative proportions), or (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s outstanding voting power is transferred.

“Actual Units Outstanding Basis” assumes only Units reflected as outstanding on the ledger of the Company and excludes all Units held in treasury or reserved for issuance or grant.

“Additional Equity Securities” means Equity Securities other than (a) Equity Securities issued on the date of this Agreement; (b) Equity Securities issued as a distribution or upon any subdivision or split of any Equity Securities; (c) Equity Securities issued as payment or consideration for goods or services provided to the Company or any of its subsidiaries or in connection with borrowings, credit arrangements, equipment leasing, or financings, or similar transactions with a third-party lender; (d) Equity Securities issued in connection with an initial public offering of the Company or a reorganization of the Company in connection with an initial public offering; (e) Equity Securities issued in connection with the merger, consolidation, acquisition, or similar business combination involving the Company and approved by the Board; (f) Equity Securities issued as consideration paid to a Person in connection with the initial capitalization of a joint venture or similar strategic arrangement; (g) Equity Securities constituting Class M Units issued to officers, employees, Directors, and any other service providers to the Company or any Affiliate thereof in connection with any equity incentive plan or other arrangement approved by the Board; (h) Equity Securities issued or otherwise approved by the Board; or (i) Equity Securities that are sold or transferred with respect to which each Member with preemptive rights with respect to such sale has waived such preemptive rights in writing.

“Additional Materials” is defined in Section 11.4(a).

“Adjusted Capital Account” means an account established and maintained for each Member which shall be the same as the Member’s Capital Account increased by the additions, if any, permitted by Treasury Regulations sections 1.704-1(b)(2)(ii)(c) (referring to obligations to restore a capital account deficit), 1.704-2(g)(1) (referring to “partnership minimum gain”) and 1.704-2(i)(5) (referring to a partner’s share of “partner nonrecourse debt minimum gain”).

“Adjusted Capital Account Deficit” means, with respect to any Interest Holder, a deficit balance in such Interest Holder’s Capital Account as of the end of the fiscal year after giving effect to the following adjustments: (a) credit to such Capital Account the additions, if any, permitted by Treasury Regulations sections 1.704-1(b)(2)(ii)(c) (referring to obligations to restore a capital account deficit), 1.704-2(g)(1) (referring to “partnership minimum gain”) and 1.704-2(i)(5) (referring to a partner’s share of “partner nonrecourse debt minimum gain”), and (b) debit to such Capital Account the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

“Adjusted Properties” is defined in Section 10.2.

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided that any Person that is the beneficial owner (as defined in Rule 13d-3 of the Exchange Act (without regard to the occurrence of any contingency)) of 10% or more of the voting securities of such other Person shall be deemed to control such other Person.

“Agreement” is defined in the introductory paragraph.

“Applicable Tax Rate” means the highest combined marginal net effective ordinary income or capital gain, as the case may be, federal and state tax rates for an individual residing in the State of California, taking into account the deductibility of state income taxes for federal income tax purposes. Notwithstanding the foregoing, the Board, in its sole discretion, may reduce or increase the Applicable Tax Rate with respect to all (but not fewer than all) direct or indirect Members to no less than the highest combined marginal ordinary income or capital gain, as the case may be, federal and state tax rates applicable to such direct or indirect Member’s state of residence or incorporation. Each Member shall cooperate fully with the Board to provide the Board the state of residence or incorporation of all of its individual and corporate direct or indirect owners.

“Approved Sale” is defined in Section 12.3(a).

“Asset Transfer” means a sale, lease, conveyance, exclusive license or other disposition of all or substantially all of the assets of the Company.

“Available Cash” means, at a particular time, the cash and cash equivalents held by the Company, less, without duplication, such cash reserves as the Manager reasonably determines are necessary with respect to the reasonable business needs of the Company, including to pay on a timely basis Company costs and expenses, including operating costs and expenses, taxes, debt service, capital expenditures and other obligations of the Company, taking into account the anticipated revenues of the Company.

“Bankruptcy” means, with respect to a Person, any of the following acts or events: (a) making an assignment for the benefit of creditors, (b) filing a voluntary petition in bankruptcy, (c) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding, (d) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in clause (c) or (d) of this definition, (f) making an admission in writing of an inability to pay debts as they mature, (g) giving notice to any governmental authority that insolvency has occurred, that insolvency is pending, or that operations have been suspended, (h) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties, or (i) the expiration of 90 days after the date of the commencement of a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation if the proceeding has not been previously dismissed, or the expiration of 60 days after the date of the appointment, without such Person’s consent or acquiescence, of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties, if the appointment has not previously been vacated or stayed, or the expiration of 60 days after the date of expiration of a stay, if the appointment has not been previously vacated.

“Board” is defined in Section 6.1.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in Joplin, Missouri, are not required or authorized by Law to close.

“Call Option Agreement” means that certain Call Option Agreement, dated as of January 3, 2025, by and between the Gloo Member and NewCo.

“Capital Account” is defined in Section 11.2(a).

“Capital Contribution” means, with respect to any Interest Holder at the particular time in question, the dollar amount of any money contributed by such Interest Holder to the capital of the Company, plus the value, as determined by the Manager, of any property, including Intellectual Property or other intangible property, other than money contributed by such Interest Holder to the capital of the Company.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for federal income tax purposes, except that (a) the initial “Carrying Value” of any asset contributed to the Company by an Interest Holder shall be the fair market value of such asset at the time of contribution, as determined by the Manager, (b) the Carrying Value of any other asset shall be adjusted from time to time in accordance with Section 11.2(b) and Treasury Regulations § 1.704-1(b)(2)(iv)(m), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Company assets, as deemed appropriate by the Manager, and (c) the Carrying Value of an asset shall be reduced (but not below zero) by all depreciation, cost recovery, depletion and amortization deductions with respect to such asset, as taken into account in determining Profit and Loss.

“Class M Member” means a holder of any Class M Units, including its permitted successors and assigns. As of the Effective Date, the Class M Members are set forth on Exhibit A. Unless the context indicates otherwise, a reference in this Agreement to the Class M Members will mean all Class M Members.

“Class M Unit” is defined in Section 3.2(a).

“Code” means the Internal Revenue Code of 1986.

“Common Unit” is defined in Section 3.2(a).

“Common Member” means a holder of any Common Units, including its permitted successors and assigns. As of the Effective Date, the Common Members are set forth on Exhibit A. Unless the context indicates otherwise, a reference in this Agreement to the Common Members will mean all Common Members.

“Common Percentage” means, with respect to each Common Member at any given time, the percentage determined by dividing (a) the number of Common Units held by such Common Member by (b) the aggregate number of Common Units outstanding.

“Company” is defined in the introductory paragraph.

“Company Counsel” is defined in Section 15.13.

“Company Election Period” is defined in Section 12.2(a)(i).

“Company Group” means, collectively, the Company and its controlled Affiliates.

“Company Interest” means, with respect to any Interest Holder, such Interest Holder’s entire interest in the Company under this Agreement and the MLLCA, including (a) such Interest Holder’s Economic Interest, (b) all obligations, duties and liabilities, if any, imposed on such Interest Holder under this Agreement or the MLLCA in its capacity as an Interest Holder, and (c) with respect to a Member, (i) such Member’s status as a Member, (ii) such Member’s rights to vote, consent and approval those matters described in this Agreement, and (iii) all other rights, benefits and privileges enjoyed by such Member under this Agreement or the MLLCA in its capacity as a Member.

“Confidential Information” means information, knowledge and know-how concerning the properties, operations, business, trade secrets, technical know-how and other non‑public information and data of or relating to the Company, the Manager and the other Members and their respective assets and properties.

“Director” is defined in Section 6.1.

“Disability” or “Disabled” means, with respect to a Common Member or Class M Member, such Member is unable, by reason of accident or illness (including mental illness), to perform his or her duties with the Company or its Affiliates for 120 consecutive days or for 180 cumulative days during any 365-day period, as determined in good faith by the Board.

“Drag-Along Notice” is defined in Section 12.4(a).

“Drag-Along Transaction” means a transaction or series of transactions involving either: (a) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or Transfer of Equity Securities of the Company) with any Person who is not a Related Party of a Member or group of Persons who are not Related Parties of a Member the result of which is that the Members immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934), directly or indirectly through one or more intermediaries, of Units representing the right to receive at least 50% of the capital and at least 50% of the profits of the Company; or (b) a similar transaction with a like economic effect.

“Dragged Member” means any Member, other than a Dragging Member, that receives a Drag-Along Notice pursuant to Section 12.4(a).

“Dragging Member” is defined in Section 12.4(a).

“Economic Interest” means an Interest Holder’s Capital Account and share of the Profits, Losses and other items of income, gain, loss, deduction and credits of, and the right to receive distributions (liquidating or otherwise) from, the Company under the terms of this Agreement; provided that an Economic Interest shall not include (a) any right to participate in the management or affairs of the Company, including any right to receive notice of, vote on, consent to, or otherwise participate in any decision of the Members or the Managers, or (b) any right of access to the books and records of the Company (unless, and only to the extent, otherwise required under Law).

“Effective Date” is defined in the introductory paragraph.

“Employee” means an individual who is an employee or consultant of the Company or any Affiliate thereof at the time he or she executes a counterpart of this Agreement.

“Encumbrance” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, preference, right of possession or use, lease, tenancy, license, encroachment, negative pledge, right of first refusal or offer, preemptive right, community or other marital property interest, defect, exception, reservation, limitation, impairment, imperfection of title, or other encumbrance of any kind, including any conditional sales contract, title retention contract or other contract to give any of the foregoing, or other burdens of any nature.

“Entity” means a corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other incorporated or unincorporated enterprise, association, organization or entity.

“Equity Security” means any Company Interest (including any Unit) or similar security, any warrants, options or other rights to directly or indirectly acquire Units or other Company Interests, securities containing equity features and securities containing profit participation features, or any security or instrument convertible or exchangeable, directly or indirectly, with or without consideration, into or for any Units or other Company Interest or similar security (including convertible notes), or any security carrying any warrant or right to subscribe for or purchase any Units or other Company Interest or similar security, or any such warrant or right.

“Estate Beneficiary” means each of the following with respect to any Member who is a natural person, (a) a trust under which the distribution of Units may be made only to such Member and/or any Family Group Member of such Member, (b) a charitable remainder trust, the income from which will be paid to such Member during such Member’s life, (c) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Member and/or Family Group Members of such Member or (d) by will or by the laws of intestate succession, to such Member’s executors, administrators, testamentary trustees, legatees, or beneficiaries. For purposes of this definition, “Family Group Member” means, including with respect to any Member that is a natural person or any other natural person, such natural person’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons.

“Excess Additional Equity Securities” is defined in Section 3.4(b).

“Exercising Common Member” is defined in Section 3.4(a).

“Extraordinary Event” means (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) any Acquisition or Asset Transfer.

“Fair Market Value” means, as of the date of determination, the fair market value that would be paid for a Common Unit in a single arm’s-length transaction between a willing buyer and a willing seller, using valuation techniques common to the market and assuming full disclosure of all relevant information and three months for effecting such sale in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably. Implicit in this definition is the consummation of a sale and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their own best interests; and (iii) payment is made in full at closing in terms of cash in U.S. dollars; provided, however, that the Fair Market Value shall expressly exclude any minority discount and any lack of marketability discount.

“Gloo Member” is defined in the Recitals to this Agreement.

“Grant Agreement” is defined in Section 3.2(f).

“Intellectual Property” means: (a) patents and patent applications, (b) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names and uniform resource locators, and the goodwill associated with any of the foregoing, (c) technologies (including all inventions (whether or not patentable), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know how, proprietary information, customer and supplier lists, software (including source code, executable code, systems, tools, data, databases, firmware, and related documentation), technical, business and other Confidential Information, research and development, protocols, algorithms, architectures, layouts, designs, specifications, methodologies, pricing and cost information and business and marketing plans, proposals, reports and studies and trade secrets, (d) copyrights, copyrightable works, and rights in databases and data collections, (e) moral and economic rights of authors and inventors, (f) other intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world, (g) registrations and applications for registration of any of the foregoing, including any renewals, extensions, continuations (in whole or in part), divisionals, re-examinations or reissues or equivalent or counterpart thereof, and (h) all documentation and embodiments of the foregoing.

“Interest Holder” means a Person, including a Member and the holder of an Economic Interest that is not a Member, that holds, legally or beneficially, all or any portion of a Company Interest; provided, however, that a Person shall cease to be an Interest Holder upon the Transfer of such Person’s entire Company Interest.

“Law” means any applicable federal, state, local, municipal, foreign, tribal or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect, whether legislative, municipal, administrative or judicial in nature.

“Manager” is defined in Section 6.1.

“Member” means a Person designated as a Member of the Company on Exhibit A attached hereto, a Person admitted as an additional Member pursuant to Section 3.2 and a Person admitted as a substituted Member pursuant to Section 12.3.

“Member’s Election Period” is defined in Section 12.2(a)(ii).

“Member’s Notice” is defined in Section 12.2(a)(ii).

“MLLCA” means the Missouri Limited Liability Company Act.

“New Issue Date” is defined in Section 3.4(a).

“Offer Notice” is defined in Section 12.2(a)(i).

“Participation Threshold” is defined in Section 3.2(e).

“Permitted Indebtedness Promissory Notes” means (a) that certain Promissory Note dated as of January 3, 2025, made by the Gloo Member in favor of Flourish Holdings, Inc., in the principal amount equal to Six Million Four Hundred Ninety Two Thousand Four Hundred Forty Five and 05/100 Dollars ($6,492,445.05), and (b) that certain Promissory Note dated as of January 3, 2025, made by the Gloo Member in favor of Flourish Holdings, Inc., in the principal amount equal to Two Million Three Hundred Seventy-Four Thousand Twenty-Five and 35/100 Dollars ($2,374,025.35).

“Permitted Transfer” is defined in Section 12.2(b).

“Permitted Transferee” is defined in Section 12.2(b).

“Person” means a natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or any other entity.

“Prime Rate” means, for any day, a rate per annum equal to the lesser of (a) the floating commercial loan rate as published in The Wall Street Journal from time to time as the “latest U.S. prime rate” for such day or, if such day is not a Business Day, the floating commercial loan rate as published in The Wall Street Journal from time to time as the “latest U.S. prime rate” for the last Business Day for which such rate is published before the day that is not a Business Day (with any change in the latest U.S. prime rate being effective from and including the day such change is reported as being effective in such edition of The Wall Street Journal.

“Profit” or “Loss” means the income or loss of the Company as determined under the capital accounting rules of Treasury Regulations § 1.704-1(b)(2)(iv) for purposes of adjusting the Capital Accounts of the Interest Holders, including the provisions of §§ 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4) of those regulations relating to the computation of items of income, gain, deduction and loss.

“Proposed Purchaser” is defined in Section 12.4(a).

“Remaining Units” is defined in Section 12.2(a)(ii).

“Regulatory Allocations” is defined in Section 9.2(h).

“Related Party” means, with respect to any Person, (a) each Affiliate of such Person; (b) each officer, director, member, manager, or partner of the Person or and such Person’s Affiliates; (c) any spouse, ancestor, descendant, or sibling of such Person or any Person described in clause (b) of this definition; and (d) any trust, family partnership, or other entity established for the benefit of such Person or any Person described in clauses (b) or (c) of this definition.

“Representatives” means, with respect to a Person, such Person’s equity holders, partners, members, trustees, directors, managers, officers, employees, independent contractors, professional advisers, accountants, and other agents.

“Required Interest” means Members holding, in the aggregate, Common Units corresponding to at least 51.0% of the Common Units held by all of the Members and including the affirmative approval of NewCo.

“Revised Partnership Audit Rules” shall mean the revised partnership audit rules under the United States Bipartisan Budget Act of 2015 and any Sections of the Code or Treasury Regulations promulgated thereunder and with respect thereto, each as amended from time to time.

“Securities Act” means the Securities Act of 1933.

“Selling Group” is defined in Section 12.3(a).

“Sharing Ratio” means the sharing ratio of an Interest Holder in certain allocations of Profits, Losses and other items of income, gain, loss or deduction and certain distributions of cash and property. The initial Sharing Ratio of each Member is set forth on Exhibit A attached hereto. The Sharing Ratio of an Interest Holder may be adjusted from time to time as provided in this Agreement.

“SPA” is defined in the Recitals of this Agreement.

“Tag Notice” is defined in Section 12.3(a).

“Tax Distribution” is defined in Section 8.1.

“Transfer” means, when used as a noun, a sale, assignment, transfer, conveyance, gift, exchange or other disposition, whether voluntary or involuntary or by operation of Law, including (a) in the case of a natural person, a transfer upon death, whether by will, intestate succession or otherwise, (b) in the case of an Entity, (i) a distribution, including in connection with the dissolution, liquidation, winding up or termination of such Entity (other than a liquidation under a deemed termination solely for tax purposes), and (ii) the merger or consolidation of such Entity with or into any other Person, notwithstanding any Law that provides that a merger or consolidation is not an assignment or transfer, and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance (but not the creation or coming into existence of an Encumbrance). An Entity also shall be deemed to Transfer its assets (including any Company Interest held by such Entity) upon the occurrence of any event, occurrence or transaction that would constitute a Transfer (as provided above in this definition), whether direct or indirect through one or more other Entities, of any beneficial interest in 50% or more of the voting stock, membership interests, partnership interests or other equity interests of such Entity. The term “Transfer,” when used as a verb, means to do any of the foregoing.

“Treasury Regulations” means the regulations issued by the Department of Treasury under the Code.

“Unit” is defined in Section 3.2(a).

“Vested Sharing Ratio” means, with respect to any Member, at any time of determination, a percentage, the numerator of which is the number of issued and outstanding Vested Units held by such Member, and the denominator of which is the total number of issued and outstanding Vested Units.

“Vested Units” means (a) the Common Units and (b) the Class M Units that have vested in accordance with all of the terms and conditions placed on such Class M Units in connection with the grant of such Units, including pursuant to any Grant Agreement.

1.2 Interpretation. As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require: (a) the words “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, (b) the word “or” is not exclusive, (c) references to an “Article,” “Section,” “preamble,” “recital” or any other subdivision, or to an “Exhibit” or “Schedule” are to an article, section, preamble, recital or subdivision of this Agreement, or to an exhibit or schedule to this Agreement, (d) the words “this Agreement,” “hereby,” “hereof,” “herein,” “hereunder” and comparable words refer to all of this Agreement, including the Exhibits and Schedules to this Agreement, and not to any particular Article, Section, preamble, recital or other subdivision of this Agreement or Exhibit or Schedule to this Agreement, (e) any pronoun in masculine, feminine or neuter form shall include any other gender, (f) any word in the singular form include the plural and vice versa, (g) references to any agreement or other document are to such agreement or document as amended, modified, supplemented and restated now or from time to time after the date of this Agreement, (h) references to any Law are to it as amended, modified, supplemented and restated now or from time to time after the date of this Agreement, and to any corresponding provisions of successor Laws, and, unless the context requires otherwise, any reference to any statute shall be deemed also to refer to all rules and regulations promulgated thereunder, (i) references to any Person include such Person’s respective successors and permitted assigns, and in the case of a natural person, such person’s heirs, estate and personal representatives, and (j) references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days. If interest is to be computed under this Agreement, it shall be computed on the basis of a 360-day year of twelve 30‑day months. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day. Any financial or accounting term that is not otherwise defined herein shall have the meaning given such term under United States generally accepted accounting principles.

Article II
THE LIMITED LIABILITY COMPANY

2.1 Formation. The Company was formed under the MLLCA, upon filing the Articles of Organization with the Missouri Secretary of State. This Agreement shall constitute the “operating agreement” (as that term is used in the MLLCA) of the Company. The rights, powers, duties, obligations, and liabilities of the Members and the Manager shall be determined pursuant to the MLLCA and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member or the Manager are different by reason of any provision of this Agreement than they would be under the MLLCA in the absence of such provision, this Agreement shall, to the extent permitted by the MLLCA, control.

2.2 Name. The name of the Company is Midwestern Interactive, LLC, or such other name or names as may be designated by the Manager; provided that the name shall always contain the words “Limited Liability Company” or “Limited Company” or an abbreviation of one of those phrases. The Manager may amend the Articles of Organization or this Agreement to reflect any such name change without the consent of the Members. The Manager shall give prompt notice to the Members of any change to the name of the Company and any related amendment to the Articles of Organization or this Agreement. The Company may conduct business under any assumed or fictitious name required by Applicable Law or otherwise deemed desirable by the Manager.

2.3 Qualifications. The Manager shall execute such documents (including amendments to the articles of organization of the Company) and take such further action as shall be appropriate or necessary to comply with the requirements of Law for the formation, qualification, or operation of a limited liability company in all jurisdictions where the Company carries on its business.

2.4 Registered Office and Agent. The location of the registered office of the Company and the Company’s registered agent at such address as of the Effective Date are set forth in the Company’s Articles of Organization. The Manager may change the Company’s registered office or registered agent and may authorize and execute amendments to the Company’s Articles of Organization to reflect any change to any of the foregoing.

2.5 Principal Place of Business. The location of the principal place of business of the Company as of the Effective Date is 713 S Main St, Joplin, Mo, 64801. The Manager may change the location of the principal place of business of the Company and shall provide prompt notice to the Members of any such change.

2.6 Purpose; Powers. The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be formed under the MLLCA and to engage in any and all activities necessary or incidental thereto. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the MLLCA.

2.7 Term. The term of the Company commenced on the date the Articles of Organization were filed with the Secretary of State of the State of Missouri and shall have perpetual existence; provided that the Company shall be dissolved upon the occurrence of an event set forth in Section 13.2.

Article III
COMPANY INTERESTS

3.1 Members. The name, business address, number of Units, class, preference capital, sharing ratio and Participation Threshold, if applicable, of each Member are set forth on Exhibit A attached to this Agreement. Upon the admission of additional or substituted Members in accordance with this Agreement, or upon receipt by the Company from a Member of written notice of a change of such Member’s address or electronic mail address, the Board on behalf of the Company will update Exhibit A attached to this Agreement to reflect the then-current membership and notice information. Notwithstanding anything to the contrary in this Agreement, the update by the Board of Exhibit A pursuant to this Section 3.1 will not be considered an amendment to this Agreement.

3.2 Authorized Units; Issuance of Additional Company Interests.

(a) The Company Interests authorized to be issued by the Company will be denominated in units (each, a “Unit”). As of the Effective Date, the Company is authorized to issue 10,000 Units. The Company will have two classes of Units, designated as (i) the Common Units (the “Common Units”) and (ii) the Class M Units (the “Class M Units”). The Common Units will entitle the holder thereof to the rights set forth in this Agreement with respect to the Common Units. The Class M Units will entitle the holder thereof to the rights set forth in this Agreement with respect to the Class M Units. As of the Effective Date, there are (i) 10,000 authorized Common Units and (ii) 0 authorized Class M Units.

(b) The Board may, without the approval of the Members, from time to time, (i) increase or decrease (but not below the total number of then outstanding Units) the total number of Units, or of any class or series of Units, that the Company is authorized to issue and the number of Units constituting any class or series of Units, (ii) subject to Section 3.4, authorize the issuance of additional classes or series of Units and fix and determine the designation and the relative rights, preferences, privileges and restrictions granted to or imposed on such additional classes and series of Units (including the rights, preferences and privileges that are senior to or have preference over the rights, preferences or privileges of any then outstanding or authorized class or series of Units), and (iii) subject to obtaining the requisite consents under Section 15.1, amend or restate this Agreement as necessary to effect any or all of the foregoing. Subject to Section 3.4, additional Units may be issued for such Capital Contributions or the provision of services as determined by the Board. If the issuance of additional Units has been properly approved in accordance with this Agreement, the Persons to whom such additional Units have been issued will automatically be admitted to the Company as Members with respect to such additional Units, subject to the satisfaction or waiver of the requirements set forth in Article XII.

(c) The Common Members will be entitled to vote under this Agreement or as required by the MLLCA at the rate of one vote for each Common Unit. The Class M Units will not have voting rights associated with them, and thus the Class M Members will not have voting rights in respect of their Class M Units, including with respect to a sale of assets, merger or consolidation by the Company. Notwithstanding anything in this Agreement to the contrary, only Common Members (and not transferees of Common Members who are only Economic Interest Holders) will have voting rights under this Agreement.

(d) The Company intends that the Class M Units constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 CB 343, and Revenue Procedure 2001-43, 2001-2 CB 191, and that the Class M Units will have no liquidation value at the time they are transferred to individuals. In the event that Proposed Treasury Regulation Section 1.83-3(1) is finalized and becomes effective, (i) the Members intend that the Company will comply with the safe harbor described therein and in IRS Notice 2005-43, to the extent that the revenue procedure proposed in such IRS Notice 2005-43 is finalized and becomes effective, with respect to the issuance of any Class M Units issued in connection with the performance of services and (ii) the Members agree that (A) the Company will prepare a document, executed by an appropriate official, stating that the Company is electing, on behalf of the Company and each of its Members, to have the safe harbor apply irrevocably as of the stated effective date with respect to all Class M Units transferred in connection with the performance of services while the safe harbor election remains in effect and attach the document to the tax return for the Company for the taxable year that includes the effective date of the election; (B) the Company is authorized and directed to elect the safe harbor; and (C) the Company and each of its Members (including any person to whom Class M Units are issued in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Class M Units issued in connection with the performance of services while the election remains effective. An election made under this Section 3.2(d) may not be terminated by any Member on behalf of the Company.

(e) To cause the Class M Units to constitute profits interests, in connection with, and immediately prior to, the grant of any Class M Units, the Board shall adjust the Carrying Values of the Company’s assets to equal their respective fair market values in accordance with Section 11.2. At the time any Class M Units are granted, the Board shall determine the Participation Threshold with respect to such Class M Units. The participation threshold (the

“Participation Threshold”) with respect to any Class M Units granted on such date will be a dollar amount at least equal to the Carrying Value (as adjusted to reflect fair market value of the Company’s assets on the date of grant, as determined by the Board in its sole discretion) referenced in the first sentence of this Section 3.2(e), net of any liabilities of the Company as of such date, and adjusted for subsequent Capital Contributions to the Company or other changes to the Company’s capital structure as determined by the Board. In the event of any Capital Contribution made to the Company after the date of issuance of such Class M Unit, or any issuance, split or combination of Units, redemption of Units, or other change in the capital structure of the Company, the Board may increase or decrease the Participation Threshold of the Class M Units that the Board in good faith deems to be necessary to preserve the anticipated economic arrangement of the Members, prevent a capital shift, and/or to maintain the characterization of the Class B Units as “profits interests”.

(f) Other than as set forth in this Agreement, the Class M Units are subject in all events to the terms and conditions placed on such Units in connection with the grant of such Units, including any vesting, forfeiture and Unit purchase provisions contained in any grant agreement between the Company and the grantee of such Units (each, a “Grant Agreement”). The Board, in its sole discretion, at any time may accelerate vesting of any Class M Units. Upon the termination of the employment of any Class M Member that is an Employee, under any circumstances or for any reason whatsoever, such Member shall surrender all Class M Units held by such Employee without the payment of consideration therefor.

3.3 Admission of Additional Members. The Manager may admit as an additional Member any Person that has been issued additional Company Interests under Section 3.2, provided that such Person has executed a counterpart signature page or joinder to this Agreement agreeing to be bound by this Agreement in its capacity as a Member.

3.4 Preemptive Rights.

(a) To the extent the Company proposes to issue or sell Additional Equity Securities to any Person in exchange for cash consideration, each Common Member will have the preemptive right to acquire or subscribe for any such Additional Equity Securities pro rata based on its Common Percentage. At least 10 days prior to the issuance of any such Additional Equity Securities, the Board shall cause the Company to send written notice to each Common Member specifying the type and quantity of Additional Equity Securities to be issued by the Company and the price (payable in cash) and other material terms and conditions of the issuance, including the proposed date of issuance (the “New Issue Date”), the proposed purchaser (if then known) and the percentage of such Additional Equity Securities that such Common Member is entitled to acquire or subscribe for, as the case may be. Each Common Member may elect to exercise its right pursuant to this Section 3.4(a) by delivering written notice to the Board no later than five days prior to the New Issue Date specifying the maximum number of Additional Equity Securities that such Common Member wishes to purchase (including the number of such Additional Equity Securities it would purchase if one or more other Common Members do not elect to purchase all of their respective Common Percentages). On or before the New Issue Date, each Common Member exercising its rights under this Section 3.4(a) (an “Exercising Common Member”) shall pay to the Company the purchase price for such Additional Equity Securities in immediately available funds and upon receipt of such payment the Company shall issue such Additional Equity

Securities to such Common Member. Failure of a Common Member to respond within the time set forth above, or to pay the purchase price on or before the New Issue Date, will be deemed an election by such Common Member not to exercise its preemptive right under this Agreement with respect to such issuance. If a Common Member fails to exercise its preemptive right set forth in this Agreement with respect to any issuance of any Additional Equity Securities, such failure will not be deemed a waiver of further or additional preemptive rights in connection with subsequent issuances of Additional Equity Securities in the Company (but, for the avoidance of doubt, will constitute a waiver of such Common Member’s right to purchase any Excess Additional Equity Securities in the applicable offering of Additional Equity Securities).

(b) After complying with the procedure set forth in Section 3.4(a), any Additional Equity Securities that remain available for purchase or subscription (such amount, the “Excess Additional Equity Securities”), may be purchased by each Exercising Common Member on a pro rata basis, based upon the relative Common Percentages of each of the Exercising Common Members in accordance with such procedures and time frame as determined by the Board in its sole discretion.

(c) If any Excess Additional Equity Securities remain outstanding after the offer contemplated by this Section 3.4, such remaining Excess Additional Equity Securities may be sold by the Company at a price no lower, and otherwise on terms and conditions not materially more favorable to the proposed purchaser, than those set forth in the notice to the Common Members, at any time within ninety (90) days following the delivery of the notice pursuant to Section 3.4(a), except and unless any and all such materially more favorable terms and conditions are made retroactively, applicable to the Additional Equity Securities purchased by Exercising Common Members as part of the applicable issuance or sale.

Article IV
CAPITAL CONTRIBUTIONS; MEMBER LOANS

4.1 Capital Contributions. As of the Effective Date, each of the Members has made the Capital Contribution to the Company described opposite its respective name on Exhibit A attached hereto. Capital Contributions in connection with the issuance of additional Company Interests after the Effective Date shall be governed by Section 3.2.

4.2 Additional Capital Contributions. No Interest Holder or other Person shall have the right to make any additional Capital Contributions to the Company unless approved by the Manager. Except in consideration of the issuance of additional Company Interests subscribed for purchase under Section 3.2, no Interest Holder or other Person shall have the obligation to make any additional Capital Contributions to the Company.

4.3 No Third Party Right to Enforce. No Person other than the Manager on behalf of the Company shall have the right to enforce any obligation of an Interest Holder to contribute capital hereunder, and specifically, no lender or other third party shall have any such rights.

4.4 Return of Contributions. Except as specifically provided in this Agreement, no Member shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. No Capital Account balance or Capital Contribution that has not been returned to a Member through distributions shall constitute a liability of the Company, the Manager, or any Member. A Member is not required to contribute or to lend cash or property to the Company to enable the Company to return any Member’s Capital Contributions. The provisions of this Section 4.4 shall not limit a Member’s rights under Article XIII.

4.5 Member Loans. If at any time the Company has insufficient Available Cash and reserves to conduct its business and operations consistent with its ordinary and usual course, the Members may, if approved by the Board, but will not be obligated to, advance all or any portion of such cash deficiency to the Company. All advances made pursuant to this Section 4.5 will constitute a loan from the advancing Member(s) to the Company, will bear interest at the Prime Rate plus a percentage to be reasonably established by the Board and will not be considered as part of the Company’s equity or Members’ Capital Contributions. Any such loan will be subordinate to any loans from any then-existing third-party lender to the Company if required by such lender and will be repaid prior to any other distributions to the Members.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 General Representations and Warranties. Each Member represents and warrants to the Manager, the other Members, and the Company as follows:

(a) If it is an entity, it is the type of legal entity specified in Exhibit A of this Agreement, duly organized and in good standing under the laws of the jurisdiction of its organization and is qualified to do business and is in good standing in those jurisdictions where necessary to carry out the purposes of this Agreement;

(b) If it is an entity, the execution, delivery and performance by it of this Agreement and all transactions contemplated herein are within its entity powers and have been duly authorized by all necessary entity actions;

(c) If an individual, then the Member is legally competent to enter into this Agreement and to undertake the transactions contemplated in this Agreement without the consent of any other Person;

(d) This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e) The execution, delivery and performance by it of this Agreement will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of (i) any applicable Law, (ii) if it is an entity, its governing documents, or (iii) any agreement or arrangement to which it or any of its Affiliates is a party or which is binding upon it or any of its Affiliates or any of its or their assets.

5.2 Conflict and Tax Representations. Each Member represents and warrants to the Manager, the other Members, and the Company as follows:

(a) Such Member has been advised that (i) a conflict of interest exists among the Members’ individual interests, (ii) this Agreement has tax consequences and (iii) it should seek independent counsel in connection with the execution of this Agreement;

(b) Such Member has had the opportunity to seek independent counsel and independent tax advice prior to the execution of this Agreement and no Person has made any representation of any kind to it regarding the tax consequences of this Agreement; and

(c) This Agreement and the language used in this Agreement are the product of all parties’ efforts and each party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement.

5.3 Investment Representations and Warranties. In acquiring an interest in the Company, each Member represents and warrants to the Manager, the other Members and the Company that it is acquiring such interest for its own account for investment and not with a view to its sale or distribution. Each Member recognizes that investments such as those contemplated by this Agreement are speculative and involve substantial risk. Each Member further represents and warrants that the Manager and the other Members have not made any guaranty or representation upon which it has relied concerning the possibility or probability of profit or loss as a result of its acquisition of an interest in the Company.

5.4 Survival. The representations and warranties set forth in this Article V shall survive the execution and delivery of this Agreement and any documents of Transfer provided under this Agreement.

Article VI
COMPANY MANAGEMENT

6.1 Manager; Board of Directors.

(a) Establishment; Powers. The Company will be managed by a committee of individuals established to manage the Company and its business and affairs (this committee is referred to as the “Board” and the individuals appointed to the Board are referred to as the “Directors”). The Board, acting as a group, will be the “Manager” (as that term is defined in the MLLCA) of the Company. A Director will not individually be considered a manager of the Company under the MLLCA. An individual will not be deemed to hold a Company Interest by virtue of serving as a Director.

(b) Appointment of Directors. The number of Directors will be set by the Board from time to time and, as of the Effective Date, is five. Directors will be appointed as follows:

(i) Three directors will be appointed by the Gloo Member (the “Gloo Directors”).

(ii) Two Directors (the “NewCo Directors”) will be appointed by NewCo.

Each Director shall hold office until such Director’s successor has been appointed or until his or her earlier death, resignation, or removal. Directors must be natural persons, but Directors need not be residents of Missouri or Members of the Company. The Directors of the Company as of the Effective Date are listed on the attached Schedule 6.1(b).

(c) Vacancies. In the event of a vacancy in the office of any Director, a successor will be appointed to hold office by the Member(s) that appointed such Director. A Director so appointed shall hold office until his or her successor is duly appointed or until his or her earlier death, resignation, or removal.

(d) Removal. A Director may be removed at any time (i) upon delivery of a written instruction to the Board by the Member(s) appointing such Director (for clarity, with respect to NewCo Directors, by NewCo); or (ii) if, in the reasonable determination of the Board, such individual takes any action in contravention of his or her fiduciary duties to the Company under this Agreement or Missouri law that is not cured (if capable of cure) within 30 days after written notice thereof to such Director; provided, however, that the engagement of any Director in the activities set forth on Schedule 6.1(d) shall not be considered a breach or violation of any fiduciary duty; and provided further, however, that, in either case, the vacancy of any directorship resulting from any Director so removed will be filled in accordance with Section 6.1(c) (except that a Person who has been removed as a result of a breach of fiduciary duty may not be re-appointed as a Director). A Director may not otherwise be removed.

(e) Resignation. A Director may resign at any time by giving written notice to that effect to the Board. Any such resignation will take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason will be filled as provided in Section 6.1(c), and any Director so elected to fill any such vacancy shall hold office until his successor is appointed or until his earlier death, resignation or removal.

(f) Meetings of the Board. Regular meetings of the Board will be held at such time and at such place (either inside or outside the State of Missouri) as the Board may designate, including by telephone. Special meetings of the Board may be held on the call of the chairman of the Board (if a chairman has been appointed) or by any Director upon at least five Business Days (if the meeting is to be held in person) or three Business Days (if the meeting is to be held by conference call, telephone, or similar communications) oral or written (including by electronic mail) notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice.

(i) Conduct of Meetings. Any meeting of the Board may be held in person and by means of a video conference call, telephone conference, or similar communication equipment by means of which all Directors and other individuals participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

(ii) Quorum. A majority of Directors then in office present in person (including by video, telephonic, or other means of real-time electronic participation and communication) or represented by proxy will constitute a quorum of the Board for purposes of conducting business; provided that at least one NewCo Director must be in attendance to constitute quorum. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum will not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

(iii) Voting. Any decisions to be made by the Board must be approved by the affirmative vote of a majority of the Directors then in office. Each Director will be entitled to one vote per issue presented at any duly convened meeting.

(iv) Proxies. For purposes of determining a quorum with respect to a particular proposal, and for purposes of casting a vote for or against a particular proposal, a Director may be deemed to be present at a meeting and to vote if the Director has granted a signed written proxy to another Director who is present at the meeting, authorizing the other Director to cast the vote that is directed to be cast by the written proxy with respect to the particular proposal that is described with reasonable specificity in the proxy. Except as provided in this clause (iv), Directors may not vote or otherwise act by proxy.

(v) Attendance and Waiver of Notice. Attendance of a Director at any meeting will constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business at such meeting on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(vi) Actions without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting will be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the requisite number of Directors necessary to approve the action so taken; provided, however, that all Directors will receive written notice of any action so taken as soon as reasonably practicable after any such action becomes effective.

(vii) Substitute Appointment. Any Director may designate in writing an individual to act as the temporary substitute for such Director at any meeting of the Board that such Director is unable to attend, and attendance at any meeting of the Board by any such designated individual will be deemed to constitute attendance at such meeting by the Director for whom such individual is designated. Any such written designation of a designated substitute shall specify (A) contact information for the designated individual so that notices of meetings may be duly delivered to the designated individual, and (B) the period of time for which the designated individual will have the powers of the absent Director, which period of time will not exceed 45 days. Any such designated individual who attends a meeting of the Board as a temporary substitute as aforesaid will have all the powers that the absent Director has in respect of that meeting, and no written proxy will be required to be submitted to the substitute Director. If a Director provides written notice to the chairman of the Board and the other Directors that such Director has appointed a temporary substitute, then in calling a meeting of the Board in accordance with this Section 6.1(f), the chairman or the Director calling such meeting will provide notice of such meeting (but only if such meeting is called by the chairman or another Director after such officer or director receives notice of the designated substitute) to the designated individual.

(viii) Spontaneous Meeting of Board. If all of the Directors meet at any time and place by means of a conference call, telephone or similar communication equipment by means of which all Directors and other individuals participating in the meeting can hear each other and consent to the holding of a meeting at such time and place, such meeting will be valid without call or notice, and any Company action that may be taken at a meeting of the Board may be taken at such meeting.

6.2 Management Authority. The Board, as Manager, will have the authority on behalf of the Company to make all decisions with respect to the Company’s business without the approval of the Members, except as otherwise expressly provided in this Agreement, including Section 7.2, or as specifically required under the MLLCA. Subject to the provisions of this Agreement, the Board, as Manager shall have the absolute, exclusive and complete right, power, authority, obligation, and responsibility vested in or assumed by a manager of a limited liability company under the MLLCA and as otherwise provided by law, including those necessary to make all decisions regarding the business of the Company, and is hereby vested with absolute, exclusive and complete right, power, and authority to operate, manage, and control the affairs of the Company and carry out the business of the Company. In connection with the implementation, consummation, or administration of any matter within the scope of the Board’s authority, each Director, acting on behalf of the Board, is authorized, without the approval of the Members, to execute and deliver on behalf of the Company contracts, instruments, conveyances, checks, drafts and other documents of any kind or character to the extent the Board deems it necessary or desirable. The Board may delegate to officers, employees, agents, or representatives any or all of the foregoing powers by authorization identifying specifically or generally the powers delegated or acts authorized.

6.3 Duties. Each Director and each officer of the Company shall carry out his or her duties in good faith and shall owe the same fiduciary duties to the Company as are owed by a director of a Missouri corporation to such corporation provided, however, that the engagement of any NewCo Director in the activities set forth on Schedule 6.1(d) shall not be considered a breach or violation of any fiduciary duty. Each Director shall devote such time to the business and affairs of the Company as he or she may determine, in his or her reasonable discretion, is necessary for the efficient carrying on of the Company’s business.

6.4 Reliance by Third Parties. No third party dealing with the Company shall be required to ascertain whether a Director or any Company officer is acting in accordance with the provisions of this Agreement. All third parties may rely on a document executed by a Director or by any Company officer as binding on the Company. The foregoing provisions shall not apply to third parties who are Affiliates or family members of any such Person executing any such document. If a Director or any officer acts without authority, he or she shall be liable to the Members for any damages arising out of his or her unauthorized actions.

6.5 Information Relating to the Company. Each Member shall have the right, subject to such reasonable standards as may be established by the Board in accordance with section 347.091 of the MLLCA, to inspect and copy at the reasonable request and expense of such Member, any of the books and records of the Company required to be kept at the limited liability company’s principal place of business by section 347.091 of the MLLCA, which such Member is entitled to inspect and copy from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a member of the Company.

6.6 Indemnification.

(a) Subject to the limitations and conditions as provided in this Section, each person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding, or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Member or Manager of the Company or while a Member or Manager of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the MLLCA, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorney’s fees) actually incurred by such person in connection with such Proceeding, and indemnification under this Section shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Section shall be deemed contract rights, and no amendments, modification or repeal of this Section shall have the effect of limiting or denying any such rights with respect to actions taken or Proceeding arising prior to any such amendment, modification or repeal.

(b) The right to indemnification conferred in this Section shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 6.6(a) of this Agreement who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Section and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

(c) The Company, by adoption of a resolution of the Managers, may indemnify and advance or reimburse expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under this Section; and, the Company may indemnify and advance or reimburse expenses to persons who are not or were not Managers, officers, employees, or agents of the Company but who are or were serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to Managers under this Section.

(d) Notwithstanding any other provision of this Section, the Company may pay or reimburse expenses incurred by a Member or Manager in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

(e) The right to indemnification and the advancement and payment of expenses conferred in this Section shall not be exclusive of any other right which a Member or Manager or other person indemnified pursuant to Section 6.6(c) of this Agreement may have or hereafter acquire under any law (common or statutory), provision of the Articles of Organization or this Agreement, agreement, vote of disinterested Managers or otherwise.

(f) The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is a Member or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Section.

(g) To the extent required by law, any indemnification of or advance of expenses to a Member or Manager in accordance with this Section shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the twelve month period immediately following the date of the indemnification or advance.

(h) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member or Manager or any other person indemnified pursuant to this Section as to costs, charges, and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or Proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.7 Officers.

(a) The Board may, from time to time, designate one or more individuals to be officers of the Company. Any officers designated pursuant to this Section 6.7 shall have such titles and authority and perform such duties as the Board may, from time to time, delegate to them. If the title given to a particular officer is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer, or restrictions placed thereon, by the Board. Each officer shall hold office until his or her successor is duly designated, until his or her death, or until he or she resigns or is removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The officers of the Company as of the Effective Date are:

Chief Executive Officer: Matthew S. Johnson

(b) Any officer may resign at any time by giving written notice thereof to the Board. Any officer may be removed, either with or without cause, by the Board whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not, by itself, create contract rights.

6.8 Management Fee; Reimbursements. The Directors shall not be entitled to compensation for performance of their duties hereunder unless such compensation has been unanimously approved by the Common Members. Each Director shall be entitled to reimbursement from the Company for all reasonable and documented out-of-pocket costs and expenses incurred by such Director for or on behalf of the Company.

6.9 Affiliate Transactions. In addition to those transactions, agreements, contracts, and undertakings specifically set forth in this Agreement, the Board may cause the Company to enter into transactions, agreements, contracts and undertakings with any Director, any Member, or any of their respective Affiliates, so long as such transactions, agreements, contracts or undertakings are (a) approved by a Required Interest as set forth in Section 7.2(b) and disclosed in advance to the other Members and (b) are on arm’s length terms.

Article VII
MEMBERS

7.1 Limited Liability. The liability of each Member shall be limited as provided by the MLLCA. Except as permitted under this Agreement, a Member shall take no part in the control, management, direction, or operation of the affairs of the Company and shall have no power to bind the Company in its capacity as a Member.

7.2 Quorum and Voting. Except as otherwise stated below, Members constituting a Required Interest, represented in person or by proxy, shall be necessary to constitute a quorum at meetings of the Members. One or more Members may participate in a meeting of the Members by means of conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting. In the absence of a quorum, those present may adjourn the meeting for any period, but in no event shall such period exceed 60 days.

(a) If a quorum is present, the affirmative vote of Members holding a majority of the issued and outstanding Common Units (regardless of the number of Members present at the meeting or represented by proxy) shall be the act of the Members, unless a greater number is required by the MLLCA or this Agreement, including Section 7.2(b).

(b) Notwithstanding anything to the contrary in this Agreement, neither the Board nor the Members may cause the Company to do any of the following without first obtaining the approval of the Board and a Required Interest:

(i) At any time prior to the 4th anniversary of the Effective Date:

(A) the issuance of any Units beyond those issued and outstanding as of the date hereof or the issuance of any Units that are senior in any respect to the Units;

(B) the formation of any Company Subsidiary, or the issuance of any equity interests in any Company Subsidiary;

(C) make any distribution other than a Tax Distribution or distributions of Available Cash made in the ordinary course of business;

(D) any redemption or repurchase of Units by the Company on a non-pro rata basis;

(E) any Extraordinary Event;

(F) any incurrence or guarantee by the Company of indebtedness for borrowed money (excluding any asset-based financing arrangements) exceeding $1,000,000.00 in the aggregate;

(G) any voluntary petition for bankruptcy or assignment for the benefit of creditors;

(H) any significant license, exclusive lease, exclusive sale, exclusive distribution or other significant disposition of the Company’s products or intellectual property except for transactions in the ordinary course of business;

(I) any material change to the business strategy or operations of the Company or adds a new line of business not materially related to the Company’s current line of business;

(J) any conversion of the Company (whether by merger, consolidation or otherwise) into any other form of business entity (e.g., a corporation);

(K) except for those transactions, agreements, contracts, and undertakings specifically set forth in this Agreement, any transaction, agreement, contract or undertaking with any Director, any Member, or any of their respective Affiliates;

(L) any increase in the base compensation, wages, employee benefits (excluding changes to benefits plans made in the ordinary course and generally applicable to all employees), or other compensation of any officer or Directors of the Company; or

(M) any action intended to make it impossible to carry on the ordinary course of business of the Company.

(ii) For so long as NewCo and its Affiliates, collectively, hold at least ten percent (10%) of the issued and outstanding Common Units:

(A) any amendment to the Articles of Organization or this Agreement other than increases in the number of Common Units authorized for issuance; or

(B) confess judgment in, commence, or settle any material litigation, or arbitration or other material dispute.

7.3 Informal Action. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the action is evidenced by a written consent describing the action taken, signed by a Required Interest, unless this Agreement requires the approval of a greater number of Members for such action to be taken, in which case such written consent must be signed by the requisite number of Members required to approve such action; provided, however, that for the matters set forth in Section 7.2(b), the written consent must be signed by the requisite number of Directors required by Section 6.1(f)(vi) and the requisite number of Members required by this Section 7.3. Action taken under this Section 7.3 shall be effective when the required number of Members have signed the consent, unless the consent specifies a different effective date. Any Member that did not execute any such consent shall be provided with written notice of any such action so taken not later than 30 days after the date of such action; provided, however, that the failure to provide such notice shall not invalidate such action.

7.4 Meetings. Meetings of the Members for any purpose or purposes may be called by the Board or by holders of not less than 10% of the Sharing Ratios.

7.5 Place of Meeting. The Manager or the Members calling a meeting may designate the place for any meeting either inside or outside the State of Colorado.

7.6 Notice of Meeting. Written notice stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered pursuant to Section 14.1, by or at the direction of the Board or the Members calling the meeting, to each Member of record entitled to vote at such Meeting. Meetings of the Members may be called upon not less than five days’ written notice.

7.7 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Board before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy.

7.8 Conduct of Meeting. At each meeting of the Members, the Members may, but shall not be required to, elect a chairman for that particular meeting by the vote of a Required Interest represented at the meeting. The chairman shall preside over and conduct the meeting and shall appoint someone in attendance to make accurate minutes of the meeting. Following each meeting, the minutes of the meeting shall be sent to the Board and each Member.

7.9 No Member Fees. Except as otherwise provided in this Agreement, no Member shall be entitled to compensation for attendance at Member meetings or for time spent in its or his capacity as a Member.

7.10 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member or Director be a partner or joint venturer of any other Member or Director, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. Except as otherwise required by the MLLCA, other applicable Law, and this Agreement, no Member shall have any fiduciary duty to any other Member.

7.11 Partnership Representative.

(a) Johnson is hereby designated as the “partnership representative” as such term is defined in section 6223(a) of the Code. The appointment of any successor partnership representative will require the approval of the Board. Subject to the provisions of this Agreement, the partnership representative is authorized and required to represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Any Common Member (other than the Common Member who is the partnership representative) who owns, directly or indirectly, at least 10% of the Sharing Ratio of the Company and wishes to observe, receive notices of and review submissions to be made in the administrative proceedings at the Company level may do so provided such Common Member may not make any submissions or presentations or otherwise take a position on behalf of the Company, and that any legal, accounting or other expenses incurred by such Common Member in connection therewith will be borne by such Common Member. The partnership representative shall furnish to each Common Member a copy of all notices or other written communications received by the partnership representative from the Internal Revenue Service (except such notices or communications as are sent directly to the Common Member by the Internal Revenue Service). The partnership representative shall give to the Members prompt written notice upon receipt of advice that the Internal Revenue Service or any other taxing authority intends to examine any Company tax return or the books and records of the Company. The partnership representative shall use its commercially reasonable efforts to apply the rules and elections under the Revised Partnership Audit Rules in a manner that minimizes the likelihood that any Member would bear any material tax as a result of any audit or proceeding that is attributable to another Member.

(b) The Members intend that the Company be classified as a partnership for U.S. federal income tax purposes. The partnership representative shall, for and on behalf of the

Company, take all steps as may be required or advisable to maintain the Company’s classification as a partnership for U.S. federal income tax purposes.

Article VIII
DISTRIBUTIONS TO THE MEMBERS

8.1 Tax Distributions. Subject to the limitations in Section 8.5, the Board shall cause the Company to advance to each Member annually (and in any event prior to April 15 of the following fiscal year) an amount of Available Cash equal to the excess, if any, of (i) the product of (A) the Applicable Tax Rate multiplied by (B) the Company’s net taxable income (if any) estimated by the Board to be allocable to such Member from the beginning of the fiscal year through the end of such fiscal year (excluding any taxable income attributable to a Code Section 704(c) adjustment or allocation and without giving effect to any adjustment pursuant to an election under Code Section 754) over (ii) the total distributions pursuant to Section 8.2(b) or advances pursuant to this Section 8.1 previously or contemporaneously made to such Member for such fiscal year. All advances to Members pursuant to this Section 8.1 (each, a “Tax Distribution”) will be treated as nonrecourse advances against distributions otherwise payable to the Members under Section 8.2(b). At the discretion of the Board, (x) the amount of Tax Distributions to be made to the Members may be reduced by the amounts withheld pursuant to Section 8.6 and (y) the Board, in its discretion, may cause the Company to make more frequent Tax Distributions, including quarterly or other distributions for tax purposes.

8.2 Non-Liquidating Distributions.

(a) Mandatory Non-Liquidating Distributions. Except as provided in Section 8.1, Section 8.3 and Section 8.5, the Board shall cause the Company to make monthly distributions of Available Cash in such aggregate amounts as the Board may determine to the Members in accordance with their Vested Sharing Ratios; provided, however, that the Board shall not be required to make monthly distributions under this Section 8.2 in excess of an amount equal to (i) the aggregate amount due and payable under the Permitted Indebtedness Promissory Notes during the applicable month, divided by (ii) the Common Percentage held by the Gloo Member.

(b) Discretionary Non-Liquidating Distributions. Except as provided in Section 8.1, Section 8.2(a), Section 8.3, and Section 8.5, the Board will have the sole and absolute discretion to determine whether the Company will make any distributions to the Members, and if so, the timing, amount and form (cash or property) of any distributions to the Members. At any time prior to (i) a liquidation of the Company or (ii) sale or exchange of all or substantially all of the Company’s assets, and subject to Board approval and Laws, the Board may cause the Company to make distributions of Available Cash in such aggregate amounts as the Board may determine to the Members in accordance with their Vested Sharing Ratios.

8.3 Class M Units. It is the intention of the Company and the Members that distributions in respect of Class M Units be limited to the extent necessary so that each Class M Unit constitutes a “profits interest”, and accordingly, no holder of a Class M Unit shall be entitled to receive distributions in respect of any Class M Unit (other than Tax Distributions) unless and until, the aggregate distributions made to all Members pursuant to this Agreement following the issuance of such Class M Units equals or exceeds the sum of the Participation Threshold with respect to such Class M Units and the amount of all Capital Contributions (if any) made on or after the date of such issuance (to the extent such Distribution Threshold has not been adjusted by the Board to reflect such Capital Contributions).

8.4 Distributions in Kind. During the existence of the Company, no Member shall be entitled or required to receive as distributions from the Company any Company asset other than money. In-kind distributions of assets in connection with the dissolution and winding-up of the Company shall be governed by Article XIII.

8.5 General Limitation on Distributions. Notwithstanding any provision in this Article VIII to the contrary, the Company may not make a distribution to any Member if (a) there is insufficient Available Cash, as determined by the Board in its sole discretion, or (b) such distribution would be prohibited under any agreement pursuant to which indebtedness of the Company or any of its controlled Affiliates is issued to a senior lender, but only if at such time the Company or any of its controlled Affiliates is in default under such agreement, or (c) such distribution would be prohibited under the MLLCA or any successor provision or other applicable Law, or (d) the Company is unable at the time of the proposed distribution, or would be unable immediately following such proposed distribution, to pay its debts as they become due.

8.6 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Company is required or elects to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Code section 1446 or any other applicable sections of the Code. Amounts withheld or offset from or on behalf of or with respect to a Member pursuant to this Section 8.6 will be treated as advances against distributions otherwise payable to such Member under Section 8.2(b) and Section 8.3.

Article IX
ALLOCATION OF PROFITS AND LOSSES

9.1 In General.

(a) This Article provides for the allocation among the Members of Profit and Loss for purposes of crediting and debiting the Capital Accounts of the Members. Article X provides for the allocation among the Members of taxable income and tax losses.

(b) Except as provided in Section 9.2, all Profits and Losses shall be allocated among the Members in accordance with their Sharing Ratios

9.2 Regulatory Allocations and Other Allocation Rules. Notwithstanding Section 9.1 and 9.3:

(a) Loss Limitation. The Losses allocated pursuant to Section 9.1 shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 9.1, the limitation set forth in this Section 9.2(a) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treasury Regulations § 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitations set forth in this Section 9.2(a) shall be allocated to the Members in proportion to their Sharing Ratios. This Section 9.2(a) shall be interpreted consistently with the loss limitation provisions of Treasury Regulations § 1.704-1(b)(2)(ii)(d).

(b) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations § 1.704-2(f), if there is a net decrease in partnership minimum gain (as defined in Treasury Regulations §§ 1.704-2(b)(2) and 1.704-2(d)(1)) during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount and in the manner required by Treasury Regulations §§ 1.704-2(f) and 1.704-2(j)(2). This Section 9.2(b) shall be interpreted consistently with the “minimum gain” provisions of Treasury Regulations § 1.704-2 related to nonrecourse liabilities (as defined in Treasury Regulations § 1.704‑2(b)(3)).

(c) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations § 1.704-2(i)(4), if there is a net decrease in partner nonrecourse debt minimum gain (as defined in Treasury Regulations §§ 1.704-2(i)(2) and 1.704-2(i)(3)) attributable to partner nonrecourse debt (as defined in Treasury Regulations § 1.704-2(b)(4)) during any fiscal year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such Member’s partner nonrecourse debt, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount and in the manner required by Treasury Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.2(c) shall be interpreted consistently with the “minimum gain” provisions of Treasury Regulations § 1.704-2 related to partner nonrecourse liabilities (as defined in Treasury Regulations § 1.704-2(b)(4)).

(d) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit, if any, of such Member as quickly as possible. This Section 9.2(d) shall be interpreted consistently with the “qualified income offset” provisions of Treasury Regulations § 1.704-1(b)(2)(ii)(d).

(e) Nonrecourse Deductions. Any non-recourse deduction (as defined in Treasury Regulations § 1.704-2(b)(1)) for any fiscal year shall be allocated to the Members in proportion to their respective Sharing Ratios.

(f) Member Nonrecourse Deductions. Any partner nonrecourse deductions (as defined in Treasury Regulations §§ 1.704-2(i)(1) and 1.704-2(i)(2)) for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt (as defined in Treasury Regulations § 1.704-2(b)(4)) to which such Member nonrecourse deductions are attributable in accordance with Treasury Regulations § 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset is required pursuant to Code section 732(d), Code section 734(b) or

Code section 743(b), the Capital Accounts of the Members shall be adjusted pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m).

(h) Curative Allocations. The allocations under Section 9.2(a) through Section 9.2(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Article IX. Therefore, notwithstanding any other provision this Article IX (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 9.1. In exercising its discretion under this Section 9.2(h), the Manager shall take into account future Regulatory Allocations under Section 9.2(a) through 9.2(f) that are likely to offset other Regulatory Allocations previously made.

9.3 Other Allocation Rules.

(a) Profits, Losses, and any other items allocable to any period shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code section 706 and the Regulations thereunder.

(b) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations § 1.752-3(a)(3), the Members’ interests in Profits shall be their Sharing Ratios.

(c) To the extent permitted by Treasury Regulations § 1.704-2(h)(3), the Company shall treat distributions of Available Cash as having been made from the proceeds of a nonrecourse liability (as defined in Treasury Regulations § 1.704-2(b)(3)) or a partner nonrecourse debt (as defined in Treasury Regulations § 1.704-2(b)(4)) only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Member.

Article X
ALLOCATION OF TAXABLE INCOME AND TAX LOSSES

10.1 Allocation of Taxable Income and Tax Losses. Except as provided in Section 10.2 and 10.3, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated for book purposes under Article IX.

10.2 Allocation of Section 704(c) Items. The Members recognize that with respect to property contributed to the Company by a Member and with respect to property revalued in accordance with Treasury Regulations § 1.704-1(b)(2)(iv)(f) (referred to as “Adjusted Properties”, there will be a difference between the agreed values or Carrying Values, as the case may be, of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, depletion, amortization and gain or loss with respect to such contributed properties and Adjusted Properties shall be allocated among the Members to take into account the book-tax disparities with respect to such properties in accordance with the provisions of sections 704(b) and 704(c) of the Code using any permissible method as determined by the Board; provided, however, that with respect to any property contributed or deemed contributed to the Company pursuant to the SPA, the Company shall use the “traditional method” under Treasury Regulations § 1.704.3(b). Any gain or loss attributable to a contributed property or an Adjusted Property (exclusive of gain or loss allocated to eliminate such book-tax disparities under the immediately preceding sentence) shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Article IX.

10.3 Integration with Section 754 Election. All items of income, gain, loss, deduction and credits recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof and all basis allocations to the Members shall be determined without regard to any election under section 754 of the Code that may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by sections 734 and 743 of the Code.

10.4 Allocation of Tax Credits. The tax credits, if any, with respect to the Company’s property or operations shall be allocated among the Members in accordance with Treasury Regulations § 1.704-1(b)(4)(ii).

Article XI
ACCOUNTING AND REPORTING

11.1 Books. The Board shall cause the Company to maintain complete and accurate books of account of the Company’s affairs at the principal office of the Company. The Company’s books shall be kept in accordance with United States generally accepted accounting principles, consistently applied, and on an accrual basis method of accounting. Subject to the requirements of applicable Law, the fiscal year of the Company shall end on January 31 of each year.

11.2 Capital Accounts.

(a) The Board shall cause the Company to maintain a separate capital account for each Member and such other Member accounts as may be necessary or desirable to comply with the requirements of applicable Law (“Capital Accounts”). Each Member’s Capital Account shall be maintained in accordance with the provisions of Treasury Regulations § 1.704-1(b)(2)(iv).

(b) Consistent with and as permitted in the provisions of Treasury Regulation § 1.704-1(b)(2)(iv)(f), the Capital Accounts of all Members and the Carrying Values of all Company properties may (as determined by the Manager) be adjusted upwards or downwards to reflect any unrealized gain or unrealized loss with respect to such Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property for the amount of its fair market value immediately prior to the event giving rise to revaluation under this Section 11.2(b), and had been allocated among the Members pursuant to Article IX). In determining such unrealized gain or unrealized loss, the fair market value of Company properties as of the date of determination shall be determined by the Manager.

(c) A transferee of a Company interest shall succeed to the Capital Account attributable to the Company interest Transferred.

11.3 Transfers During Year. In order to avoid an interim closing of the Company’s books, the allocation of Profits and Losses under Article IX between a Member who Transfers part or all of its interest in the Company during the Company’s accounting year and his transferee, or to a Member whose Sharing Ratio varies during the course of the Company’s accounting year, may be determined pursuant to any method chosen by the Board; provided, however, that any Profit or Loss attributable to extraordinary items related to the sale of Company property shall be allocated to the owner of the interest in the Company at the time the Profit or Loss attributable to the extraordinary item was realized.

11.4 Reports; Inspection Rights; Financial Reporting Obligations.

(a) The Board shall cause the Company to deliver to the Members the following financial statements and reports at the times indicated below:

(i) Monthly, a written report to each Member which shall include (A) a balance sheet and a statement of each Member’s Capital Account, each as of the last day of such calendar month, (B) a statement of operations and a statement of cash flows for such calendar month and for the fiscal year-to-date period then-ended, and (C) any other information that the Manager deems reasonably necessary to properly advise the Members about their investment in the Company;

(ii) Quarterly, a written report to each Member which shall include (A) a balance sheet and a statement of each Member’s Capital Account, each as of the last day of such fiscal quarter, (B) a statement of operations and a statement of cash flows for such fiscal quarter and for the fiscal year-to-date period then-ended, and (C) any other information that the Manager or the Gloo Member deems reasonably necessary to properly advise the Members about their investment in the Company; and

(iii) Within 30 days after filing with the Internal Revenue Service, a copy of the Company’s United States income tax return and the information, to the extent then in the possession of the Company, necessary to allow such Member to file its own income tax return for the preceding year;

provided that, in the event that the Gloo Member determines that, in order to enable the Gloo Member to prepare any financial, accounting, or other reporting materials which may be necessary or advisable to prepare pursuant to the advice of the Gloo Member’s internal or external auditors (“Additional Materials”), then the Manager and the Company shall exercise, and shall cause the Company’s Representatives to exercise, their reasonable best efforts to prepare such Additional Materials at the time(s) and in the form(s) reasonably requested by the Gloo Member.

(b) Upon reasonable notice from a Common Member, the Company shall afford each Common Member and its Representatives access during normal business hours to (i) the Company’s properties, offices, plants, and other facilities; (ii) the corporate, financial, and similar records, reports, and documents of the Company, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members (including the Board), and to permit each Common Member to examine such documents and make copies thereof; and (iii) any officers, senior employees, and public accountants of the Company, and to afford each Common Member the opportunity to discuss and advise on the affairs, finances, and accounts of the Company with such officers, senior employees, and public accountants (and the Company hereby authorizes said accountants to discuss with such Member such affairs, finances, and accounts).

(c) The Board, the Members, and the Company acknowledge and agree that (x) the Gloo Member may now or in the future have heightened accounting, financial reporting, internal control and internal and external audit compliance requirements (e.g., those established by the Public Company Accounting Oversight Board and the Securities and Exchange Commission), and other applicable accounting, financial reporting, and internal control regulations that may require the inclusion of the Company’s financial results and operations on a consolidated or unconsolidated basis, as the case may be, (y) the Gloo Member’s ability to comply with such heightened accounting, financial reporting, and audit standards are an essential component of the Gloo Member’s decision to enter into this Agreement, and (z) complying with such heightened obligations may require the Company and Company’s Representatives to prepare Additional Materials or adopt internal controls, procedures, and/or accounting and financial reporting standards that may not otherwise be required. In furtherance of the foregoing, each of the Members and the Company agree:

(i) to exercise its reasonable best efforts to timely comply with, and to cause the Company’s Representatives to comply with, the requests of the Gloo Member to facilitate the Gloo Member’s compliance with required accounting, financial reporting, internal control, and internal and external audit obligations regulations;

(ii) to cause the Company to maintain such controls and procedures within applicable required timelines as may be requested by the Gloo Member from time to time and to take such actions as may be necessary or appropriate, including the devotion of such personnel and other resources, as may be reasonably necessary, to accomplish the foregoing;

(iii) that the Gloo Member shall have the exclusive right to select and appoint the Company’s external auditor; provided that the Gloo Member shall consult with the Manager in good faith with respect to the selection and appointment of such external auditor; and

(iv) that the Gloo Member shall provide the Company with reasonable assistance, including reasonable access to the Gloo Member’s Representatives, to facilitate the Company’s compliance with its obligations under this Section 11.4.

11.5 Section 754 Election. If requested by a Member, the Company shall make the election provided for under section 754 of the Code. Any cost incurred by the Company in implementing such election at the request of any Member shall be promptly reimbursed to the Company by the requesting Member.

Article XII
TRANSFER OF MEMBER’S INTEREST

12.1 Restrictions on Transfers and Encumbrances. No Member shall Transfer or create an Encumbrance on all or any portion of its Units except as permitted by this Article IX. Any attempted Transfer of, or creation of an Encumbrance on, any portion of Units not in accordance with the terms of this Article XII shall be null and void ab initio and of no legal effect. Notwithstanding anything to the contrary in this Agreement, except with the prior written consent of NewCo, the Gloo Member shall not Transfer any Units held by the Gloo Member until the earlier of (a) the expiration of the Call Right as set forth in Section 2 of the Call Option Agreement or (b) the termination of the Call Option Agreement by the parties thereto.

12.2 Permitted Transfers and Encumbrances. Any Transfers and Encumbrances permitted under this Section 12.2 shall be subject to the other provisions of this Article XII. The following Transfers and Encumbrances shall be permitted:

(a) Right of First Refusal.

(i) Except in the case of any Permitted Transfer, not less than 45 days prior to any proposed Transfer of Units to any Person other than a Permitted Transferee, the transferring Member must deliver to the Company and the other Members a written notice (the “Offer Notice”) specifying in reasonable detail the number of Units to be Transferred, the identity of the transferee(s), the price (which will be payable solely in cash) and the other terms and conditions of the proposed Transfer. The Company may elect to purchase all, or any portion, of the Units proposed to be Transferred upon the terms and conditions specified in the Offer Notice by delivering to the transferring Member a written notice of such election within the 15-day period following its receipt of the Offer Notice (the “Company Election Period”). The purchase of such Units, including any Units Transferred pursuant to this provision or Section 12.3, shall be consummated within 30 days following expiration of the Company Election Period.

(ii) In the event that the Company does not elect to purchase all the Units described in the Offer Notice, the Company will give written notice (the “Member’s Notice”) on or prior to the expiration of the Company Election Period to the non‑transferring Members, specifying the number of Units not purchased by the Company (the “Remaining Units”). The non-transferring Members may elect to purchase, pro rata among themselves based on their respective holdings of Units (determined on an Actual Units Outstanding Basis) with rights of overallotment if not all non-transferring Members elect to purchase their pro rata portions, any or all of the Remaining Units upon the terms and conditions specified in the Offer Notice. Non-transferring Members exercising rights to purchase will deliver to the transferring Member (with a copy to the Company) a written notice of such election within the 15-day period following the receipt of the Member’s Notice (the “Member’s Election Period”). The purchase of such Units, including any Units Transferred pursuant to this provision or Section 12.3, by the non-transferring Members must be consummated within 30 days following expiration of the Member’s Election Period.

(iii) Notwithstanding the provisions of Section 12.2(a)(i) and Section 12.2(a)(ii), in the event that the Company and Members do not elect to purchase all the Units described in the Offer Notice, during the 30-day period following expiration of the Member’s Election Period, the transferring Member may, subject to compliance with Section 12.3, Transfer all of the Units covered to which neither the Company nor the non‑transferring Members have exercised the rights of first refusal set forth in Section 12.2(a)(i) and 12.2(a)(ii), along with any Units Transferred pursuant to Section 12.3, to the transferee(s) specified in the Offer Notice on terms no more favorable to such transferee(s) than those specified in the Offer Notice; provided that, in connection with any such Transfer, each transferee shall execute a joinder to this Agreement in substantially the form attached as Exhibit B to this Agreement. Any unsold Units not Transferred within such 30-day period will again be subject to Section 12.2(a)(i) and 12.2(a)(ii) in connection with any proposed Transfer thereof.

(iv) Notwithstanding anything to the contrary in this Agreement, this Section 12.2(a) will not apply to any Transfers of Units by the Gloo Member or any of its Affiliates.

(b) Certain Permitted Transfers. A Member may Transfer all or any portion of its Company Interest (each, a “Permitted Transfer”) and Section 12.2(a), Section 12.3, Section 12.4, and Section 12.5 will not apply to such Transfer: (i) with the prior approval of the Board in accordance with this Agreement; (ii) to an Estate Beneficiary; (iii) to the Company pursuant to the exercise of repurchase rights or otherwise by any holder whose employment with the Company or any of its Subsidiaries has terminated for any reason; (iv) to the Company pursuant to any plan of reorganization, recapitalization, redemption, or repurchase of Common Units that is made pro rata among all holders of such Units; (v) to a Common Member; or (vi) pursuant to and in accordance with the Call Option Agreement (with each such transferee permitted by the foregoing provisions (i) through (vi) being referred to in this Agreement as a “Permitted Transferee”). Any Units Transferred to a Permitted Transferee will continue to be subject to this Agreement, including Section 12.2(a), Section 12.3, Section 12.4, and Section 12.5. Notwithstanding the foregoing, no party to this Agreement will avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(c) A Member shall be entitled to create an Encumbrance on all or any portion of its Company Interest only with the prior approval of the Board in accordance with this Agreement; provided, however, that any Transfer of a Company Interest or any interest therein (whether voluntary or involuntary (including any Transfer in foreclosure)) to or by the beneficiary of such Encumbrance shall be subject to the provisions of this Article XII.

12.3 Sale Participation Rights.

(a) Subject to Section 12.2(b), if any group of Common Members (whether one or more of such Common Members, a “Selling Group”) receives a bona fide written offer from a third party that is not a Related Party of a Common Member to purchase any of its Common Units in the Company for cash, securities or other consideration and the Selling Group makes a determination to sell its Common Units in accordance with the offer, and the Board approves of such sale, or the consent of the Board is not required pursuant to Section 12.2 (an “Approved Sale”), then the Selling Group shall deliver written notice of such proposed sale to the other Common Members (the “Tag Notice”), which will include the material terms of such Approved Sale and will attach the most recent drafts of any agreements or written offers from the proposed purchaser in such Approved Sale setting forth the terms of such sale or other disposition.

(b) Within 10 Business Days following receipt of the Tag Notice, each Common Member receiving such Tag Notice will notify the Board in writing if such Common Member elects to participate in such sale on a pro rata basis and on the same terms and conditions specified in the Tag Notice, provided that the proceeds from the Approved Sale will be allocated among the selling Common Members in the manner set forth in Section 12.3(c). If any Common Members receiving the Tag Notice do not so notify the Board within 10 Business Days of receipt of the Tag Notice, such Common Member(s) will be deemed to have elected not to participate in the Approved Sale. Each Common Member timely electing to participate may elect to sell the percentage of the Units then owned by such participating Common Member as is equal to the percentage of the Common Units owned by the Selling Group that the Selling Group has determined to sell.

(c) Any Approved Sale will be consummated within 60 days following the expiration of the 10 Business Day election period described in Section 12.3(b). The Board and the Selling Group shall keep the Board and the participating Common Members so electing advised regarding the timing of any such sale and shall provide them with the most recent drafts of the transaction documents. The participating Common Members will not be required to accept any terms, conditions, agreements or undertakings in connection with any such sale other than those described in the Tag Notice; provided, however, that, notwithstanding anything to the contrary in this Agreement or in the Tag Notice, any and all proceeds from such Approved Sale will be allocated among the participating Common Members in a manner consistent with, and that gives economic effect to, Section 8.2(b) to the extent of the Units sold, as calculated and determined by the Board in its discretion.

12.4 Forced Sale Right.

(a) If the Board and a Required Interest approve any Drag-Along Transaction, then any Common Member wishing to participate in such transaction (a “Dragging Member”) may deliver a written notice (a “Drag-Along Notice”) to the Dragged Member(s) setting forth the Units to be Transferred, the proposed purchase price or other consideration for such Units and the other material terms of the Transfer to the proposed purchaser in such Drag-Along Transaction (the “Proposed Purchaser”), and attaching a copy of any agreements or written offers from the Proposed Purchaser setting forth the terms of such Drag-Along Transaction. After the receipt of a Drag-Along Notice, the Dragged Member(s) shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Drag-Along Transaction, and will be obligated to Transfer its Units described in the Drag-Along Notice to the Proposed Purchaser of the Units upon the terms and conditions set forth in the Drag-Along Notice; provided, however, that, subject to the requirements of and differences created by Section 12.4(c), (i) the terms and conditions set forth in the Drag-Along Notice will apply to the Units to be Transferred by the Dragging Member, (ii) the proceeds from such sale will be allocated among all of the Members selling their Units in a manner consistent with, and that gives economic effect to, Section 8.2(b), as calculated and determined by the Board in its reasonable discretion, and (iii) the closing of the sale or other disposition will occur within 180 days after the delivery of the Drag-Along Notice.

(b) The following provisions will be applied to any sale to which Section 12.4(a) applies. Each Dragged Member shall make commercially reasonable efforts to take or cause to be taken, if so requested by the Dragging Members, all such actions as may be necessary or reasonably desirable in order expeditiously to consummate the Drag-Along Transaction pursuant to Section 12.4, and any related transactions, including: executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities and otherwise cooperating with the Dragging Member and the Proposed Purchaser. Without limiting the generality of the foregoing, each Dragged Member agrees to execute and deliver upon the request of the Dragging Member, such agreements containing the same terms and conditions applicable to each Dragged Member (subject to Section 12.4(c)) as may be reasonably specified by the Dragging Member, including agreements to (i) make individual representations, warranties, and covenants of similar scope to those made by the Dragging Member, including as to the unencumbered title to its Units and its power, authority and legal right to Transfer such Units, and (ii) be severally (with all other selling Members, based on the Member’s share of the proceeds received by such Member with respect to its Units) liable (whether by purchase price adjustment, indemnity payments, or otherwise) in respect of representations, warranties, covenants, and agreements in respect of the Company and its subsidiaries, if any. Each Member shall enter into any several indemnification or contribution or other agreement, including escrow, holdback, seller representative, or similar agreements requested and entered into by the Dragging Members to ensure compliance with this Section 12.4(b). Execution of this Agreement or a joinder to this Agreement constitutes the binding agreement of each Member to sell all of his, her, or its Units on the same terms and conditions set forth in the Drag-Along Notice, including the making of the same representations and warranties. Each Member hereby appoints the Dragging Member(s) as such Dragged Member’s attorney-in-fact to implement the sale of such Member’s Units in the event such Member is not available or refuses to cooperate in the Drag-Along Transaction in accordance with the terms of this Agreement.

(c) To the extent required by the Proposed Purchaser in connection with any Drag-Along Transaction, each Class M Member that is (or, within the previous six months from the date of the Drag-Along Notice, was) an employee of the Company or any of its subsidiaries agrees to enter into covenants not to compete (including, for the avoidance of doubt, such other forms of restrictive covenants that typically accompany a covenant not to compete (e.g., a non‑solicitation covenant)) with the business operated by the Company and its subsidiaries as reasonably requested by the Proposed Purchaser, having terms substantially similar to, and not broader in scope and duration, than the covenants not to compete contained in this Agreement.

(d) Each Member shall bear such Member’s pro rata share (based upon the aggregate consideration received by each Member in such Drag-Along Transaction) of the expenses incurred in connection with a Drag-Along Transaction to the extent such expenses are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 12.4, expenses incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of the Drag-Along Transaction will be deemed to be for the benefit of all Members. Expenses incurred by any Member on such Member’s own behalf will not be considered expenses of the transaction and will be the responsibility of such Member. Notwithstanding anything in this Agreement to the contrary in no event will any Member be required to indemnify any Person in an aggregate amount in excess of the net cash proceeds actually paid to and received by such Member in any Drag-Along Transaction, except in the case of such Member’s fraud or intentional misrepresentation.

(e) Notwithstanding anything else in this Section 12.4, no Drag Along notice may be delivered to a Common Member and no Common Member will have any obligations with respect to any Drag-Along Transaction unless all the following conditions apply:

(i) any representations and warranties to be made by such Member in connection with the Drag-Along Transaction are limited to representations and warranties related to authority, enforceability, organization, standing, ownership, no-conflicts, brokers, proceedings, and the ability to convey title to such Member’s Units, including representations and warranties that (A) the Member holds all right, title, and interest in and to the Units such Member purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Member have been duly executed by the Member and delivered to the acquiror and are enforceable against the Member in accordance with their respective terms, and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law, or judgment, order or decree of any court or governmental agency by which such Member is subject or bound;

(ii) such Member will not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Drag-Along Transaction, other than the Company;

(iii) the liability for indemnification, if any, of such Member in the Drag‑Along Transaction and for the inaccuracy of any representations and warranties made by the Company in connection with such Drag-Along Transaction, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow funded by all Members on a pro-rata basis and established to cover indemnities of the selling parties, including breach of representations, warranties, and covenants of the Company as well as breach by any Member of any identical representations, warranties and covenants provided by all Members), and is pro rata in proportion to the amount of gross consideration paid to such Member in connection with such Drag-Along Transaction (in accordance with the provisions of this Agreement);

(iv) liability will be limited to such Member’s applicable share (determined based on the respective proceeds payable to each Member in connection with such Drag-Along Transaction in accordance with the provisions of this Agreement) of a negotiated aggregate indemnification amount that applies equally to all Members but that in no event exceeds the amount of consideration otherwise payable to such Member in connection with such Drag-Along Transaction, except with respect to claims related to intentional fraud by such Member, the liability for which need not be limited as to such Member;

(v) upon the consummation of the Drag-Along Transaction, (A) each holder of each class or series of Units will be entitled to receive the same form of consideration and amount per Unit of consideration for their Units of such class or series as is received by other Members in respect of their Units of such same class or series of stock, and (B) the aggregate consideration receivable by all Members will be allocated among the Members on the basis of the relative amounts to which the Members would be entitled under Section 8.2(b).

(f) Each Dragged Member shall take all necessary or desirable actions in connection with the consummation of a Drag-Along Transaction as reasonably requested by the Board. In furtherance of the foregoing, but only to the extent that a Dragged Member breaches its obligations under this Section 12.4 each of the Members hereby appoints each of the Company and each Director as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to, sign, execute, certify, acknowledge, swear to, file and record any contracts, agreements, instruments, certificates, filings or papers not inconsistent with the terms of this Agreement that may be necessary or advisable in the determination of the Board in connection with a Drag-Along Transaction or that may be required by Law to be filed on behalf of such Person. The power of attorney granted pursuant hereto is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Member.

(g) Notwithstanding anything to the contrary in this Agreement, this Section 12.4 will not apply until the earlier of (i) the expiration of the Call Right as set forth in Section 2 of the Call Option Agreement or (ii) the termination of the Call Option Agreement by the parties thereto.

12.5 Repurchase Right.

(a) If a Member (i) dies or becomes Disabled, (ii) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors; (iii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to such Member’s Units and such involuntary petition, assignment, or attachment is not stayed or discharged within 90 calendar days after its effective date; or (iv) is subjected to any other involuntary transfer of such Member’s Units by legal process, including, without limitation, an assignment or transfer pursuant to a divorce or dissolution decree, then the Company, at its election, exercisable by written notice given to such Member (or his or her estate, or the respective transferee of such Units, as the case may be) within 360 days after occurrence, will have the option to require such Member (or his or her estate) to (A) sell all (but not less than all) of his or her Common Units at Fair Market Value, as determined by an independent qualified appraiser mutually agreed upon by the Board and the Member (or his or her representatives) and engaged by the Company. Within 60 days of being retained, the qualified appraiser shall submit its determination of such Fair Market Value based on the definition of Fair Market Value.

(b) The closing of the purchase of Common Units pursuant to this Section 12.5 will take place on the date, time, and place designated by the Company; provided, however, that the closing date will not be less than 30 days nor more than 90 days from the date that the Fair Market Value is determined by the independent qualified appraiser. At the Company’s discretion, the Company will pay for the Units to be purchased by wire transfer of immediately available funds, by delivery of a check or by a promissory note issued by the Company having the material terms set forth on Schedule 12.5(b).

(c) Lawful Purchase. In the event that a purchase of Units pursuant to this Section 12.5 will be prohibited by or would cause a default or event of default under the terms of any indenture or financing, loan or similar agreement, note or other instrument to which the Company (or any of its Subsidiaries or Affiliates) is bound, the Company shall so notify the Member whose Units are subject to a repurchase pursuant to this Section 12.5 (or such Member’s personal representative, as the case may be), and thereafter the obligations of such Member and the Company pursuant to this Section 12.5 (including all applicable time periods) will be suspended until such time as such prohibition first lapses or is waived and no such default or event of default would result from the purchase and sale of such Units.

(d) Assignment of Repurchase Rights. The rights to repurchase any Units will be freely assignable by the Company with the prior approval of the Board, provided the Company will remain liable for the payment of any amount not promptly paid by any such assignee upon exercise of such right and any payments by such assignee or the Company will be in cash (not a promissory note) unless otherwise agreed to by the Member subject to the repurchase right.

12.6 Substitution of a Member.

(a) No transferee (by conveyance, foreclosure, operation of law or otherwise) of all or any portion of a Unit shall become a substituted Member without the consent of the Board, which consent may be withheld in the sole discretion of the Board. A transferee of a Company Interest who receives the requisite consent to become a Member shall succeed to all of the rights and interest of its transferor in the Company. A transferee of a Member who does not receive the requisite consent to become a Member shall not have any right to vote, shall be entitled only to the distributions to which its transferor otherwise would have been entitled and shall have no other right to participate in the management of the business and affairs of the Company or to become a Member.

(b) If a Member shall be dissolved, merged or consolidated, its successor in interest shall have the same obligations and rights to profits or other compensation that such Member would have had if it had not been dissolved, merged or consolidated, except that the representative or successor shall not become a substituted Member without the consent of the Board, which consent may be withheld in the sole discretion of the Board. Such a successor in interest who receives the requisite consent to become a Member shall succeed to all of the rights and interests of its predecessor. A successor in interest who does not receive the requisite consent to become a Member shall not have any right to vote, shall be entitled only to the distributions to which its predecessor otherwise would have been entitled and shall have no right to participate in the management of the business and affairs of the Company or to become a Member.

(c) No Transfer of any interest in the Company otherwise permitted under this Agreement shall be effective for any purpose whatsoever until the transferee shall have assumed the transferor’s obligations to the extent of the interest Transferred and shall have agreed to be bound by all the terms and conditions hereof, by written instrument, duly acknowledged, in form and substance reasonably satisfactory to the Board. Without limiting the foregoing, any transferee that has not become a substituted Member shall nonetheless be bound by the provisions of this Article XII with respect to any subsequent Transfer. Upon admission of the transferee as a substituted Member, the transferor shall have no further obligations under this Agreement with respect to that portion of its interest Transferred to the transferee; provided, however, no Member or former Member shall be released, either in whole or in part, from any liability of such Member to the Company pursuant to this Agreement or otherwise which has accrued through the date of such Transfer (whether as the result of a voluntary or involuntary Transfer) of all or part of such Member’s interest in the Company unless the Board agrees to any such release.

12.7 Conditions to Substitution. As conditions to its admission as a Member (a) any assignee, transferee or successor of a Member shall execute and deliver such instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary, and (b) such assignee, transferee or successor shall pay all reasonable expenses in connection with its admission as a substituted Member.

12.8 Admission as a Member. No Person shall be admitted to the Company as a Member unless either (a) the Units or portions thereof acquired by such Person has been registered under the Securities Act, and any applicable state securities laws or (b) the Board has received a favorable opinion of the transferor’s legal counsel or of other legal counsel acceptable to the Manager to the effect that the Transfer of the Company Interest to such Person is exempt from registration under those Laws. The Manager, however, may waive the requirements of this Section 12.8.

Article XIII
RESIGNATION, DISSOLUTION AND TERMINATION

13.1 Resignation. No Member shall have any right to voluntarily resign from the Company. Notwithstanding the foregoing, a Member shall be deemed to resign from the Company upon the Bankruptcy of such Member. When a transferee of all or any portion of a Company Interest becomes a substituted Member pursuant to Section 12.3, the transferring Member shall cease to be a Member with respect to the portion of the Units so Transferred.

13.2 Events Requiring Winding Up. The Company shall begin to wind up its business and affairs only upon the occurrence of any of the following events:

(a) the execution of an instrument approving the termination of the Company by the Board and a Required Interest;

(b) the occurrence of any event that terminates the continued membership of the last remaining Member of the Company; provided, however, that the Company is not dissolved if, no later than 90 days after the termination of the membership of the last remaining Member, the legal representative or successor of the last remaining Member agrees to cancel the event requiring winding up, to continue the Company and to become a Member, or to designate another person who agrees to become a Member, as of the date of termination of the membership of the last remaining Member;

(c) entry of a decree of judicial dissolution of the Company;

(d) the occurrence of a nonwaivable event under the terms of the MLLCA which requires the Company to be terminated; or

(e) The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company.

13.3 Effectiveness of Termination. The Company shall begin to wind up its business and affairs as soon as reasonably practicable upon the occurrence of an event described in Section 13.2 (if such event has not been revoked or cancelled), but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 13.4, and the Articles of Termination shall have been filed as provided in Section 13.5.

13.4 Liquidation. If the Company is to be terminated pursuant to, the Company shall be liquidated and its business and affairs wound up in accordance with the MLLCA and the following provisions:

(a) The Board or other Person designated by the Board shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b) As promptly as possible after the event requiring winding up and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which such event occurs or the final liquidation is completed, as applicable.

(c) The Liquidator shall deliver to each known claimant of the Company the notice required by section 347.139.2 of the MLLCA.

(d) The Liquidator shall liquidate the assets of the Company and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable Law:

(i) First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii) Second, to the establishment of and additions to reserves that are determined by the Board to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii) Third, to the Members in accordance with Section 8.2(b).

(e) Notwithstanding the provisions of Section 13.4(d) that require the liquidation of the assets of the Company and distribution of the proceeds of such liquidation in accordance with the provisions of Section 13.4(d), if upon winding up of the Company the Liquidator reasonably determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, upon approval by the Liquidator and a Required Interest, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.4(d), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distribution in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, any property to be distributed will be valued at its fair market value, as determined by the Board in good faith.

13.5 Articles of Termination. Upon completion of the distribution of the assets of the Company as provided in Section 13.4(d) hereof, the Board shall execute and cause to be filed the Articles of Termination in the State of Missouri and shall cause the cancellation of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Missouri and shall take such other actions as may be necessary to terminate the Company. Upon acceptance of the Articles of Termination by the Missouri Secretary of State, the Company shall be terminated.

13.6 Survival of Rights, Duties, and Obligations. Dissolution, liquidation, winding up, or termination of the Company for any reason shall not release any party from any Loss that at the time of such dissolution, liquidation, winding up, or termination already had accrued to any other party or thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up, or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s right to indemnification under this Agreement.

13.7 Recourse for Claims. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Profit, Loss, and other items of income, gain, loss, and deduction, and shall have no recourse therefor (upon termination or otherwise) against the Liquidator, the Board, or any other Member.

Article XIV
NOTICES

14.1 Method of Notices. All notices required or permitted by this Agreement shall be in writing and shall be sent by electronic mail (delivery receipt requested), hand delivered, or sent by registered or certified mail and shall be effective when notice of delivery is received, personally delivered, or, if mailed, on the date set forth on the receipt of registered or certified mail, if to the

Members, at their respective addresses set forth on Exhibit A attached hereto, and if to the Company, to the following:

Midwestern Interactive, LLC

713 S Main St,

Joplin, Mo, 64801 Attn: Matthew S. Johnson, Manager

Email: mj@midwesterninteractive.com

Any Member may give notice from time to time changing its respective address for that purpose.

14.2 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.

Article XV
GENERAL PROVISIONS

15.1 Amendment. Except as otherwise provided in this Section 15.1, this Agreement may not be amended except by an instrument in writing signed by all of the Common Members. Notwithstanding the foregoing, in addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by an instrument in writing executed by the Board, without the consent of any Member, to (a) add to the representations, duties or obligations of the Board or any Director or surrender any right or power granted to the Board or any Director, (b) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any clarification to other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement, (c) delete or add any provision of this Agreement required to be deleted or added by the Securities and Exchange Commission or other federal agency or by a state securities commission or similar agency or official, or to comply with any federal or state securities Laws, (d) reflect the addition or substitution of Members in accordance with this Agreement or (e) take such steps as the Board determines are advisable or necessary, based upon an opinion of counsel to the Company, in order to preserve the tax status of the Company as a “partnership” for federal income tax purposes.

15.2 Waiver. Except as otherwise provided herein, rights hereunder may not be waived except by an instrument in writing signed by the party sought to be charged with the waiver.

15.3 Confidentiality. Each Member and Director will keep confidential and not use, reveal, provide or transfer to any third party any Confidential Information it obtains or has obtained concerning the Company, except (a) to the extent that disclosure to a third party is required by applicable Law; (b) information which, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which such Person is a party or of which it has knowledge), as evidenced by generally available documents or publications; (c) information that was in its possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the

Company; (d) to the extent disclosure is necessary or advisable, to its or the Company’s employees, consultants or advisors for the purpose of carrying out their duties hereunder; (e) to banks or other financial institutions or agencies or any independent accountants or legal counsel or investment advisors employed by the Board, the Company, or any Member, to the extent disclosure is necessary or advisable to obtain financing; (f) to the extent necessary, disclosure to third parties to enforce this Agreement, or (g) to a Member or Director or to their respective Affiliates; provided, however, that in each case of disclosure pursuant to (d), (e) or (g), the Persons to whom disclosure is made agree to be bound by this confidentiality provision. The obligation of each Member and Director not to disclose Confidential Information except as provided herein shall not be affected by the termination of this Agreement or the replacement of any Director or Member. Notwithstanding any other provision of this Agreement, each of the Members acknowledges that in his capacity as a Director and/or Officer of the Company, Johnson, the sole shareholder of NewCo, will have access to and may retain in his unaided memory certain general ideas, concepts, know-how, and techniques contained in or derived from the Company’s Confidential Information (“Residual Information”) and that Johnson’s unaided retention and use of such general ideas, concepts, know-how, and techniques will not be a violation of his obligations under this Section 15.3.

15.4 Public Announcements. Except as required by Law, no Member shall make any press release or other public announcement or public disclosure relating to this Agreement, the subject matter of this Agreement or the activities of the Company without the consent of the Board.

15.5 Applicable Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri, without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Missouri.

15.6 Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the federal courts of the United States of America or the courts of the State of Missouri, in each case located in the City of Joplin and Counties of Jasper and Newton. Each of the Members hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding that is brought in any such court has been brought in an inconvenient forum. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 14.1 or Exhibit A shall be effective service of process for any suit, action, or other proceeding brought in any such court.

15.7 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.8 Entire Agreement. This Agreement embodies the entire understanding and agreement among the parties concerning the Company and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

15.9 References. References to a Member or Director, including by use of a pronoun, shall be deemed to include masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable. References in this Agreement to terms in the singular shall include the plural and vice versa.

15.10 U.S. Dollars. References herein to “Dollars” or “$” shall refer to U.S. dollars and all payments and all calculations of amount hereunder shall be made in Dollars.

15.11 Counterparts. This instrument may be executed in any number of counterparts each of which shall be considered an original.

15.12 Additional Documents. The parties to this Agreement covenant and agree to execute such additional documents and to perform additional acts as are or may become necessary or convenient to carry out the purposes of this Agreement. Each Member agrees (a) to cooperate with the Company Group and its counsel, to the extent reasonably requested, in the registration, issuance, protection, perfection, contest, or defense of the intellectual property of the Company Group and (b) to make reasonably available their personnel, to provide any testimony and access to their books and records in connection with, and to provide the Company Group with such other assistance as the Company may reasonably request, in each case at the sole expense of the Company (except as results from a breach of this Agreement), for the purpose of protecting the intellectual property of the Company. Each Member agrees that such Member will not, through reorganization, consolidation, merger, dissolution, or sale or other transfer of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed in this Agreement by such Member.

15.13 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Members and the Directors, and no other Person is intended to be a beneficiary of this Agreement or shall have any rights hereunder.

15.14 Covenant to Obtain Spouse’s Signature. Each Member who is a natural person shall cause such Member’s spouse to execute a spousal counterpart signature page to this Agreement in the form attached to this Agreement as Exhibit C. If a Member who is a natural person and who is not married as of the date such Person becomes a Member should ever marry or is married as of the date such Person becomes a Member and becomes divorced and then remarries, as the case may be, during the term of this Agreement, then such Member covenants and agrees that such Member shall cause such Member’s spouse to execute a spousal counterpart signature page to this Agreement in the form attached to this Agreement as Exhibit C. Any spouse of a Member that executes this Agreement is doing so solely to evidence such spouse’s consent and agreement to take such actions as may be necessary to comply with the applicable provisions of this Agreement.

[Signatures on next page.]

The parties have executed this Agreement to be effective as of the Effective Date.

MEMBERS:

FLOURISH HOLDINGS, INC.

By:

Name:

Title:

GLOO HOLDINGS, LLC

By:

Name: Scott Beck

Title: President and Chief Executive Officer

Exhibit E

Installment Promissory Note

(see attached)

Exhibit D-1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY (AS DEFINED BELOW) THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

GLOO HOLDINGS, LLC

PROMISSORY NOTE

$3,180,000.00 January 3, 2025

For value received, Gloo Holdings, LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of Flourish Holdings, Inc., a Missouri corporation or its permitted assigns (the “Holder”) of this Promissory Note (this “Note”), the principal sum of Three Million One Hundred Eighty Thousand and No/100 Dollars ($3,180,000.00), due and payable on the dates and in the manner set forth below.

This Note is being issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith (the “Closing Date”), by and among Midwestern Interactive, LLC, a Missouri limited liability company and Matthew S. Johnson, an individual residing in the State of Missouri (“Johnson” and together with the Holder, the “Sellers” and each individually, a “Seller”), the Company and Holder (the “Purchase Agreement”). Each capitalized term used but not defined in this Note has the meaning ascribed to such term in the Purchase Agreement.

1. Interest Rate. This Note will bear interest at a rate of five percent (5%) per annum (the “Interest Rate”). If any amount payable hereunder is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus five percent (5%).

2. Payment Mechanics. Principal and interest on this Note shall be due and payable in accordance with the amortization schedule set forth on Schedule A to this Note (the “Amortization Schedule” and each such payment set forth on the Amortization Schedule, a “Regular Installment Payment” and collectively, the “Regular Installment Payments”); provided, however, that upon the consummation by the Company of a Qualified IPO (as hereinafter defined) or a Change of Control (as hereafter defined), the Regular Installment Payments shall be accelerated and paid in full by no later than five (5) Business Days following consummation of such Qualified IPO or Change of Control. Each Regular Installment Payment shall be made on the date set forth with respect to such Regular Installment Payment on Schedule A; provided that if any Regular Installment Payment becomes due on a day that is not a Business Day, such Regular Installment Payment shall be made on the next succeeding Business Day. For purposes of this Note, “Qualified IPO” means a firmly underwritten sale of the Purchaser Securities or other securities of the Company to the public effected pursuant to a regulation statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act, in which the gross offering proceeds are in excess of Fifty Million Dollars ($50,000,000.00) (determined prior to deductions for offering expenses and commissions paid to underwriters). For purposes of this Note, “Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of equity interests representing more than thirty-five percent (35%) of the aggregate voting power represented by the issued and outstanding equity interests of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) members of the board of directors of the Company on the date of this Agreement, (ii) nominated, appointed or approved by the board of directors of the Company (either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its board of directors in which such individual is named as a nominee for director) nor (iii) nominated, appointed or approved (either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its board of directors in which such individual is named as a nominee for director) by directors so nominated.

3. Payments. All Regular Installment Payments shall be in lawful money of the United States of America and shall be payable at the address of the Holder set forth on Holder’s signature page hereto, unless another place of payment shall be specified in writing by the Holder.

4. Set-Off. The Company shall have the right, in accordance with the terms of the Purchase Agreement, to set off any liability owed by any Seller to the Company pursuant to Article IX of the Purchase Agreement against the principal amount of this Note, such set off to be applied to any Regular Installment Payment in order of maturity.

5. Prepayment. The Company shall have the right to prepay this Note, in whole or in part, at any time without prior notice, consent, penalty or prepayment premium by paying the aggregate principal amount to be prepaid on the date of prepayment. Prepayments shall be applied to Regular Installment Payments in the order of their maturity, reducing the amount of such Regular Installment Payment(s) by the amount prepaid.

6. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

a. Failure to Pay. The Company fails to pay (i) any principal amount herender when due or (ii) interest or any other amount when due and such failure continues for fifteen (15) days.

b. Breach of Representations and Warranties. Any representation or warranty made by the Company hereunder is incorrect in any material respect on the date as of which such representation or warranty was made.

c. Breach of Covenants. The Company fails to observe or perform any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in Section 6.a above, and such failure continues for thirty (30) days after written notice to the Company.

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d. Bankruptcy.

i. The Company commences any case, proceeding, or other action (1) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (2) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

ii. There is commenced against the Company any case, proceeding, or other action of a nature referred to in Section 6.d.i which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

iii. There is commenced against the Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

iv. The Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

e. Judgments. One or more judgments or decrees in excess of $20,000,000.00 shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

Notwithstanding anything to the contrary in this Note, none of items b, c, or e above shall constitute an “Event of Default” hereunder unless (i) the Holder has delivered written notice of the occurrence (or continuance) of such (a “Default Notice”) and (ii) the Company has not, with thirty (30) days of its receipt of such Default Notice, cured such matter to the reasonable satisfaction of the Holder.

7. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, at its option, by written notice to the Company declare the entire principal amount hereunder, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 6.d shall occur, the principal hereunder and all accrued interest shall become immediately due and payable without any notice, declaration, or other act on the part of the Holder.

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8. Transfer Restrictions. This Note and any interest herein may not be transferred, pledged or hypothecated by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

9. Miscellaneous.

a. Notices. All notices and other communications pursuant to this Note must be in writing and will be deemed given if delivered personally, sent by electronic mail, sent by nationally recognized overnight courier, or mailed by registered or certified mail (return-receipt requested), postage prepaid, to either the Company or the Holder at its address set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify). Any such notice or communication will be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of electronic mail, on the date sent if sent before 5:00 p.m. Mountain Time, or if sent after such time, on the next Business Day after the date sent; (iii) in the case of a nationally recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date sent; and (iv) in the case of mailing, on the third (3rd) Business Day after that on which the piece of mail containing such communication is posted.

b. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, neither the Company nor the Holder may, assign, exchange or transfer their respective rights or obligations under this Note (whether voluntarily or involuntarily) without the prior written consent of the other party.

c. Governing Law and Jurisdiction. The laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom. Each of the Company and the Holder: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in Joplin, Missouri, (and each appellate court located in the State of Missouri) in connection with any action, claim, demand, charge, complaint, suit or other proceeding relating to this Note; (ii) agrees that each state and federal court located in Joplin, Missouri, will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such proceeding commenced in any state or federal court located in Joplin, Missouri, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

d. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

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e. Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived only with the prior written consent of the Company and the Holder.

f. Severability. If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Company and the Holder agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

g. Limitation of Liability. IN NO EVENT WILL THE COMPANY HAVE ANY LIABILITY ARISING HEREUNDER OR IN CONNECTION HEREWITH TO ANY PARTY OR OTHER PERSON FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY OR PERSON WILL BE ADVISED, WILL HAVE OTHER REASON TO KNOW, OR IN FACT WILL KNOW OF THE POSSIBILITY OF THE FOREGOING. FOR THE AVOIDANCE OF DOUBT, THE COMPANY’S PAYMENT OBLIGATIONS HEREUNDER SHALL BE SATISFIED UPON PAYMENT TO THE HOLDER OF AMOUNTS DUE AND PAYABLE HEREUNDER.

h. WAIVER OF JURY TRIAL. THE HOLDER AND THE COMPANY EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE HOLDER AND THE COMPANY EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

i. Prevailing Party. In the event of litigation between the parties hereto relating to this Note, the party that is determined by a final non-appealable order (or any order which such party elects not to appeal) of a court of competent jurisdiction to be the prevailing party shall be entitled to be reimbursed by the other party for all of the reasonable legal fees and disbursements such prevailing party has incurred in connection with such litigation, including any appeal therefrom.

j. Counterparts. This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and

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hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first set forth above.

GLOO HOLDINGS, LLC

By:
Name: Scott Beck
Title: President and Chief Executive Officer

Address for notice to the Company:

[Signature Page to Promissory Note]

Agreed to and Accepted by:

FLOURISH HOLDINGS, INC.

By:
Name: Matthew S. Johnson
Title: President

Address for notice to the Holder:

[Signature Page to Promissory Note]

Exhibit F

Permitted Indebtedness Promissory Note No. 1

(see attached)

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY (AS DEFINED BELOW) THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

GLOO HOLDINGS, LLC

PROMISSORY NOTE

$6,492,445.05 January 3, 2025

For value received, Gloo Holdings, LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of Flourish Holdings, Inc., a Missouri corporation or its permitted assigns (the “Holder”) of this Promissory Note (this “Note”), the principal sum of Six Million Four Hundred Ninety-Two Thousand Four Hundred Forty-Five and 05/100 Dollars ($6,492,445.05), due and payable on the dates and in the manner set forth below.

This Note is being issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith (the “Closing Date”), by and among Midwestern Interactive, LLC, a Missouri limited liability company and Matthew S. Johnson, an individual residing in the State of Missouri (“Johnson” and together with the Holder, the “Sellers” and each individually, a “Seller”), the Company and Holder (the “Purchase Agreement”). Each capitalized term used but not defined in this Note has the meaning ascribed to such term in the Purchase Agreement.

1. Interest Rate. This Note will bear interest at a rate of three and seven hundredths percent (3.07%) per annum (“Interest Rate”). If any amount payable hereunder is not paid when due, whether at stated maturity or otherwise, such overdue amount shall bear interest at the Interest Rate plus five percent (5%).

2. Payment Mechanics. Principal and interest on this Note shall be due and payable in accordance with the amortization schedule set forth on Schedule A to this Note (the “Amortization Schedule” and each such payment set forth on the Amortization Schedule, a “Regular Installment Payment” and collectively, the “Regular Installment Payments”). Each Regular Installment Payment shall be made on the date set forth with respect to such Regular Installment Payment on Schedule A; provided, that if any Regular Installment Payment becomes due on a day that is not a Business Day, such Regular Installment Payment shall be made on the next succeeding Business Day; provided, further, that a final payment shall be due and payable on June 15, 2042, at which time the entire unpaid principal plus accrued interest shall be due and payable immediately.

3. Payments. All Regular Installment Payments shall be in lawful money of the United States of America and shall be payable at the address of the Holder set forth on Holder’s signature page hereto, unless another place of payment shall be specified in writing by the Holder.

4. Set-Off. The Company shall have the right, in accordance with the terms of the Purchase Agreement, to set off any liability owed by any Seller to the Company pursuant to Article IX of the Purchase Agreement against the principal amount of this Note, such set off to be applied to any Regular Installment Payment in order of maturity.

5. Prepayment. The Company shall have the right to prepay this Note, in whole or in part, at any time without prior notice, consent, penalty or prepayment premium by paying the aggregate principal amount to be prepaid on the date of prepayment. Prepayments shall be applied to Regular Installment Payments in the order of their maturity, reducing the amount of such Regular Installment Payment(s) by the amount prepaid.

6. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

a. Failure to Pay. The Company fails to pay (i) any principal amount herender when due or (ii) interest or any other amount when due and such failure continues for fifteen (15) days.

b. Breach of Representations and Warranties. Any representation or warranty made by the Company hereunder is incorrect in any material respect on the date as of which such representation or warranty was made.

c. Breach of Covenants. The Company fails to observe or perform any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in Section 6.a above, and such failure continues for thirty (30) days after written notice to the Company.

d. Bankruptcy.

i. The Company commences any case, proceeding, or other action (1) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (2) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

ii. There is commenced against the Company any case, proceeding, or other action of a nature referred to in Section 6.d.i which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

iii. There is commenced against the Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution,

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or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

iv. The Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

e. Judgments. One or more judgments or decrees in excess of $20,000,000.00 shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

Notwithstanding anything to the contrary in this Note, none of items b, c, or e above shall constitute an “Event of Default” hereunder unless (i) the Holder has delivered written notice of the occurrence (or continuance) of such (a “Default Notice”) and (ii) the Company has not, within thirty (30) days of its receipt of such Default Notice, cured such matter to the reasonable satisfaction of the Holder.

7. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, at its option, by written notice to the Company declare the entire principal amount hereunder, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 6.d shall occur, the principal hereunder and all accrued interest shall become immediately due and payable without any notice, declaration, or other act on the part of the Holder.

8. Transfer Restrictions. This Note and any interest herein may not be transferred, pledged or hypothecated by the Holder without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed.

9. Miscellaneous.

a. Notices. All notices and other communications pursuant to this Note must be in writing and will be deemed given if delivered personally, sent by electronic mail, sent by nationally recognized overnight courier, or mailed by registered or certified mail (return-receipt requested), postage prepaid, to either the Company or the Holder at its address set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify). Any such notice or communication will be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of electronic mail, on the date sent if sent before 5:00 p.m. Mountain Time, or if sent after such time, on the next Business Day after the date sent; (iii) in the case of a nationally recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date sent; and (iv) in the case of mailing, on the third (3rd) Business Day after that on which the piece of mail containing such communication is posted.

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b. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, neither the Company nor the Holder may, assign, exchange or transfer their respective rights or obligations under this Note (whether voluntarily or involuntarily) without the prior written consent of the other party.

c. Governing Law and Jurisdiction. The laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom. Each of the Company and the Holder: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in Joplin, Missouri, (and each appellate court located in the State of Missouri) in connection with any action, claim, demand, charge, complaint, suit or other proceeding relating to this Note; (ii) agrees that each state and federal court located in Joplin, Missouri, will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such proceeding commenced in any state or federal court located in Joplin, Missouri, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

d. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

e. Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived only with the prior written consent of the Company and the Holder.

f. Severability. If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Company and the Holder agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

g. Limitation of Liability. IN NO EVENT WILL THE COMPANY HAVE ANY LIABILITY ARISING HEREUNDER OR IN CONNECTION HEREWITH TO ANY PARTY OR OTHER PERSON FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY OR PERSON WILL BE ADVISED, WILL HAVE OTHER REASON TO KNOW, OR IN FACT WILL KNOW OF THE POSSIBILITY OF THE FOREGOING. FOR THE AVOIDANCE OF DOUBT, THE COMPANY’S PAYMENT OBLIGATIONS

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HEREUNDER SHALL BE SATISFIED UPON PAYMENT TO THE HOLDER OF AMOUNTS DUE AND PAYABLE HEREUNDER.

h. WAIVER OF JURY TRIAL. THE HOLDER AND THE COMPANY EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE HOLDER AND THE COMPANY EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

i. Prevailing Party. In the event of litigation between the parties hereto relating to this Note, the party that is determined by a final non-appealable order (or any order which such party elects not to appeal) of a court of competent jurisdiction to be the prevailing party shall be entitled to be reimbursed by the other party for all of the reasonable legal fees and disbursements such prevailing party has incurred in connection with such litigation, including any appeal therefrom.

j. Counterparts. This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

[REMAINDER OF THE PAGE LEFT BLANK; SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first set forth above.

GLOO HOLDINGS, LLC

By:

Name: Scott Beck

Title: President and Chief Executive Officer

Address for notice to the Company:

[Signature Page to Promissory Note]

Agreed to and Accepted by:

FLOURISH HOLDINGS, INC.

By:

Name: Matthew S. Johnson

Title: President

Address for notice to the Holder:

[Signature Page to Promissory Note]

Exhibit G

Permitted Indebtedness Promissory Note No. 2

(see attached)

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY (AS DEFINED BELOW) THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

GLOO HOLDINGS, LLC

PROMISSORY NOTE

$2,374,025.35 January 3, 2025

For value received, in accordance with the terms and subject to the conditions of this Promissory Note (this “Note”), Gloo Holdings, LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of Matthew S. Johnson, an individual residing in the State of Missouri (“Holder”), the principal sum of Two Million Three Hundred Seventy-Four Thousand Twenty-Five and 35/100 Dollars ($2,374,025.35) (the “Principal Amount”), due and payable on the dates and in the manner set forth below.

This Note is being issued pursuant to and in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of even date herewith, by and among Midwestern Interactive, LLC, a Missouri limited liability company (“Midwestern”), Flourish Holdings, Inc., a Missouri corporation (together with Holder, the “Sellers”), the Company and Holder (the “Purchase Agreement”). Each capitalized term used but not defined in this Note has the meaning ascribed to such term in the Purchase Agreement.

Midwestern is the borrower under that certain Promissory Note, dated June 30, 2022 (the “Buyout Note”), issued to the People’s Bank of Seneca (“Seneca”) having a principal amount of $2,700,000. The proceeds of the Buyout Note were used to finance the acquisition by Holder of all of the membership interests of Midwestern not previously owned by Holder. Notwithstanding that Midwestern is the borrower under the Buyout Note, all payments owed under it have been made by Holder, not Midwestern. As of the date of this Note, the outstanding principal balance on the Buyout Note equals the Principal Amount.

1. Interest Rate. This Note will bear interest at a rate of 4.75% per annum (“Interest Rate”). If any amount payable hereunder is not paid when due, whether at stated maturity or otherwise, such overdue amount shall bear interest at the Interest Rate plus 5.0%.

2. Payment Mechanics. Principal and interest on this Note shall be due and payable in accordance with the amortization schedule set forth on Schedule A to this Note (the “Amortization Schedule” and each such payment set forth on the Amortization Schedule, a “Installment Payment” and collectively, the “Installment Payments”). Each Installment Payment shall be made on the date set forth with respect to such Installment Payment on Schedule A; provided, that if any Installment Payment becomes due on a day that is not a Business Day, such Installment Payment shall be made on the next succeeding Business Day; provided, further, that the final Installment Payment shall be due and payable on June 15, 2029, at which time the entire remaining unpaid principal plus accrued interest shall be due and payable immediately.

3. Payments; Late Charge. All Installment Payments shall be in lawful money of the United States of America and shall be payable at the address of the Holder set forth on Holder’s signature page hereto, unless another place of payment shall be specified in writing by the Holder.

4. Use of Proceeds. Payments made under this Note will be used by Holder for the sole and exclusive purpose of making payments, as and when due, under the Buyout Note. Accordingly, promptly, and in any event no later than ten (10) days, following Holder’s receipt of an Installment Payment, Holder shall (a) pay the full amount of such Installment Payment to Seneca in accordance with the terms and conditions of the Buyout Note (each such payment to Seneca, a “Mandatory Payment”) and (b) provide reasonable evidence to the Company of the making of such Mandatory Payment ((a) and (b) collectively, the “Mandatory Payment Conditions”). If the Mandatory Payment Conditions are not satisfied with respect to any Installment Payment made by the Company to Holder and, as a result, the Company makes such Mandatory Payment to Seneca, then (x) the Company’s obligation to make the subsequent regularly scheduled Installment Payment (the “Subsequent Installment Payment”) will be, without the requirement of any further action by any party, cancelled and (y) the Company’s obligations with respect each other Installment Payment will be suspended until Holder has provided to the Company reasonable evidence, as determined by the Company in its reasonable discretion, of Holder’s making of such Mandatory Payment to Seneca (a “Mandatory Payment Cure”). For the avoidance of doubt, if Holder has not completed a Mandatory Payment Cure on or before the due date of the Subsequent Installment Payment, and provided that the Company makes such corresponding Mandatory Payment to Seneca, then the Company’s obligations with respect to the Installment Payment due after the Subsequent Installment Payment will also be cancelled (and so on and so forth with respect to all subsequent Installment Payments) until completion of a Mandatory Payment Cure by Holder.

5. Set-Off. The Company shall have the right, in accordance with the terms of the Purchase Agreement, to set off any liability owed by any Sellers to the Company pursuant to Article IX of the Purchase Agreement against the principal amount of this Note, such set off to be applied to any Installment Payment in order of maturity.

6. Prepayment. The Company shall have the right to prepay this Note, in whole or in part, at any time without prior notice, consent, penalty or prepayment premium by paying the aggregate principal amount to be prepaid on the date of prepayment. Prepayments shall be applied to Installment Payments in the order of their maturity, reducing the amount of such Installment Payment(s) by the amount prepaid.

7. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

a. Failure to Pay. The Company fails to pay (i) any principal amount herender when due or (ii) interest or any other amount when due and such failure continues for fifteen (15) days.

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b. Breach of Representations and Warranties. Any representation or warranty made by the Company hereunder is incorrect in any material respect on the date as of which such representation or warranty was made.

c. Breach of Covenants. The Company fails to observe or perform any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in Section 7.a above, and such failure continues for thirty (30) days after written notice to the Company.

d. Bankruptcy.

i. The Company commences any case, proceeding, or other action (1) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (2) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

ii. There is commenced against the Company any case, proceeding, or other action of a nature referred to in Section 7.d.i which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

iii. There is commenced against the Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

iv. The Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

e. Judgments. One or more judgments or decrees in excess of $20,000,000.00 shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

Notwithstanding anything to the contrary in this Note, none of items b, c, or e above shall constitute an “Event of Default” hereunder unless (i) the Holder has delivered written notice of the occurrence (or continuance) of such (a “Default Notice”) and (ii) the Company has not, within thirty (30) days of its receipt of such Default Notice, cured such matter to the reasonable satisfaction of the Holder.

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8. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, at its option, by written notice to the Company declare the entire principal amount hereunder, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 7.d shall occur, the principal hereunder and all accrued interest shall become immediately due and payable without any notice, declaration, or other act on the part of the Holder.

9. Transfer Restrictions. This Note and any interest herein may not be transferred, pledged or hypothecated by the Holder without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed.

10. Miscellaneous.

a. Notices. All notices and other communications pursuant to this Note must be in writing and will be deemed given if delivered personally, sent by electronic mail, sent by nationally recognized overnight courier, or mailed by registered or certified mail (return-receipt requested), postage prepaid, to either the Company or the Holder at its address set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify). Any such notice or communication will be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of electronic mail, on the date sent if sent before 5:00 p.m. Mountain Time, or if sent after such time, on the next Business Day after the date sent; (iii) in the case of a nationally recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date sent; and (iv) in the case of mailing, on the third (3rd) Business Day after that on which the piece of mail containing such communication is posted.

b. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, neither the Company nor the Holder may, assign, exchange or transfer their respective rights or obligations under this Note (whether voluntarily or involuntarily) without the prior written consent of the other party.

c. Governing Law and Jurisdiction. The laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom. Each of the Company and the Holder: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in Joplin, Missouri, (and each appellate court located in the State of Missouri) in connection with any action, claim, demand, charge, complaint, suit or other proceeding relating to this Note; (ii) agrees that each state and federal court located in Joplin, Missouri, will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any

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such proceeding commenced in any state or federal court located in Joplin, Missouri, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

d. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

e. Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived only with the prior written consent of the Company and the Holder.

f. Severability. If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Company and the Holder agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

g. Limitation of Liability. IN NO EVENT WILL THE COMPANY HAVE ANY LIABILITY ARISING HEREUNDER OR IN CONNECTION HEREWITH TO ANY PARTY OR OTHER PERSON FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY OR PERSON WILL BE ADVISED, WILL HAVE OTHER REASON TO KNOW, OR IN FACT WILL KNOW OF THE POSSIBILITY OF THE FOREGOING. FOR THE AVOIDANCE OF DOUBT, THE COMPANY’S PAYMENT OBLIGATIONS HEREUNDER SHALL BE SATISFIED UPON PAYMENT TO THE HOLDER OF AMOUNTS DUE AND PAYABLE HEREUNDER.

h. WAIVER OF JURY TRIAL. THE HOLDER AND THE COMPANY EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE HOLDER AND THE COMPANY EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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i. Prevailing Party. In the event of litigation between the parties hereto relating to this Note, the party that is determined by a final non-appealable order (or any order which such party elects not to appeal) of a court of competent jurisdiction to be the prevailing party shall be entitled to be reimbursed by the other party for all of the reasonable legal fees and disbursements such prevailing party has incurred in connection with such litigation, including any appeal therefrom.

j. Counterparts. This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

[REMAINDER OF THE PAGE LEFT BLANK; SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first set forth above.

GLOO HOLDINGS, LLC

By:

Name: Scott Beck

Title: President and Chief Executive Officer

Address for notice to the Company:

[Signature Page to Promissory Note]

Agreed to and Accepted by:

Matthew S. Johnson

Matthew S. Johnson

Address for notice to the Holder:

[Signature Page to Promissory Note]